Filed pursuant to Rule 424(b)(5)
Registration Nos. 333-160987, 333-160987-01,
333-160987-02, 333-160987-03,
333-160987-04, 333-160987-05,
333-160987-06, 333-160987-07
and 333-160987-08

The information in this preliminary prospectus supplement is not complete and may be changed. Neither this preliminary prospectus supplement nor the accompanying prospectus is an offer to sell these securities and neither is soliciting any offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus Supplement dated June 11, 2012

PROSPECTUS SUPPLEMENT
(To prospectus dated August 3, 2009)

NextEra Energy Capital Holdings, Inc.
$

Series H Junior Subordinated Debentures due June 15, 2072

The Series H Junior Subordinated Debentures will
be Unconditionally and Irrevocably Guaranteed by
NextEra Energy, Inc.

          The Series H Junior Subordinated Debentures (the "Junior Subordinated Debentures") will bear interest at        % per year. NextEra Energy Capital Holdings, Inc., formerly known as FPL Group Capital Inc ("NEE Capital"), will pay interest on the Junior Subordinated Debentures on March 15, June 15, September 15 and December 15 of each year, beginning September 15, 2012. The Junior Subordinated Debentures will be issued in registered form and in denominations of $25 and integral multiples thereof. The Junior Subordinated Debentures will mature on June 15, 2072. NEE Capital, at its option, may redeem the Junior Subordinated Debentures at the times and the prices described in this prospectus supplement.

          NEE Capital may defer interest payments on the Junior Subordinated Debentures on one or more occasions for up to 10 consecutive years per deferral period as described in this prospectus supplement. Deferred interest payments will accrue additional interest at a rate equal to the interest rate on the Junior Subordinated Debentures, to the extent permitted by applicable law.

          NEE Capital intends to apply to list the Junior Subordinated Debentures on the New York Stock Exchange. If approved for listing, trading on the New York Stock Exchange is expected to commence within 30 days after the Junior Subordinated Debentures are first issued.

          See "Risk Factors" beginning on page S-6 of this prospectus supplement to read about certain factors you should consider before making an investment in the Junior Subordinated Debentures.

          Neither the Securities and Exchange Commission nor any other securities commission in any jurisdiction has approved or disapproved of the Junior Subordinated Debentures or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Junior Subordinated Debenture	Total
Price to Public(1)	$	$
Underwriting Discount(2)	$	$
Proceeds to NEE Capital (before expenses)(2)	$	$

(1)
In addition to the Price to Public set forth above, each purchaser will pay an amount equal to the interest, if any, accrued on the Junior Subordinated Debentures from the date that the Junior Subordinated Debentures are originally issued to the date that they are delivered to that purchaser.

(2)
Underwriting commissions of $            per Junior Subordinated Debenture (or up to $            for all Junior Subordinated Debentures) will be deducted from the proceeds paid to NEE Capital by the underwriters. However, the commission will be $            per Junior Subordinated Debenture for sales to institutions and, to the extent of such sales, the total underwriting discount will be less than the amount set forth herein. As a result of sales to institutions, the total proceeds to NEE Capital increased by $            . Other expenses of the offering will be paid by NEE Capital except as discussed under "Underwriting" in this prospectus supplement.

          The underwriters will have the option to purchase up to an additional $            in principal amount of the Junior Subordinated Debentures in order to cover over-allotments, if any. If the option is exercised, any such Junior Subordinated Debentures are expected to be delivered on or about the same date set forth below. Should the underwriters exercise this option in full, the total public offering price, underwriting discount and proceeds, before expenses, to NEE Capital will be $            , $            and $            , respectively.

          The Junior Subordinated Debentures are expected to be delivered in book-entry only form through The Depository Trust Company for the accounts of its participants on or about June     , 2012.

          UBS Investment Bank acted as structuring advisor and Wells Fargo Securities acted as billing and delivery agent for this transaction.

Joint Book-Running Managers

BofA Merrill Lynch	Citigroup	Morgan Stanley	UBS Investment Bank	Wells Fargo Securities

Co-Managers

Raymond James	RBC Capital Markets

The date of this prospectus supplement is June     , 2012.

You should rely only on the information incorporated by reference or provided in this prospectus supplement and in the accompanying prospectus and in any written communication from NEE Capital, NextEra Energy, Inc. (“NEE”) or the underwriters specifying the final terms of the offering.  None of NEE Capital, NEE or the underwriters has authorized anyone else to provide you with additional or different information.  None of NEE Capital, NEE or the underwriters is making an offer of the Junior Subordinated Debentures in any jurisdiction where the offer is not permitted.  You should not assume that the information in this prospectus supplement or in the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

PROSPECTUS SUPPLEMENT SUMMARY

You should read the following summary in conjunction with the more detailed information incorporated by reference or provided in this prospectus supplement or in the accompanying prospectus.  This prospectus supplement and the accompanying prospectus contain forward-looking statements (as that term is defined in the Private Securities Litigation Reform Act of 1995).  Forward-looking statements should be read with the cautionary statements in the accompanying prospectus under the heading “Forward-Looking Statements” and the important factors discussed in this prospectus supplement and in the incorporated documents.  To the extent the following information is inconsistent with the information in the accompanying prospectus, you should rely on the following information.  You should pay special attention to the “Risk Factors” section beginning on page S-6 of this prospectus supplement to determine whether an investment in the Junior Subordinated Debentures is appropriate for you.

NEE CAPITAL

The information in this section replaces the information in the “FPL Group Capital” section on page 8 of the accompanying prospectus.

NEE Capital owns and provides funding for all of NEE’s operating subsidiaries other than Florida Power & Light Company (“FPL”) and its subsidiaries.  NEE Capital was incorporated in 1985 as a Florida corporation and is a wholly owned subsidiary of NEE.

NEE Capital’s principal executive offices are located at 700 Universe Boulevard, Juno Beach, Florida 33408, telephone number (561) 694 4000, and its mailing address is P.O. Box 14000, Juno Beach, Florida 33408-0420.

NEE

The information in this section replaces the information in the “FPL Group” section on page 8 of the accompanying prospectus.

NEE has two principal operating subsidiaries, FPL and, indirectly through NEE Capital, NextEra Energy Resources, LLC (“NEER”).  FPL is a rate regulated electric utility engaged primarily in the generation, transmission, distribution and sale of electric energy in Florida.  NEER is NEE’s competitive energy subsidiary which produces the majority of its electricity from clean and renewable sources.  NEE is a holding company incorporated in 1984 as a Florida corporation.

NEE’s principal executive offices are located at 700 Universe Boulevard, Juno Beach, Florida 33408, telephone number (561) 694-4000, and its mailing address is P.O. Box 14000, Juno Beach, Florida 33408-0420.

SUMMARY—Q&A

What securities are being offered pursuant to this prospectus supplement?

NEE Capital is offering $           aggregate principal amount ($             if the underwriters exercise their over-allotment option in full) of its Series H Junior Subordinated Debentures due June 15, 2072, which will be referred to as the “Junior Subordinated Debentures” in this prospectus supplement.  NEE Capital’s corporate parent, NEE, has agreed to unconditionally and irrevocably guarantee the payment of principal, interest and premium, if any, on the Junior Subordinated Debentures.  The Junior Subordinated Debentures will be issued in denominations of $25 and integral multiples thereof.

What interest will be paid by NEE Capital?

The Junior Subordinated Debentures will bear interest at       % per year.  Subject to NEE Capital’s right to defer interest payments as described below, interest is payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning September 15, 2012.

For a more complete description of interest payable on the Junior Subordinated Debentures, see “Specific Terms of the Junior Subordinated Debentures—Interest and Payment.”

What are the record dates for the payment of interest?

So long as all of the Junior Subordinated Debentures remain in book-entry only form, the record date for each interest payment date will be the close of business on the business day (as defined below under “Specific Terms of the Junior Subordinated Debentures—Interest and Payment”) immediately preceding the applicable interest payment date.  If any of the Junior Subordinated Debentures do not remain in book-entry only form, the record date for each interest payment date will be the close of business on the fifteenth calendar day immediately preceding the applicable interest payment date.

When can payment of interest be deferred?

So long as there is no event of default under the subordinated indenture pursuant to which the Junior Subordinated Debentures will be issued, NEE Capital may defer interest payments on the Junior Subordinated Debentures, from time to time, for one or more periods (each, an “Optional Deferral Period”) of up to 10 consecutive years per Optional Deferral Period.  In other words, NEE Capital may declare at its discretion up to a 10-year interest payment moratorium on the Junior Subordinated Debentures, and may choose to do that on more than one occasion.  NEE Capital may not defer payments beyond the maturity date of the Junior Subordinated Debentures (which is June 15, 2072).  Any deferred interest on the Junior Subordinated Debentures will accrue additional interest at a rate equal to the interest rate on the Junior Subordinated Debentures, to the extent permitted by applicable law.  Once all accrued and unpaid interest on the Junior Subordinated Debentures has been paid, NEE Capital can begin a new Optional Deferral Period.  However, NEE Capital has no current intention of deferring interest payments on the Junior Subordinated Debentures.

For a more complete description of NEE Capital’s ability to defer the payment of interest, see “Specific Terms of the Junior Subordinated Debentures—Option to Defer Interest Payments” and “Specific Terms of the Junior Subordinated Debentures—Modification of the Subordinated Indenture” in this prospectus supplement and “Description of FPL Group and FPL Group Capital Junior Subordinated Debentures and FPL Group Subordinated Guarantee—Option to Defer Interest Payments” in the accompanying prospectus.

What restrictions are imposed on NEE Capital and NEE during an Optional Deferral Period?

During any period in which NEE Capital defers interest payments on the Junior Subordinated Debentures, neither NEE nor NEE Capital will, and each will cause their majority-owned subsidiaries not to, do any of the following (with limited exceptions):

•                  declare or pay any dividend or distribution on NEE’s or NEE Capital’s capital stock;

•                  redeem, purchase, acquire or make a liquidation payment with respect to any of NEE’s or NEE Capital’s capital stock;

•                  pay any principal, interest or premium on, or repay, repurchase or redeem any of NEE’s or NEE Capital’s debt securities that are equal or junior in right of payment with the Junior Subordinated Debentures or NEE’s guarantee (the “Subordinated Guarantee”) of NEE Capital’s payment obligations under the Junior Subordinated Debentures (as the case may be); or

•                  make any payments with respect to any NEE or NEE Capital guarantee of debt securities if such guarantee is equal or junior in right of payment to the Junior Subordinated Debentures or the Subordinated Guarantee (as the case may be).

See “Specific Terms of the Junior Subordinated Debentures—Option to Defer Interest Payments” and “Specific Terms of the Junior Subordinated Debentures—Modification of the Subordinated Indenture” (which describes the right of NEE and NEE Capital to modify the restrictions described above) in this prospectus supplement and “Description of FPL Group and FPL Group Capital Junior Subordinated Debentures and FPL Group Subordinated Guarantee—Option to Defer Interest Payments” (which includes a description of the limited exceptions to the restrictions described above) in the accompanying prospectus.

Even though you will not receive any interest payments on your Junior Subordinated Debentures during an Optional Deferral Period, you likely will be required to include amounts in income for United States federal income tax purposes during such period, regardless of your method of accounting for United States federal income tax purposes.  You should consult with your own tax advisor regarding the tax consequences of an investment in the Junior Subordinated Debentures.  See “Material United States Federal Income Tax Consequences—U.S. Holders” in this prospectus supplement.

If NEE Capital defers interest for a period of 10 consecutive years from the commencement of an Optional Deferral Period, NEE Capital will be required to pay all accrued and unpaid interest at the conclusion of the 10-year period, and to the extent it does not do so, NEE will be required to make guarantee payments in accordance with the Subordinated Guarantee with respect thereto.  If NEE Capital fails to pay in full all accrued and unpaid interest at the conclusion of the 10-year period, such failure continues for 30 days and NEE fails to make guarantee payments with respect thereto, an event of default that gives rise to acceleration of principal and interest on the Junior Subordinated Debentures will occur under the subordinated indenture pursuant to which the Junior Subordinated Debentures will be issued.  See “Description of FPL Group and FPL Group Capital Junior Subordinated Debentures and FPL Group Subordinated Guarantee—Events of Default” and “Description of FPL Group and FPL Group Capital Junior Subordinated Debentures and FPL Group Subordinated Guarantee—Remedies” in the accompanying prospectus.

When can NEE Capital redeem the Junior Subordinated Debentures?

NEE Capital may redeem the Junior Subordinated Debentures at its option before their maturity:

•                  in whole or in part on one or more occasions before June 15, 2017 at 100% of their principal amount plus accrued and unpaid interest plus any applicable “make-whole premium;”

•                  in whole or in part on one or more occasions on or after June 15, 2017 at 100% of their principal amount plus accrued and unpaid interest;

•                  in whole but not in part before June 15, 2017 at 100% of their principal amount plus accrued and unpaid interest, if certain changes in tax laws, regulations or interpretations occur; or

•                  in whole but not in part before June 15, 2017 at 102% of their principal amount plus accrued and unpaid interest if a rating agency makes certain changes in the equity credit methodology for securities such as the Junior Subordinated Debentures.

The circumstances under which the Junior Subordinated Debentures may be redeemed, and the redemption prices, are more fully described below under the captions “Specific Terms of the Junior Subordinated Debentures—Optional Redemption,” “Specific Terms of the Junior Subordinated Debentures—Right to Redeem Upon a Tax Event,” and “Specific Terms of the Junior Subordinated Debentures—Right to Redeem Upon a Rating Agency Event” in this prospectus supplement.

What is the ranking of the Junior Subordinated Debentures and the Subordinated Guarantee?

NEE Capital’s payment obligation under the Junior Subordinated Debentures will be unsecured and will rank junior and be subordinated in right of payment and upon liquidation to all of NEE Capital’s Senior Indebtedness, and NEE’s payment obligation under the Subordinated Guarantee will be unsecured and will rank junior and be subordinated in right of payment and upon liquidation to all of NEE’s Senior Indebtedness.  Senior Indebtedness of NEE Capital and NEE are defined below under “Specific Terms of the Junior Subordinated Debentures—Ranking of the Junior Subordinated Debentures and the Subordinated Guarantee.” However, the Junior Subordinated Debentures and the Subordinated Guarantee will rank equally in right of payment with any Pari Passu Securities, as defined below under “Specific Terms of the Junior Subordinated Debentures—Ranking of the Junior Subordinated Debentures and the Subordinated Guarantee.”

NEE Capital is a holding company that derives substantially all of its income from its operating subsidiaries.  NEE Capital’s subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts on the Junior Subordinated Debentures or to make any funds available for such payment.  Therefore, the Junior Subordinated Debentures will be effectively subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock issued, guaranteed or otherwise incurred by NEE Capital’s subsidiaries.  In addition to trade liabilities, many of NEE Capital’s operating subsidiaries incur debt in order to finance their business activities.  All of this indebtedness will be effectively senior to the Junior Subordinated Debentures.  The subordinated indenture pursuant to which the Junior Subordinated Debentures will be issued does not place any limit on the amount of Senior Indebtedness that NEE Capital may issue, guarantee or otherwise incur or the amount of liabilities, including debt or preferred stock, that NEE Capital’s subsidiaries may issue, guarantee or otherwise incur.  NEE Capital expects from time to time to incur additional indebtedness and other liabilities and to guarantee indebtedness that will be senior to the Junior Subordinated Debentures.  At June 8, 2012, NEE Capital’s Senior Indebtedness, on an unconsolidated basis, totaled approximately $7.0 billion.

NEE is a holding company that derives substantially all of its income from its operating subsidiaries.  NEE’s subsidiaries are separate and distinct legal entities and, other than NEE Capital, have no obligation to pay any amounts on the Junior Subordinated Debentures or to make any funds available for such payment.  Therefore, the Subordinated Guarantee will be effectively subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock issued, guaranteed or otherwise incurred by NEE’s subsidiaries.  In addition to trade liabilities, many of NEE’s operating subsidiaries incur debt in order to finance their business activities.  All of this indebtedness will be effectively senior to the Subordinated Guarantee.  The subordinated indenture pursuant to which the Junior Subordinated Debentures will be issued does not place any limit on the amount of Senior Indebtedness that NEE may issue, guarantee or otherwise incur or the amount of liabilities, including debt or preferred stock, that NEE’s subsidiaries may issue, guarantee or otherwise incur.  NEE expects from time to time to incur additional indebtedness and other liabilities and to guarantee indebtedness that will be senior to the Subordinated Guarantee.  At June 8, 2012, NEE’s Senior Indebtedness, on an unconsolidated basis, totaled approximately $7.0 billion, which amount consisted solely of NEE’s guarantees of NEE Capital indebtedness referred to in the paragraph above.

Will the Junior Subordinated Debentures be listed on a stock exchange?

NEE Capital intends to apply to list the Junior Subordinated Debentures on the New York Stock Exchange.  If approved for listing, trading of the Junior Subordinated Debentures on the New York Stock Exchange is expected to commence within 30 days after they are first issued.

In what form will the Junior Subordinated Debentures be issued?

The Junior Subordinated Debentures will be represented by one or more global certificates and registered in the name of The Depository Trust Company (“DTC”) or its nominee, and deposited with the subordinated indenture trustee on behalf of DTC.  This means that you will not receive a certificate for your Junior Subordinated Debentures and that your broker will maintain your position in the Junior Subordinated Debentures.  NEE Capital expects that the Junior Subordinated Debentures will be ready for delivery through DTC on or about the date indicated on the cover of this prospectus supplement.

What are the principal United States federal income tax consequences related to the Junior Subordinated Debentures?

In connection with the issuance of the Junior Subordinated Debentures, NEE Capital and NEE will receive an opinion from Morgan, Lewis & Bockius LLP that, for United States federal income tax purposes, the Junior Subordinated Debentures will be treated as indebtedness of NEE Capital (although there is no controlling authority directly on point).  This opinion is subject to certain customary conditions and is not binding on the Internal Revenue Service.  See “Material United States Federal Income Tax Consequences—Classification of the Junior Subordinated Debentures.”

Each holder of Junior Subordinated Debentures will, by accepting the Junior Subordinated Debentures or a beneficial interest therein, be deemed to have agreed that the holder intends that the Junior Subordinated Debentures constitute indebtedness and will treat the Junior Subordinated Debentures as indebtedness for all United States federal, state and local tax purposes.  NEE Capital intends to treat the Junior Subordinated Debentures in the same manner.

If NEE Capital elects to defer interest on the Junior Subordinated Debentures for one or more Optional Deferral Periods, the holders of the Junior Subordinated Debentures likely will be required to include amounts in income for United States federal income tax purposes during such period, regardless of such holder’s method of accounting for United States federal income tax purposes and notwithstanding that no interest payments will be made on the Junior Subordinated Debentures during such periods.

May additional Junior Subordinated Debentures of the same series be issued?

All Junior Subordinated Debentures need not be issued at the same time, and the series may be re-opened for issuances of additional Junior Subordinated Debentures of that series.  This means that NEE Capital may from time to time, without notice to, or the consent of, the existing holders of the Junior Subordinated Debentures, create and issue additional Junior Subordinated Debentures.  Such additional Junior Subordinated Debentures will have the same terms as the Junior Subordinated Debentures in all respects (except for the payment of interest accruing prior to the issue date of the additional Junior Subordinated Debentures or except for the first payments of interest following the issue date of the additional Junior Subordinated Debentures) so that the additional Junior Subordinated Debentures may be consolidated and form a single series with the Junior Subordinated Debentures.

In addition, NEE Capital has granted the underwriters an option to purchase up to an additional $           in principal amount of the Junior Subordinated Debentures in order to cover over-allotments, if any.

RISK FACTORS

The information in this section replaces the information in the “Risk Factors” section beginning on page 2 of the accompanying prospectus.

Before purchasing the Junior Subordinated Debentures, investors should carefully consider the following risk factors together with the risk factors and other information incorporated by reference or provided in the accompanying prospectus or in this prospectus supplement in order to evaluate an investment in the Junior Subordinated Debentures.

Risks Relating to NEE’s and NEE Capital’s Business

Regulatory, Legislative and Legal Risks

NEE’s and NEE Capital’s business, financial condition, results of operations and prospects may be adversely affected by the extensive regulation of their business.

The operations of NEE and NEE Capital are subject to complex and comprehensive federal, state and other regulation.  This extensive regulatory framework, portions of which are more specifically identified in the following risk factors, regulates, among other things and to varying degrees, NEE’s and NEE Capital’s industries, rates and cost structures, operation of nuclear power facilities, construction and operation of generation, transmission and distribution facilities and natural gas and oil production, transmission and fuel storage facilities, acquisition, disposal, depreciation and amortization of facilities and other assets, decommissioning costs and funding, service reliability, wholesale and retail competition, and commodities trading and derivatives transactions.  In their business planning and in the management of their operations, NEE and NEE Capital must address the effects of regulation on their business and any inability or failure to do so adequately could have a material adverse effect on their business, financial condition, results of operations and prospects.

NEE’s and NEE Capital’s business, financial condition, results of operations and prospects could be materially adversely affected if they are unable to recover in a timely manner any significant amount of costs, a return on certain assets or an appropriate return on capital through base rates, cost recovery clauses, other regulatory mechanisms or otherwise.

FPL, a wholly-owned subsidiary of NEE, is a regulated entity subject to the jurisdiction of the Florida Public Service Commission (“FPSC”) over a wide range of business activities, including, among other items, the retail rates charged to its customers through base rates and cost recovery clauses, the terms and conditions of its services, procurement of electricity for its customers, issuance of securities, and aspects of the siting and operation of its generating plants and transmission and distribution systems for the sale of electric energy.  The FPSC has the authority to disallow recovery by FPL of costs that it considers excessive or imprudently incurred and to determine the level of return that FPL is permitted to earn on its investments.  The regulatory process, which may be adversely affected by the political, regulatory and economic environment in Florida and elsewhere, limits FPL’s ability to increase earnings and does not provide any assurance as to achievement of authorized or other earnings levels.  NEE’s business, financial condition, results of operations and prospects could be materially adversely affected if any material amount of costs, a return on certain assets or an appropriate return on capital cannot be recovered through base rates, cost recovery clauses, other regulatory mechanisms or otherwise.  Lone Star Transmission, LLC (“Lone Star”), an indirect wholly-owned subsidiary of NEE Capital that is a regulated electric transmission utility subject to the jurisdiction of the Public Utility Commission of Texas, is subject to similar risks.

Regulatory decisions that are important to NEE and NEE Capital may be materially adversely affected by political, regulatory and economic factors.

The local and national political, regulatory and economic environment has had, and may in the future have, an adverse effect on FPSC decisions with negative consequences for FPL.  These decisions may require, for example, FPL to cancel or delay planned development activities, to reduce or delay other planned capital expenditures or to pay for investments or otherwise incur costs that it may not be able to recover through rates, each of which could have a material adverse effect on the business, financial condition, results of operations and prospects of NEE.  Lone Star is subject to similar risks.

FPL’s use of derivative instruments could be subject to prudence challenges and, if found imprudent, could result in disallowances of cost recovery for such use by the FPSC.

In the event that the FPSC engages in a prudence review of FPL’s use of derivative instruments and finds such use to be imprudent, the FPSC could deny cost recovery for such use by FPL.  Such an outcome could have a material adverse effect on NEE’s business, financial condition, results of operations and prospects.

Any reductions to, or the elimination of, governmental incentives that support renewable energy, including, but not limited to, tax incentives, renewable portfolio standards (“RPS”) or feed-in tariffs, or the imposition of additional taxes or other assessments on renewable energy, could result in, among other items, the lack of a satisfactory market for the development of new renewable energy projects, NEER abandoning the development of renewable energy projects, a loss of NEER’s investments in renewable energy projects and reduced project returns, any of which could have a material adverse effect on NEE’s and NEE Capital’s business, financial condition, results of operations and prospects.

NEER depends heavily on government policies that support renewable energy and enhance the economic feasibility of developing and operating wind and solar energy projects in regions in which NEER operates or plans to develop and operate renewable energy facilities.  The federal government, a majority of the 50 U.S. states and portions of Canada and Spain provide incentives, such as tax incentives, RPS or feed-in tariffs, that support the sale of energy from renewable energy facilities, such as wind and solar energy facilities. As a result of budgetary constraints, political factors or otherwise, governments from time to time may review their policies that support renewable energy and consider actions to make the policies less conducive to the development and operation of renewable energy facilities.  Any reductions to, or the elimination of, governmental incentives that support renewable energy, or the imposition of additional taxes or other assessments on renewable energy, could result in, among other items, the lack of a satisfactory market for the development of new renewable energy projects, NEER abandoning the development of renewable energy projects, a loss of NEER’s investments in the projects and reduced project returns, any of which could have a material adverse effect on NEE’s and NEE Capital’s business, financial condition, results of operations and prospects.

NEE’s and NEE Capital’s business, financial condition, results of operations and prospects could be materially adversely affected as a result of new or revised laws, regulations or interpretations or other regulatory initiatives.

NEE’s and NEE Capital’s business is influenced by various legislative and regulatory initiatives, including, but not limited to, initiatives regarding deregulation or restructuring of the energy industry, regulation of the commodities trading and derivatives markets, and environmental regulation, such as regulation of air emissions, regulation of water consumption and water discharges, and regulation of gas and oil infrastructure operations, as well as associated environmental permitting.  Changes in the nature of the regulation of NEE’s and NEE Capital’s business could have a material adverse effect on NEE’s and NEE Capital’s results of operations.  NEE and NEE Capital are unable to predict future legislative or regulatory changes, initiatives or interpretations, although any such changes, initiatives or interpretations may increase costs and competitive pressures on NEE and NEE Capital, which could have a material adverse effect on NEE’s and NEE Capital’s business, financial condition, results of operations and prospects.

FPL has limited competition in the Florida market for retail electricity customers.  Any changes in Florida law or regulation which introduce competition in the Florida retail electricity market could have a material adverse effect on NEE’s business, financial condition, results of operations and prospects.  There can be no assurance that FPL will be able to respond adequately to such regulatory changes, which could have a material adverse effect on NEE’s business, financial condition, results of operations and prospects.

NEER is subject to Federal Energy Regulatory Commission (“FERC”) rules related to transmission that are designed to facilitate competition in the wholesale market on practically a nationwide basis by providing greater certainty, flexibility and more choices to wholesale power customers.  NEE cannot predict the impact of changing

FERC rules or the effect of changes in levels of wholesale supply and demand, which are typically driven by factors beyond NEE’s control.  There can be no assurance that NEER will be able to respond adequately or sufficiently quickly to such rules and developments, or to any other changes that reverse or restrict the competitive restructuring of the energy industry in those jurisdictions in which such restructuring has occurred.  Any of these events could have a material adverse effect on NEE’s business, financial condition, results of operations and prospects.

NEE’s and NEE Capital’s business, financial condition, results of operations and prospects could be materially adversely affected if the rules implementing the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) broaden the scope of its provisions regarding the regulation of over-the-counter (“OTC”) financial derivatives and make them applicable to NEE and NEE Capital.

The Dodd-Frank Act, enacted into law in July 2010, among other things, provides for the regulation of the OTC derivatives market.  The Dodd-Frank Act includes provisions that will require certain OTC derivatives, or swaps, to be centrally cleared and executed through an exchange or other approved trading platform.  While the legislation is broad and detailed, substantial portions of the legislation require implementing rules to be adopted by federal governmental agencies including, but not limited to, the Securities and Exchange Commission and the U.S. Commodity Futures Trading Commission.

NEE and NEE Capital cannot predict the final rules that will be adopted to implement the OTC derivatives market provisions of the Dodd-Frank Act.  Those rules could negatively affect NEE’s and NEE Capital’s ability to hedge their commodity and interest rate risks, which could have a material adverse effect on NEE’s and NEE Capital’s results of operations.  NEE or NEE Capital may have portions of their business that may be required to register as swap dealers or major swap participants and submit to extensive regulation if they wish to continue certain aspects of their derivative activities.  The rules could also cause NEER to restructure part of its energy marketing and trading operations or to discontinue certain portions of its business.  In addition, if the rules require NEE and NEE Capital to post significant amounts of cash collateral with respect to swap transactions, NEE’s and NEE Capital’s liquidity could be materially adversely affected, and their ability to enter into OTC derivatives to hedge commodity and interest rate risks could be significantly limited.  Reporting and compliance requirements of the rules also could significantly increase operating costs and expose NEE and NEE Capital to penalties for non-compliance.  The Dodd-Frank Act or other initiatives also could impede the efficient operation of the commodities trading and derivatives markets, which could also materially adversely affect NEE’s and NEE Capital’s business, financial condition, results of operations and prospects.

NEE and NEE Capital are subject to numerous environmental laws and regulations that require capital expenditures, increase their cost of operations and may expose them to liabilities.

NEE and NEE Capital are subject to domestic and foreign environmental laws and regulations, including, but not limited to, extensive federal, state and local environmental statutes, rules and regulations relating to air quality, water quality and usage, climate change, emissions of greenhouse gases, including, but not limited to, carbon dioxide (“CO2”), waste management, hazardous wastes, marine, avian and other wildlife mortality and habitat protection, historical artifact preservation, natural resources, health (including, but not limited to, electric and magnetic fields from power lines and substations), safety and RPS that could, among other things, prevent or delay the development of power generation, power or natural gas transmission, or other infrastructure projects, restrict the output of some existing facilities, limit the use of some fuels required for the production of electricity, require additional pollution control equipment, and otherwise increase costs, increase capital expenditures and limit or eliminate certain operations.

There are significant capital, operating and other costs associated with compliance with these environmental statutes, rules and regulations, and those costs could be even more significant in the future as a result of new legislation, the current trend toward more stringent standards, and stricter and more expansive application of existing environmental regulations.  For example, among other potential or pending changes, the use of hydraulic fracturing or similar technologies to drill for natural gas and related compounds used by NEE’s gas infrastructure business is currently being debated for potential regulation at the state and federal levels.

Violations of current or future laws, rules and regulations could expose NEE and NEE Capital to regulatory and legal proceedings, disputes with, and legal challenges by, third parties, and potentially significant civil fines, criminal penalties and other sanctions.

NEE’s and NEE Capital’s business could be negatively affected by federal or state laws or regulations mandating new or additional limits on the production of greenhouse gas emissions.

Federal or state laws or regulations may be adopted that would impose new or additional limits on the emissions of greenhouse gases, including, but not limited to, CO2 and methane, from electric generating units using fossil fuels like coal and natural gas.  The potential effects of such greenhouse gas emission limits on NEE’s and NEE Capital’s electric generating units are subject to significant uncertainties based on, among other things, the timing of the implementation of any new requirements, the required levels of emission reductions, the nature of any market-based or tax-based mechanisms adopted to facilitate reductions, the relative availability of greenhouse gas emission reduction offsets, the development of cost-effective, commercial-scale carbon capture and storage technology and supporting regulations and liability mitigation measures, and the range of available compliance alternatives.

While NEE’s and NEE Capital’s electric generating units emit greenhouse gases at a lower rate of emissions than most of the U.S. electric generation sector, the results of operations of NEE and NEE Capital could be adversely affected to the extent that new federal or state legislation or regulators impose any new greenhouse gas emission limits.  Any future limits on greenhouse gas emissions could:

•                  create substantial additional costs in the form of taxes or emission allowances;

•                  make some of NEE’s and NEE Capital’s electric generating units uneconomical to operate in the long-term;

•                  require significant capital investment in carbon capture and storage technology, fuel switching, or the replacement of high-emitting generation facilities with lower-emitting generation facilities; or

•                  affect the availability or cost of fossil fuels.

There can be no assurance that NEE or NEE Capital would be able to completely recover any such costs or investments, which could have a material adverse effect on their business, financial condition, results of operations and prospects.

Extensive federal regulation of the operations of NEE and NEE Capital exposes NEE and NEE Capital to significant and increasing compliance costs and may also expose them to substantial monetary penalties and other sanctions for compliance failures.

NEE and NEE Capital are subject to extensive federal regulation, which imposes significant and increasing compliance costs on their operations.  Additionally, any actual or alleged compliance failures could result in significant costs and other potentially adverse effects of regulatory investigations, proceedings, settlements, decisions and claims, including, among other items, potentially significant monetary penalties.  As an example, under the Energy Policy Act of 2005, NEE and NEE Capital, as owners and operators of bulk power transmission systems and/or electric generation facilities, are subject to mandatory reliability standards.  Compliance with these mandatory reliability standards may subject NEE and NEE Capital to higher operating costs and may result in increased capital expenditures.  If NEE Capital or NEE is found not to be in compliance with these standards, it may incur substantial monetary penalties and other sanctions.  Both the costs of regulatory compliance and the costs that may be imposed as a result of any actual or alleged compliance failures could have a material adverse effect on NEE’s and NEE Capital’s business, financial condition, results of operations and prospects.

Changes in tax laws, as well as judgments and estimates used in the determination of tax-related asset and liability amounts, could adversely affect NEE’s and NEE Capital’s business, financial condition, results of operations and prospects.

NEE’s and NEE Capital’s provision for income taxes and reporting of tax-related assets and liabilities require significant judgments and the use of estimates.  Amounts of tax-related assets and liabilities involve judgments and estimates of the timing and probability of recognition of income, deductions and tax credits, including, but not limited to, estimates for potential adverse outcomes regarding tax positions that have been taken and the ability to utilize tax benefit carryforwards, such as net operating loss and tax credit carryforwards.  Actual income taxes could vary significantly from estimated amounts due to the future impacts of, among other things, changes in tax laws, regulations and interpretations, the financial condition and results of operations of NEE and NEE Capital, and the resolution of audit issues raised by taxing authorities.  Ultimate resolution of income tax matters may result in material adjustments to tax-related assets and liabilities, which could negatively affect NEE’s and NEE Capital’s business, financial condition, results of operations and prospects.

NEE’s and NEE Capital’s business, financial condition, results of operations and prospects may be materially adversely affected due to adverse results of litigation.

NEE’s and NEE Capital’s business, financial condition, results of operations and prospects may be materially affected by adverse results of litigation.  Unfavorable resolution of legal proceedings in which NEE is involved or other future legal proceedings, including, but not limited to, class action lawsuits, may have a material adverse effect on the business, financial condition, results of operations and prospects of NEE and NEE Capital.

Operational Risks

NEE’s and NEE Capital’s business, financial condition, results of operations and prospects could suffer if NEE and NEE Capital do not proceed with projects under development or are unable to complete the construction of, or capital improvements to, electric generation, transmission and distribution facilities, gas infrastructure facilities or other facilities on schedule or within budget.

NEE’s and NEE Capital’s ability to complete construction of, and capital improvement projects for, their electric generation, transmission and distribution facilities, gas infrastructure facilities and other facilities on schedule and within budget may be adversely affected by escalating costs for materials and labor and regulatory compliance, inability to obtain or renew necessary licenses, rights-of-way, permits or other approvals on acceptable terms or on schedule, disputes involving contractors, labor organizations, land owners, governmental entities, environmental groups, Native American and aboriginal groups, and other third parties, negative publicity, transmission interconnection issues and other factors.  If any development project or construction or capital improvement project is not completed, is delayed or is subject to cost overruns, certain associated costs may not be approved for recovery or recoverable through regulatory mechanisms that may otherwise be available, and NEE and NEE Capital could become obligated to make delay or termination payments or become obligated for other damages under contracts, could experience the loss of tax credits or tax incentives and could be required to write-off all or a portion of their investments in the project.  Any of these events could have a material adverse effect on NEE’s and NEE Capital’s business, financial condition, results of operations and prospects.

NEE and NEE Capital may face risks related to project siting, financing, construction, permitting, governmental approvals and the negotiation of project development agreements that may impede their development and operating activities.

NEE and NEE Capital own, develop, construct, manage and operate electric-generating and transmission facilities.  A key component of NEE’s and NEE Capital’s growth is their ability to construct and operate generation and transmission facilities to meet customer needs.  As part of these operations, NEE and NEE Capital must periodically apply for licenses and permits from various local, state, federal and other regulatory authorities and abide by their respective conditions.  Should NEE or NEE Capital be unsuccessful in obtaining necessary licenses or permits on acceptable terms, should there be a delay in obtaining or renewing necessary licenses or permits or should regulatory authorities initiate any associated investigations or enforcement actions or impose related penalties or disallowances on NEE or NEE Capital, NEE’s and NEE Capital’s business, financial condition, results of operations and prospects could be materially adversely affected.  Any failure to negotiate successful project development agreements for new facilities with third parties could have similar results.

The operation and maintenance of NEE’s and NEE Capital’s electric generation, transmission and distribution facilities, gas infrastructure facilities and other facilities are subject to many operational risks, the consequences of which could have a material adverse effect on NEE’s and NEE Capital’s business, financial condition, results of operations and prospects.

NEE’s and NEE Capital’s electric generation, transmission and distribution facilities, gas infrastructure facilities and other facilities are subject to many operational risks.  Operational risks could result in, among other things, lost revenues due to prolonged outages, increased expenses due to monetary penalties or fines for compliance failures, liability to third parties for property and personal injury damage, a failure to perform under applicable power sales agreements and associated loss of revenues from terminated agreements or liability for liquidated damages under continuing agreements, and replacement equipment costs or an obligation to purchase or generate replacement power at potentially higher prices.

Uncertainties and risks inherent in operating and maintaining NEE’s and NEE Capital’s facilities include, but are not limited to:

•                  risks associated with facility start-up operations, such as whether the facility will achieve projected operating performance on schedule and otherwise as planned;

•                  failures in the availability, acquisition or transportation of fuel or other necessary supplies;

•                  the impact of unusual or adverse weather conditions, including, but not limited to, natural disasters such as hurricanes, floods, earthquakes and droughts;

•                  performance below expected or contracted levels of output or efficiency;

•                  breakdown or failure, including, but not limited to, explosions, fires or other major events, of equipment, transmission and distribution lines or pipelines;

•                  availability of replacement equipment;

•                  risks of property damage or human injury from energized equipment, hazardous substances or explosions, fires or other events;

•                  availability of adequate water resources and ability to satisfy water intake and discharge requirements;

•                  inability to manage properly or mitigate known equipment defects in NEE’s and NEE Capital’s facilities;

•                  use of new or unproven technology;

•                  risks associated with dependence on a specific fuel source, such as commodity price risk and lack of available alternative fuel sources;

•                  increased competition due to, among other factors, new facilities, excess supply and shifting demand; and

•                  insufficient insurance, warranties or performance guarantees to cover any or all lost revenues or increased expenses from the foregoing.

NEE’s and NEE Capital’s business, financial condition, results of operations and prospects may be negatively affected by a lack of growth or slower growth in the number of customers or in customer usage.

Growth in customer accounts and growth of customer usage each directly influence the demand for electricity and the need for additional power generation and power delivery facilities.  Customer growth and customer usage are affected by a number of factors outside the control of NEE and NEE Capital, such as mandated energy efficiency measures, demand side management goals, and economic and demographic conditions, such as population changes, job and income growth, housing starts, new business formation and the overall level of economic activity.  A lack of growth, or a decline, in the number of customers or in customer demand for electricity may cause NEE and NEE Capital to fail to fully realize the anticipated benefits from significant investments and expenditures and could have a material adverse effect on NEE’s and NEE Capital’s own growth, business, financial condition, results of operations and prospects.

NEE’s and NEE Capital’s business, financial condition, results of operations and prospects can be materially adversely affected by weather conditions, including, but not limited to, the impact of severe weather.

Weather conditions directly influence the demand for electricity and natural gas and other fuels and affect the price of energy and energy-related commodities.  In addition, severe weather, such as hurricanes, floods and earthquakes, can be destructive and cause power outages and property damage, reduce revenue, affect fuel supply, and require NEE and NEE Capital to incur additional costs, for example, to restore service and repair damaged facilities, obtain replacement power and access available financing sources.  Furthermore, NEE’s and NEE Capital’s physical plant could be placed at greater risk of damage should changes in global climate produce unusual variations in temperature and weather patterns, resulting in more intense, frequent and extreme weather events, abnormal levels of precipitation and, particularly relevant to FPL, a change in sea level.  FPL operates in the east and lower west coasts of Florida, an area that historically has been prone to severe weather events, such as hurricanes.  A disruption or failure of electric generation, transmission or distribution systems or natural gas production, transmission, storage or distribution systems in the event of a hurricane, tornado or other severe weather event, or otherwise, could prevent NEE and NEE Capital from operating their business in the normal course and could result in any of the adverse consequences described above.  Any of the foregoing could have a material adverse effect on NEE’s and NEE Capital’s business, financial condition, results of operations and prospects.

At FPL and other businesses of NEE where cost recovery is available, recovery of costs to restore service and repair damaged facilities is or may be subject to regulatory approval, and any determination by the regulator not to permit timely and full recovery of the costs incurred could have a material adverse effect on NEE’s and, with respect to the businesses other than FPL, NEE Capital’s business, financial condition, results of operations and prospects.

Changes in weather can also affect the production of electricity at power generating facilities, including, but not limited to, NEER’s wind, solar and hydro-powered facilities.  For example, the level of wind resource affects the revenue produced by wind generating facilities.  Because the levels of wind, solar and hydro resources are variable and difficult to predict, NEER’s results of operations for individual wind, solar and hydro facilities specifically, and NEE’s results of operations generally, may vary significantly from period to period, depending on the level of available resources.  To the extent that resources are not available at planned levels, the financial results from these facilities may be less than expected.

Threats of terrorism and catastrophic events that could result from terrorism, cyber attacks, or individuals and/or groups attempting to disrupt NEE’s and NEE Capital’s business, or the businesses of third parties, may materially adversely affect NEE’s and NEE Capital’s business, financial condition, results of operations and prospects.

NEE and NEE Capital are subject to the potentially adverse operating and financial effects of terrorist acts and threats, as well as cyber attacks and other disruptive activities of individuals or groups.  NEE’s and NEE Capital’s generation, transmission and distribution facilities, fuel storage facilities, information technology systems and other infrastructure facilities and systems could be direct targets of, or be indirectly affected by, such activities.

Terrorist acts or other similar events affecting NEE’s and NEE Capital’s systems and facilities, or those of third parties on which NEE and NEE Capital rely, could harm NEE’s and NEE Capital’s business, for example, by limiting their ability to generate, purchase or transmit power, by limiting their ability to bill customers and collect and process payments, and by delaying their development and construction of new generating facilities or capital improvements to existing facilities.  These events, and governmental actions in response, could result in a material decrease in revenues, significant additional costs (for example, to repair assets, implement additional security requirements or maintain or acquire insurance), and reputational damage, could adversely affect NEE’s and NEE Capital’s operations (for example, by contributing to disruption of supplies and markets for natural gas, oil and other fuels), and could impair NEE’s and NEE Capital’s ability to raise capital (for example, by contributing to financial instability and lower economic activity).

The ability of NEE and NEE Capital to obtain insurance and the terms of any available insurance coverage could be adversely affected by international, national, state or local events and company-specific events, as well as the financial condition of insurers.  NEE’s and NEE Capital’s insurance coverage does not provide protection against all significant losses.

Insurance coverage may not continue to be available or may not be available at rates or on terms similar to those presently available to NEE and NEE Capital.  The ability of NEE and NEE Capital to obtain insurance and the terms of any available insurance coverage could be adversely affected by international, national, state or local events and company-specific events, as well as the financial condition of insurers.  If insurance coverage is not available or obtainable on acceptable terms, NEE or NEE Capital may be required to pay costs associated with adverse future events.  NEE and NEE Capital generally are not fully insured against all significant losses.  For example, FPL is not fully insured against hurricane-related losses, but would instead seek recovery of such uninsured losses from customers subject to approval by the FPSC, to the extent losses exceed restricted funds set aside to cover the cost of storm damage.  A loss for which NEE or NEE Capital is not fully insured could have a material adverse effect on NEE’s and NEE Capital’s business, financial condition, results of operations and prospects.

If supply costs necessary to provide NEER’s full energy and capacity requirement services are not favorable, operating costs could increase and adversely affect NEE’s and NEE Capital’s business, financial condition, results of operations and prospects.

NEER provides full energy and capacity requirements services primarily to distribution utilities, which include load-following services and various ancillary services to satisfy all or a portion of such utilities’ power supply obligations to their customers.  The supply costs for these transactions may be affected by a number of factors, including, but not limited to, events that may occur after such utilities have committed to supply power, such as weather conditions, fluctuating prices for energy and ancillary services, and the ability of the distribution utilities’ customers to elect to receive service from competing suppliers.  NEER may not be able to recover all of its increased supply costs, which could have a material adverse effect on NEE’s and NEE Capital’s business, financial condition, results of operations and prospects.

Due to the potential for significant volatility in market prices for fuel, electricity and renewable and other energy commodities, NEER’s inability or failure to hedge effectively its assets or positions against changes in commodity prices, volumes, interest rates, counterparty credit risk or other risk measures could significantly impair NEE’s and NEE Capital’s results of operations.

There can be significant volatility in market prices for fuel, electricity and renewable and other energy commodities.  NEE’s and NEE Capital’s inability to manage properly or hedge the commodity risks within its portfolios, based on factors both from within or wholly or partially outside of NEE’s and NEE Capital’s control, may materially adversely affect NEE’s and NEE Capital’s business, financial condition, results of operations and prospects.

Sales of power on the spot market or on a short-term contractual basis may cause NEE’s and NEE Capital’s results of operations to be volatile.

A portion of NEER’s power generation facilities operate wholly or partially without long-term power purchase agreements.  Power from these facilities is sold on the spot market or on a short-term contractual basis.

Spot market sales are subject to market volatility, and the revenue generated from these sales is subject to fluctuation that may cause NEE’s and NEE Capital’s results of operations to be volatile.  NEER and NEE may not be able to manage volatility adequately, which could then have a material adverse effect on NEE’s and NEE Capital’s business, financial condition, results of operations and prospects.

Reductions in the liquidity of energy markets may restrict the ability of NEE and NEE Capital to manage their operational risks, which, in turn, could negatively affect NEE’s and NEE Capital’s results of operations.

NEE and NEE Capital are active participants in energy markets.  The liquidity of regional energy markets is an important factor in NEE’s and NEE Capital’s ability to manage risks in these operations.  Over the past several years, other market participants have ceased or significantly reduced their activities in energy markets as a result of several factors, including, but not limited to, government investigations, changes in market design and deteriorating credit quality.  Liquidity in the energy markets can be adversely affected by price volatility, restrictions on the availability of credit and other factors, and any reduction in the liquidity of energy markets could have a material adverse effect on NEE’s and NEE Capital’s business, financial condition, results of operations and prospects.

If price movements significantly or persistently deviate from historical behavior, NEE’s and NEE Capital’s hedging and trading procedures and associated risk management tools may not protect against significant losses.

NEE and NEE Capital have hedging and trading procedures and associated risk management tools, such as separate but complementary financial, credit, operational, compliance and legal reporting systems, internal controls, management review processes and other mechanisms.  NEE and NEE Capital are unable to assure that such procedures and tools will be effective against all potential risks.  Additionally, risk management tools and metrics such as daily value at risk, earnings at risk, stop loss limits and liquidity guidelines are based on historical price movements.  Due to the inherent uncertainty involved in price movements and potential deviation from historical pricing behavior, NEE and NEE Capital are unable to assure that their risk management tools and metrics will be effective to protect against adverse effects on their business, financial condition, results of operations and prospects.  Such adverse effects could be material.

If power transmission or natural gas, nuclear fuel or other commodity transportation facilities are unavailable or disrupted, FPL’s and NEER’s ability to sell and deliver power or natural gas may be limited.

FPL and NEER depend upon power transmission and natural gas, nuclear fuel and other commodity transportation facilities, many of which they do not own.  Occurrences affecting the operation of these facilities that may or may not be beyond FPL’s and NEER’s control (such as severe weather or a generator or transmission facility outage, pipeline rupture, or sudden and significant increase or decrease in wind generation) may limit or halt the ability of FPL and NEER to sell and deliver power and natural gas, or to purchase necessary fuels and other commodities, which could materially adversely impact NEE’s and NEE Capital’s business, financial condition, results of operations and prospects.

NEE and NEE Capital are subject to credit and performance risk from customers, hedging counterparties and vendors.

NEE and NEE Capital are exposed to risks associated with the creditworthiness and performance of their customers, hedging counterparties and vendors under contracts for the supply of equipment, materials, fuel and other goods and services required for their business operations and for the construction and operation of, and for capital improvements to, their facilities.  Adverse conditions in the energy industry or the general economy, as well as circumstances of individual customers, hedging counterparties and vendors, may affect the ability of some customers, hedging counterparties and vendors to perform as required under their contracts with NEE and NEE Capital.

If any hedging, vending or other counterparty fails to fulfill its contractual obligations, NEE and NEE Capital may need to make arrangements with other counterparties or vendors, which could result in financial losses, higher costs, untimely completion of power generation facilities and other projects, and/or a disruption of their operations.  If a defaulting counterparty is in poor financial condition, NEE and NEE Capital may not be able to recover damages for any contract breach.

NEE and NEE Capital could recognize financial losses or a reduction in operating cash flows if a counterparty fails to perform or make payments in accordance with the terms of derivative contracts or if NEE or NEE Capital is required to post margin cash collateral under derivative contracts.

NEE and NEE Capital use derivative instruments, such as swaps, options, futures and forwards, some of which are traded in the OTC markets or on exchanges, to manage their commodity and financial market risks, and for NEE to engage in trading and marketing activities.  Any failures by their counterparties to perform or make payments in accordance with the terms of those transactions could have a material adverse effect on NEE’s or NEE Capital’s business, financial condition, results of operations and prospects.  Similarly, any requirement for NEE Capital or NEE to post margin cash collateral under its derivative contracts could have a material adverse effect on its business, financial condition, results of operations and prospects.

NEE and NEE Capital are highly dependent on sensitive and complex information technology systems, and any failure or breach of those systems could have a material adverse effect on their business, financial condition, results of operations and prospects.

NEE and NEE Capital operate in a highly regulated industry that requires the continuous functioning of sophisticated information technology systems and network infrastructure.  Despite NEE’s and NEE Capital’s implementation of security measures, all of their technology systems are vulnerable to disability, failures or unauthorized access due to such activities.  If NEE’s or NEE Capital’s information technology systems were to fail or be breached, and NEE or NEE Capital was unable to recover in a timely way, NEE and NEE Capital would be unable to fulfill critical business functions, and sensitive confidential and other data could be compromised.

NEE’s and NEE Capital’s business is highly dependent on their ability to process and monitor, on a daily basis, a very large number of transactions, many of which are highly complex and cross numerous and diverse markets.  Due to the size, scope and geographical reach of NEE’s and NEE Capital’s business, and due to the complexity of the process of power generation, transmission and distribution, the development and maintenance of information technology systems to keep track of and process this information is both critical and extremely challenging.  NEE’s and NEE Capital’s operating systems and facilities may fail to operate properly or become disabled as a result of events that are either within, or wholly or partially outside, their control, such as operator error, severe weather or terrorist activities.  Any such failure or disabling event could adversely affect NEE’s and NEE Capital’s ability to process transactions and provide services, and their financial results and liquidity.

NEE and NEE Capital add, modify and replace information systems on a regular basis.  Modifying existing information systems or implementing new or replacement information systems is costly and involves risks, including, but not limited to, integrating the modified, new or replacement system with existing systems and processes, implementing associated changes in accounting procedures and controls, and ensuring that data conversion is accurate and consistent.  Any disruptions or deficiencies in existing information systems, or disruptions, delays or deficiencies in the modification or implementation of new information systems, could result in increased costs, the inability to track or collect revenues, the diversion of management’s and employees’ attention and resources, and could negatively impact the effectiveness of the companies’ control environment, and/or the companies’ ability to timely file required regulatory reports.

NEE and NEE Capital also face the risks of operational failure or capacity constraints of third parties, including, but not limited to, those who provide power transmission and natural gas transportation services.

NEE’s and NEE Capital’s retail businesses are subject to the risk that sensitive customer data may be compromised, which could result in an adverse impact to their reputation and/or the results of operations of the retail business.

NEE’s and NEE Capital’s retail businesses require access to sensitive customer data in the ordinary course of business.  NEE’s and NEE Capital’s retail businesses may also need to provide sensitive customer data to vendors and service providers who require access to this information in order to provide services, such as call center services, to the retail businesses.  If a significant breach occurred, the reputation of NEE and NEE Capital could be adversely affected, customer confidence could be diminished, or customer information could be subject to identity theft.  NEE and NEE Capital would be subject to costs associated with the breach and/or NEE and NEE Capital could be subject to fines and legal claims, any of which may have a material adverse effect on the business, financial condition, results of operations and prospects of NEE and NEE Capital.

NEE and NEE Capital could recognize financial losses as a result of volatility in the market values of derivative instruments and limited liquidity in OTC markets.

NEE and NEE Capital execute transactions in derivative instruments on either recognized exchanges or via the OTC markets, depending on management’s assessment of the most favorable credit and market execution factors.  Transactions executed in OTC markets have the potential for greater volatility and less liquidity than transactions on recognized exchanges.  As a result, NEE and NEE Capital may not be able to execute desired OTC transactions due to such heightened volatility and limited liquidity.

In the absence of actively quoted market prices and pricing information from external sources, the valuation of derivative instruments involves management’s judgment or use of estimates.  As a result, changes in the underlying assumptions or use of alternative valuation methods could affect the reported fair value of these derivative instruments and have a material adverse effect on NEE’s and NEE Capital’s business, financial condition, results of operations and prospects.

NEE and NEE Capital may be adversely affected by negative publicity.

From time to time, political and public sentiment may result in a significant amount of adverse press coverage and other adverse public statements affecting NEE and NEE Capital.  Adverse press coverage and other adverse statements, whether or not driven by political or public sentiment, may also result in investigations by regulators, legislators and law enforcement officials or in legal claims.  Responding to these investigations and lawsuits, regardless of the ultimate outcome of the proceeding, can divert the time and effort of senior management from NEE’s and NEE Capital’s business.

Addressing any adverse publicity, governmental scrutiny or enforcement or other legal proceedings is time consuming and expensive and, regardless of the factual basis for the assertions being made, can have a negative impact on the reputation of NEE and NEE Capital, on the morale and performance of their employees and on their relationships with their respective regulators.  It may also have a negative impact on their ability to take timely advantage of various business and market opportunities.  The direct and indirect effects of negative publicity, and the demands of responding to and addressing it, may have a material adverse effect on NEE’s and NEE Capital’s business, financial condition, results of operations and prospects.

NEE’s business, financial condition, results of operations and prospects may be materially adversely affected if FPL is unable to maintain, negotiate or renegotiate franchise agreements on acceptable terms with municipalities and counties in Florida.

FPL must negotiate franchise agreements with municipalities and counties in Florida to provide electric services within such municipalities and counties, and electricity sales generated pursuant to these agreements represent a very substantial portion of FPL’s revenues.  If FPL is unable to maintain, negotiate or renegotiate such franchise agreements on acceptable terms, it could contribute to lower earnings and FPL may not fully realize the anticipated benefits from significant investments and expenditures, which could materially adversely affect NEE’s business, financial condition, results of operations and prospects.

Increasing costs associated with health care plans may materially adversely affect NEE’s and NEE Capital’s results of operations.

The costs of providing health care benefits to employees and retirees have increased substantially in recent years.  NEE and NEE Capital anticipate that their employee benefit costs, including, but not limited to, costs related to health care plans for employees and former employees, will continue to rise.  The increasing costs and funding requirements associated with NEE’s and NEE Capital’s health care plans may materially adversely affect NEE’s and NEE Capital’s business, financial condition, results of operations and prospects.

NEE’s and NEE Capital’s business, financial condition, results of operations and prospects could be negatively affected by the lack of a qualified workforce or the loss or retirement of key employees.

NEE and NEE Capital may not be able to service customers, grow their business or generally meet their other business plan goals effectively and profitably if they do not attract and retain a qualified workforce.  Additionally, the loss or retirement of key executives and other employees may materially adversely affect service and productivity and contribute to higher training and safety costs.

Over the next several years, a significant portion of NEE’s and NEE Capital’s workforce, including, but not limited to, many workers with specialized skills maintaining and servicing the nuclear generation facilities and electrical infrastructure, will be eligible to retire.  Such highly skilled individuals may not be able to be replaced quickly due to the technically complex work they perform.  If a significant amount of such workers retire and are not replaced, the subsequent loss in productivity and increased recruiting and training costs could result in a material adverse effect on NEE’s and NEE Capital’s business, financial condition, results of operations and prospects.

NEE’s and NEE Capital’s business, financial condition, results of operations and prospects could be materially adversely affected by work strikes or stoppages and increasing personnel costs.

Employee strikes or work stoppages could disrupt operations and lead to a loss of revenue and customers.  Personnel costs may also increase due to inflationary or competitive pressures on payroll and benefits costs and revised terms of collective bargaining agreements with union employees.  These consequences could have a material adverse effect on NEE’s and NEE Capital’s business, financial condition, results of operations and prospects.

NEE’s and NEE Capital’s ability to successfully identify, complete and integrate acquisitions is subject to significant risks, including, but not limited to, the effect of increased competition for acquisitions resulting from the consolidation of the power industry.

NEE and NEE Capital are likely to encounter significant competition for acquisition opportunities that may become available as a result of the consolidation of the power industry in general.  In addition, NEE and NEE Capital may be unable to identify attractive acquisition opportunities at favorable prices and to complete and integrate them successfully and in a timely manner.

Nuclear Generation Risks

The construction, operation and maintenance of NEE’s and NEE Capital’s nuclear generation facilities involve environmental, health and financial risks that could result in fines or the closure of the facilities and in increased costs and capital expenditures.

NEE’s and NEE Capital’s nuclear generation facilities are subject to environmental, health and financial risks, including, but not limited to, those relating to site storage of spent nuclear fuel, the disposition of spent nuclear fuel, leakage and emissions of tritium and other radioactive elements in the event of a nuclear accident or otherwise, the threat of a terrorist attack and other potential liabilities arising out of the ownership or operation of the facilities.  NEE and NEE Capital maintain decommissioning funds and external insurance coverage which are intended to reduce the financial exposure to some of these risks; however, the cost of decommissioning nuclear generation facilities could exceed the amount available in NEE’s and NEE Capital’s decommissioning funds, and the exposure to liability and property damages could exceed the amount of insurance coverage.  If NEE or NEE Capital is unable to recover the additional costs incurred through insurance or, in the case of FPL, through regulatory mechanisms, NEE’s and NEE Capital’s business, financial condition, results of operations and prospects could be materially adversely affected.

In the event of an incident at any nuclear generation facility in the U.S. or at certain nuclear generation facilities in Europe, NEE and NEE Capital could be assessed significant retrospective assessments and/or retrospective insurance premiums as a result of their participation in a secondary financial protection system and nuclear insurance mutual companies.

Liability for accidents at nuclear power plants is governed by the Price-Anderson Act, which limits the liability of nuclear reactor owners to the amount of insurance available from both private sources and an industry retrospective payment plan.  In accordance with this Act, NEE maintains $375 million of private liability insurance per site, which is the maximum obtainable, and participates in a secondary financial protection system, which provides up to $12.2 billion of liability insurance coverage per incident at any nuclear reactor in the U.S.  Under the secondary financial protection system, NEE is subject to retrospective assessments and/or retrospective insurance premiums of up to $940 million, plus any applicable taxes, per incident at any nuclear reactor in the U.S. or at certain nuclear generation facilities in Europe, regardless of fault or proximity to the incident, payable at a rate not to exceed $140 million per incident per year.  Such assessments, if levied, could materially adversely affect NEE’s and NEE Capital’s business, financial condition, results of operations and prospects.

U.S. Nuclear Regulatory Commission (“NRC”) orders or new regulations related to increased security measures and any future safety requirements promulgated by the NRC could require NEE and NEE Capital to incur substantial operating and capital expenditures at their nuclear generation facilities.

The NRC has broad authority to impose licensing and safety-related requirements for the operation and maintenance of nuclear generation facilities, the addition of capacity at existing nuclear generation facilities and the construction of nuclear generation facilities, and these requirements are subject to change.  In the event of non-compliance, the NRC has the authority to impose fines or shut down a nuclear generation facility, or to take both of these actions, depending upon its assessment of the severity of the situation, until compliance is achieved.  Any of the foregoing events could require NEE and NEE Capital to incur increased costs and capital expenditures, and could reduce revenues.

Any serious nuclear incident occurring at a NEE or NEE Capital plant could result in substantial remediation costs and other expenses.  A major incident at a nuclear facility anywhere in the world could cause the NRC to limit or prohibit the operation or licensing of any domestic nuclear generation facility.  An incident at a nuclear facility anywhere in the world also could cause the NRC to impose additional conditions or other requirements on the industry, which could increase costs, reduce revenues and result in additional capital expenditures.

The inability to operate any of NEER’s or FPL’s nuclear generation units through the end of their respective operating licenses could have a material adverse effect on NEE’s and NEE Capital’s business, financial condition, results of operations and prospects.

The operating licenses for NEE’s and NEE Capital’s nuclear generation facilities extend through at least 2030.  If the facilities cannot be operated for any reason through the life of those operating licenses, NEE or NEE Capital may be required to increase depreciation rates, incur impairment charges and accelerate future decommissioning expenditures, any of which could materially adversely affect their business, financial condition, results of operations and prospects.

Various hazards posed to nuclear generation facilities, along with increased public attention to and awareness of such hazards, could result in increased nuclear licensing or compliance costs which are difficult or impossible to predict and could have a material adverse effect on NEE’s and NEE Capital’s business, financial condition, results of operations and prospects.

The threat of terrorist activity, as well as recent international events implicating the safety of nuclear facilities, could result in more stringent or complex measures to keep facilities safe from a variety of hazards, including, but not limited to, natural disasters such as earthquakes and tsunamis, as well as terrorist or other criminal threats.  This increased focus on safety could result in higher compliance costs which, at present, cannot be assessed with any measure of certainty and which could have a material adverse effect on NEE’s and NEE Capital’s business, financial condition, results of operations and prospects.

NEE’s and NEE Capital’s nuclear units are periodically removed from service to accommodate normal refueling and maintenance outages, and for other purposes.  If planned outages last longer than anticipated or if there are unplanned outages, NEE’s and NEE Capital’s results of operations and financial condition could be materially adversely affected.

NEE’s and NEE Capital’s nuclear units are periodically removed from service to accommodate normal refueling and maintenance outages, including, but not limited to, inspections, repairs and certain other modifications.  In addition, outages may be scheduled, often in connection with a refueling outage, to replace equipment, to increase the generation capacity at a particular nuclear unit, or for other purposes, and those planned activities increase the time the unit is not in operation.  In the event that a scheduled outage lasts longer than anticipated or in the event of an unplanned outage due to, for example, equipment failure, such outages could materially adversely affect NEE’s or NEE Capital’s business, financial condition, results of operations and prospects.

Liquidity, Capital Requirements and Common Stock Risks

Disruptions, uncertainty or volatility in the credit and capital markets may negatively affect NEE’s and NEE Capital’s ability to fund their liquidity and capital needs and to meet their growth objectives, and can also adversely affect the results of operations and financial condition of NEE and NEE Capital.

NEE and NEE Capital rely on access to capital and credit markets as significant sources of liquidity for capital requirements and other operations requirements that are not satisfied by operating cash flows.  Disruptions, uncertainty or volatility in those capital and credit markets, including, but not limited to, the conditions of the most recent financial crises in the U.S. and abroad, could increase NEE’s and NEE Capital’s cost of capital.  If NEE or NEE Capital is unable to access regularly the capital and credit markets on terms that are reasonable, it may have to delay raising capital, issue shorter-term securities and incur an unfavorable cost of capital, which, in turn, could adversely affect its ability to grow its business, could contribute to lower earnings and reduced financial flexibility, and could have a material adverse effect on its business, financial condition, results of operations and prospects.

Although NEE’s and NEE Capital’s competitive energy subsidiaries have used non-recourse or limited-recourse, project-specific financing in the past, market conditions and other factors could adversely affect the future availability of such financing.  The inability of NEE’s and NEE Capital’s subsidiaries to access the capital and credit markets to provide project-specific financing for electric-generating and other energy facilities on favorable terms, whether because of disruptions or volatility in those markets or otherwise, could necessitate additional capital raising or borrowings by NEE and/or NEE Capital in the future.

The inability of subsidiaries that have existing project-specific financing arrangements to meet the requirements of various agreements relating to those financings could give rise to a project-specific financing default which, if not cured or waived, might result in the specific project, and potentially in some limited instances its parent companies, being required to repay the associated debt or other borrowings earlier than otherwise anticipated, and if such repayment were not made, the lenders or security holders would generally have rights to foreclose against the project assets and related collateral.  Such an occurrence also could result in NEE and NEE Capital expending additional funds or incurring additional obligations over the shorter term to ensure continuing compliance with project-specific financing arrangements based upon the expectation of improvement in the project’s performance or financial returns over the longer term.  Any of these actions could materially adversely affect NEE’s and NEE Capital’s business, financial condition, results of operations and prospects, as well as the availability or terms of future financings for NEE, NEE Capital or their respective subsidiaries.

NEE’s, NEE Capital’s and FPL’s inability to maintain their current credit ratings may adversely affect NEE’s and NEE Capital’s liquidity and results of operations, limit the ability of NEE and NEE Capital to grow their business, and increase interest costs.

The inability of NEE, NEE Capital and FPL to maintain their current credit ratings could adversely affect their ability to raise capital or obtain credit on favorable terms, which, in turn, could impact NEE’s, NEE Capital’s and FPL’s ability to grow their business and service indebtedness and repay borrowings, and would likely increase their interest costs.  Some of the factors that can affect credit ratings are cash flows, liquidity, the amount of debt as a component of total capitalization, and political, legislative and regulatory actions.  There can be no assurance that one or more of the ratings of NEE, NEE Capital and FPL will not be lowered or withdrawn entirely by a rating agency.

NEE’s, NEE Capital’s and FPL’s liquidity may be impaired if their creditors are unable to fund their credit commitments to the companies or to maintain their current credit ratings.

The inability of NEE’s, NEE Capital’s and FPL’s credit providers to fund their credit commitments or to maintain their current credit ratings could require NEE, NEE Capital or FPL, among other things, to renegotiate requirements in agreements, find an alternative credit provider with acceptable credit ratings to meet funding requirements, or post cash collateral and could have a material adverse effect on NEE’s, NEE Capital’s and FPL’s liquidity.

Poor market performance and other economic factors could affect NEE’s defined benefit pension plan’s funded status, which may materially adversely affect NEE’s and NEE Capital’s liquidity and results of operations.

NEE sponsors a qualified noncontributory defined benefit pension plan for substantially all employees of NEE and its subsidiaries.  A decline in the market value of the assets held in the defined benefit pension plan due to poor investment performance or other factors may increase the funding requirements for this obligation.

NEE’s defined benefit pension plan is sensitive to changes in interest rates, since, as interest rates decrease the funding liabilities increase, potentially increasing benefits costs and funding requirements.  Any increase in benefits costs or funding requirements may have a material adverse effect on NEE’s and NEE Capital’s business, financial condition, results of operations and prospects.

Poor market performance and other economic factors could adversely affect the asset values of NEE’s and NEE Capital’s nuclear decommissioning funds, which may materially adversely affect NEE’s and NEE Capital’s liquidity and results of operations.

NEE and NEE Capital are required to maintain decommissioning funds to satisfy their future obligations to decommission their nuclear power plants.  A decline in the market value of the assets held in the decommissioning funds due to poor investment performance or other factors may increase the funding requirements for these obligations.  Any increase in funding requirements may have a material adverse effect on NEE’s and NEE Capital’s business, financial condition, results of operations and prospects.

Certain of NEE’s and NEE Capital’s investments are subject to changes in market value and other risks, which may adversely affect NEE’s and NEE Capital’s liquidity and financial results.

NEE and NEE Capital hold other investments where changes in the fair value affect NEE’s and NEE Capital’s financial results.  In some cases there may be no observable market values for these investments, requiring fair value estimates to be based on other valuation techniques.  This type of analysis requires significant judgment and the actual values realized in a sale of these investments could differ materially from those estimated.  A sale of an investment below previously estimated value, or other decline in the fair value of an investment, could result in losses or the write-off of such investment, and may have a material adverse effect on NEE’s and NEE Capital’s financial condition and results of operations.

NEE and NEE Capital may be unable to meet their ongoing and future financial obligations if their subsidiaries are unable to pay upstream dividends or repay funds to NEE and NEE Capital.

NEE and NEE Capital are each a holding company and, as such, have no material operations of their own.  Substantially all of NEE’s and NEE Capital’s consolidated assets are held by their subsidiaries.  NEE’s and NEE Capital’s ability to meet their financial obligations, including, but not limited to, its guarantees, are primarily dependent on their subsidiaries’ net income and cash flows, which are subject to the risks of their respective businesses, and their ability to pay upstream dividends or to repay funds to NEE and NEE Capital.

NEE’s and NEE Capital’s subsidiaries are separate legal entities and have no independent obligation to provide NEE or NEE Capital with funds for their payment obligations.  The subsidiaries have financial obligations, including, but not limited to, payment of debt service, which they must satisfy before they can fund NEE or NEE Capital.  In addition, in the event of a subsidiary’s liquidation or reorganization, NEE’s and NEE Capital’s right to participate in a distribution of assets is subject to the prior claims of the subsidiary’s creditors.

The dividend-paying ability of some of the subsidiaries is limited by contractual restrictions which are contained in outstanding financing agreements and which may be included in future financing agreements.  The future enactment of laws or regulations also may prohibit or restrict the ability of NEE’s and NEE Capital’s subsidiaries to pay upstream dividends or to repay funds.

NEE and NEE Capital may be unable to meet their ongoing and future financial obligations if NEE or NEE Capital is required to perform under guarantees of obligations of its subsidiaries.

NEE guarantees many of the obligations of its consolidated subsidiaries, other than FPL, through guarantee agreements with NEE Capital.  NEE Capital, in turn, guarantees many of the obligations of its consolidated subsidiaries through additional guarantee agreements.  These guarantees may require NEE or NEE Capital to provide substantial funds to their respective subsidiaries or their creditors or counterparties at a time when NEE or NEE Capital is in need of liquidity to meet its own financial obligations.

Risks Relating to the Junior Subordinated Debentures

NEE Capital can defer interest payments on the Junior Subordinated Debentures for one or more periods of up to 10 years each.  This may affect the market price of the Junior Subordinated Debentures.

So long as there is no event of default under the subordinated indenture pursuant to which the Junior Subordinated Debentures will be issued, NEE Capital may defer interest payments on the Junior Subordinated Debentures, from time to time, for one or more Optional Deferral Periods of up to 10 consecutive years.  At the end of an Optional Deferral Period, if all amounts due are paid, NEE Capital could start a new Optional Deferral Period of up to 10 consecutive years.  During any Optional Deferral Period, interest on the Junior Subordinated Debentures would be deferred but would accrue additional interest at a rate equal to the interest rate on the Junior Subordinated Debentures, to the extent permitted by applicable law.  No Optional Deferral Period may extend beyond the maturity date of the Junior Subordinated Debentures.  During an Optional Deferral Period, interest payments would not be due and payable and, therefore, NEE would not be obligated to make payments under the Subordinated Guarantee.  If NEE Capital exercises this interest deferral right, the market price of the Junior Subordinated Debentures is likely to be affected.  See “Specific Terms of the Junior Subordinated Debentures—Option to Defer Interest Payments” and “Specific Terms of the Junior Subordinated Debentures—Modification of the Subordinated Indenture” in this prospectus supplement and “Description of FPL Group and FPL Group Capital Junior Subordinated Debentures and FPL Group Subordinated Guarantee—Option to Defer Interest Payments” in the accompanying prospectus.

If NEE Capital exercises its right to defer interest payments, the Junior Subordinated Debentures may trade at a price that does not fully reflect the value of accrued but unpaid interest on the Junior Subordinated Debentures or that is otherwise less than the price at which the Junior Subordinated Debentures may have been traded if NEE Capital had not exercised such right.  In addition, as a result of NEE Capital’s right to defer interest payments, the market price of the Junior Subordinated Debentures may be more volatile than other securities that do not have these rights.

NEE Capital is not permitted to pay current interest on the Junior Subordinated Debentures until NEE Capital has paid all outstanding deferred interest, and this could have the effect of extending interest deferral periods.

During an Optional Deferral Period, NEE Capital will be prohibited from paying current interest on the Junior Subordinated Debentures and NEE will be prohibited from making such payment pursuant to the Subordinated Guarantee until NEE Capital, or NEE pursuant to the Subordinated Guarantee, has paid all accrued and unpaid deferred interest plus any accrued interest thereon.  As a result, NEE Capital may not be able to pay current interest on the Junior Subordinated Debentures if NEE Capital does not have available funds to pay all accrued and unpaid deferred interest plus any accrued interest thereon.

The obligations of NEE Capital under the Junior Subordinated Debentures and NEE under the Subordinated Guarantee are subordinated.

The obligations of NEE Capital under the Junior Subordinated Debentures are unsecured and will rank junior in right of payment to NEE Capital’s Senior Indebtedness.  This means that NEE Capital cannot make any payments on the Junior Subordinated Debentures until all holders of Senior Indebtedness of NEE Capital have been paid in full, or provision has been made for such payment, if (i) certain events of bankruptcy, insolvency or reorganization of NEE Capital have occurred, (ii) any Senior Indebtedness of NEE Capital is not paid when due (after the expiration of any applicable grace period) and that default continues without a waiver, or (iii) any other default has occurred and continues without waiver (after the expiration of any applicable grace period) pursuant to which the holders of Senior Indebtedness of NEE Capital are permitted to accelerate the maturity of such Senior Indebtedness.  NEE Capital is a holding company that derives substantially all of its income from its operating subsidiaries.  NEE Capital’s subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts on the Junior Subordinated Debentures or to make any funds available for such payment.  Therefore, the Junior Subordinated Debentures will be effectively subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock issued, guaranteed or otherwise incurred by NEE Capital’s subsidiaries.  In addition to trade liabilities, many of NEE Capital’s operating subsidiaries incur debt in order to finance their business activities.  All of this indebtedness will be effectively senior to the Junior Subordinated Debentures.  The subordinated indenture pursuant to which the Junior Subordinated Debentures will be issued does not place any limit on the amount of Senior Indebtedness that NEE Capital may issue, guarantee or otherwise incur or the amount of liabilities, including debt or preferred stock, that NEE Capital’s subsidiaries may issue, guarantee or otherwise incur.  NEE Capital expects from time to time to incur additional indebtedness and other liabilities and to guarantee indebtedness that will be senior to the Junior Subordinated Debentures.  At June 8, 2012, NEE Capital’s Senior Indebtedness, on an unconsolidated basis, totaled approximately $7.0 billion.

The obligations of NEE under the Subordinated Guarantee are unsecured and will rank junior in right of payment to NEE’s Senior Indebtedness.  This means that NEE cannot make any payments under the Subordinated Guarantee until all holders of Senior Indebtedness of NEE have been paid in full, or provision has been made for such payment, if (i) certain events of bankruptcy, insolvency or reorganization of NEE have occurred, (ii) any Senior Indebtedness of NEE is not paid when due (after the expiration of any applicable grace period) and that default continues without a waiver, or (iii) any other default has occurred and continues without waiver (after the expiration of any applicable grace period) pursuant to which the holders of Senior Indebtedness of NEE are permitted to accelerate the maturity of such Senior Indebtedness.  NEE is a holding company that derives substantially all of its income from its operating subsidiaries.  NEE’s subsidiaries are separate and distinct legal entities and, other than NEE Capital, have no obligation to pay any amounts on the Junior Subordinated Debentures or to make any funds available for such payment.  Therefore, the Subordinated Guarantee will be effectively subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock issued, guaranteed or otherwise incurred by NEE’s subsidiaries.  In addition to trade liabilities, many of NEE’s operating subsidiaries incur debt in order to finance their business activities.  All of this indebtedness will be effectively senior to the Subordinated Guarantee.  The subordinated indenture pursuant to which the Junior Subordinated Debentures will be issued does not place any limit on the amount of Senior Indebtedness NEE may issue, guarantee or otherwise incur or the amount of liabilities, including debt or preferred stock, that NEE’s subsidiaries may issue, guarantee or otherwise incur.  NEE expects from time to time to incur additional indebtedness and other liabilities and to guarantee indebtedness that will be senior to the Subordinated Guarantee.  The NEE consolidated financial statements that are incorporated by reference in the accompanying prospectus show the aggregate amount of NEE subsidiary debt as of the date of those statements.  See “Specific Terms of the Junior Subordinated Debentures—Ranking of the Junior Subordinated Debentures and the Subordinated Guarantee” in this prospectus supplement.  At June 8, 2012, NEE’s Senior Indebtedness, on an unconsolidated basis, totaled approximately $7.0 billion, which amount consisted solely of NEE’s guarantees of NEE Capital indebtedness referred to in the paragraph above.

If NEE Capital defers interest payments on the Junior Subordinated Debentures, there will be United States federal income tax consequences to holders of the Junior Subordinated Debentures.

If NEE Capital defers interest payments on the Junior Subordinated Debentures for one or more Optional Deferral Periods, you likely will be required to include amounts in income for United States federal income tax purposes during such period, regardless of your method of accounting for United States federal income tax purposes.

If you sell your Junior Subordinated Debentures before the record date for the payment of interest at the end of an Optional Deferral Period, you will not receive such interest.  Instead, the accrued interest will be paid to the holder of record on the record date regardless of who the holder of record may have been on any other date during the Optional Deferral Period.  Moreover, amounts that you were required to include in income in respect of the Junior Subordinated Debentures during the Optional Deferral Period will be added to your adjusted tax basis in the Junior Subordinated Debentures, but may not be reflected in the amount that you realize on the sale.  To the extent the amount realized on a sale is less than your adjusted tax basis, you will recognize a capital loss for United States federal income tax purposes.  The deductibility of capital losses is subject to limitations.  See “Material United States Federal Income Tax Consequences—U.S. Holders—Sale, Exchange, Redemption or Retirement of the Junior Subordinated Debentures” in this prospectus supplement.

Rating agencies may change their practices for rating the Junior Subordinated Debentures, which change may affect the market price of the Junior Subordinated Debentures.  In addition, NEE Capital may redeem the Junior Subordinated Debentures if a rating agency makes certain changes in the equity credit methodology for securities such as the Junior Subordinated Debentures.

The rating agencies that currently or may in the future publish a rating for NEE Capital or NEE, including Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services (a Standard & Poor’s Financial Services LLC business), and Fitch Ratings, each of which is expected to initially publish a rating of the Junior Subordinated Debentures, may, from time to time in the future, change the way they analyze securities with features similar to the Junior Subordinated Debentures.  This may include, for example, changes to the relationship between ratings assigned to an issuer’s senior securities and ratings assigned to securities with features similar to the Junior Subordinated Debentures.  If the rating agencies change their practices for rating these types of securities in the future, and the ratings of the Junior Subordinated Debentures are subsequently lowered, that could have a negative impact on the trading price of the Junior Subordinated Debentures.  In addition, NEE Capital may redeem the Junior Subordinated Debentures before June 15, 2017 at its option, in whole but not in part, if a rating agency makes certain changes in the equity credit methodology for securities such as the Junior Subordinated Debentures.  See “Specific Terms of the Junior Subordinated Debentures—Right to Redeem Upon a Rating Agency Event” in this prospectus supplement.

Holders of the Junior Subordinated Debentures will have limited rights of acceleration.

The holders of the Junior Subordinated Debentures and the subordinated indenture trustee may accelerate payment of the principal, interest and premium, if any, on the Junior Subordinated Debentures only upon the occurrence and continuation of certain events of default.  Payment of principal, interest and premium, if any, on the Junior Subordinated Debentures may be accelerated upon the occurrence of an event of default under the subordinated indenture related to failure to pay interest within 30 days after it is due (other than interest deferred pursuant to one or more Optional Deferral Periods), failure to pay principal and premium, if any, on the Junior Subordinated Debentures when due, certain events of bankruptcy, insolvency or reorganization with respect to NEE Capital or NEE and, with certain exceptions, the cessation of effectiveness of the Subordinated Guarantee or the finding by any judicial proceeding that the Subordinated Guarantee is unenforceable or invalid or denial by NEE of its obligations under the Subordinated Guarantee.  Holders of the Junior Subordinated Debentures and the subordinated indenture trustee will not have the right to accelerate payment of the principal, interest and premium, if any, on the Junior Subordinated Debentures upon the breach of any other covenant in the subordinated indenture.  Some of the other series of junior subordinated debentures issued under the subordinated indenture prior to the issuance of the Junior Subordinated Debentures have the right to accelerate payment of the principal, interest and premium, if any, on those junior subordinated debentures upon the breach of other covenants in the subordinated indenture in certain circumstances.

SELECTED CONSOLIDATED INCOME STATEMENT DATA OF NEE AND SUBSIDIARIES

The following material, which is presented in this prospectus supplement solely to furnish limited introductory information, is qualified in its entirety by, and should be considered in conjunction with, the more detailed information incorporated by reference or provided in this prospectus supplement or in the accompanying prospectus.  In the opinion of NEE, all adjustments (consisting of normal recurring accruals) considered necessary for a fair financial statement presentation of the results of operations for the three months ended March 31, 2012 and 2011 have been made.  The results of operations for an interim period generally will not give a true indication of results for the year.

	Three Months Ended March 31,		Years Ended December 31,
	2012	2011	2011	2010	2009
	(In Millions, Except Per Share Amounts)
	(Unaudited)
Operating revenues	$3,371	$3,134	$15,341	$15,317	$15,643
Net income	$461	$268	$1,923	$1,957	$1,615
Weighted-average common shares outstanding (assuming dilution)	414.7	418.4	419.0	413.0	407.2
Earnings per share of common stock (assuming dilution)	$1.11	$0.64	$4.59	$4.74	$3.97

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

The information in this section supplements the information in the “Consolidated Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends” section on page 10 of the accompanying prospectus.

NEE’s consolidated ratio of earnings to fixed charges for the years ended December 31, 2011, 2010 and 2009, and for the three months ended March 31, 2012, was 3.00, 3.23, 2.91 and 2.96, respectively.

CONSOLIDATED CAPITALIZATION OF NEE AND SUBSIDIARIES

The following table shows NEE’s consolidated capitalization as of March 31, 2012, and as adjusted to reflect the issuance of the Junior Subordinated Debentures (assuming no exercise of the underwriters’ over-allotment option) and the other transactions described below.  This table, which is presented in this prospectus supplement solely to provide limited introductory information, is qualified in its entirety by, and should be considered in conjunction with, the more detailed information incorporated by reference or provided in this prospectus supplement or in the accompanying prospectus.

		Adjusted(a)
	March 31, 2012	Amount	Percent
	(In Millions)

Common shareholders’ equity	$15,223	$	(b)%
Long-term debt (excluding current maturities)	20,582			%
Total capitalization	$35,805		$100.0%

(a) To give effect to (i) the issuance of the Junior Subordinated Debentures offered by this prospectus supplement (assuming no exercise of the underwriters’ over-allotment option), (ii) the issuance of $600 million of equity units (initially consisting of corporate units) by NEE in May 2012, (iii) the issuance of $600 million of first mortgage bonds, 4.05% Series due June 1, 2042 by FPL in May 2012 and (iv) a total of approximately $155 million in debt issuances/draws for the period April 1, 2012 through June 7, 2012 (reflects U.S. dollar amounts based on the conversion rate as of the date of borrowing).  Adjusted amounts do not reflect the addition of any premiums or deduction of any discounts or commissions in connection with the issuance of the equity units, the first mortgage bonds and the Junior Subordinated Debentures.  Adjusted amounts do not reflect principal repayments of loans, principal repayments on storm-recovery bonds, the effect of adjustments related to premiums, discounts or fair value swaps or foreign currency translation adjustments.  Adjusted amounts also do not reflect any possible additional borrowings or issuance and sale of additional securities by NEE and its subsidiaries, including NEE Capital, from time to time after the date of this prospectus supplement.

(b)   Reflects a reduction of approximately $70 million representing the present value of the contract adjustment payments payable in connection with the issuance of equity units (initially consisting of corporate units) by NEE in May 2012 and an addition of $350 million representing the issuance of 5,400,500 shares of NEE common stock on June 1, 2012 upon the settlement of the stock purchase contracts which were issued in May 2009 as a component of corporate units

USE OF PROCEEDS

The information in this section supplements the information in the “Use of Proceeds” section on page 9 of the accompanying prospectus.  Please read these two sections together.

NEE Capital will add the net proceeds from the sale of the Junior Subordinated Debentures, which are expected to be approximately $        million (after deducting the underwriting discount and other offering expenses and without giving effect to any exercise of the over-allotment option), to its general funds.  NEE Capital expects to use its general funds to repay a portion of NEE Capital’s total outstanding commercial paper obligations and for other general corporate purposes.  As of June 8, 2012, NEE Capital had $409 million of outstanding commercial paper obligations which had maturities of up to 20 days and which had annual interest rates ranging from 0.41% to 0.56%.  NEE Capital will temporarily invest in short-term instruments any proceeds that are not immediately used for these purposes.

SPECIFIC TERMS OF THE JUNIOR SUBORDINATED DEBENTURES

The information in this section supplements the information in the “Description of FPL Group and FPL Group Capital Junior Subordinated Debentures and FPL Group Subordinated Guarantee” section beginning on page 54 of the accompanying prospectus.  Please read these two sections together.

General.  NEE Capital will issue the Junior Subordinated Debentures under an indenture, dated as of September 1, 2006, among NEE Capital, NEE, as guarantor, and The Bank of New York Mellon (formerly known as The Bank of New York), as subordinated indenture trustee, and referred to in this prospectus supplement as the “Subordinated Indenture.”  An officer’s certificate will supplement the Subordinated Indenture and create the specific terms of the Junior Subordinated Debentures.  Under the Subordinated Indenture, NEE Capital may issue an unlimited amount of additional subordinated debt securities.  The Subordinated Indenture does not limit the aggregate amount of indebtedness NEE Capital, NEE or their respective subsidiaries may issue, guarantee or incur.

The subordinated indenture trustee will initially be the security registrar and the paying agent for the Junior Subordinated Debentures.  All transactions with respect to the Junior Subordinated Debentures, including registration, transfer and exchange of the Junior Subordinated Debentures, will be handled by the security registrar at an office in New York City designated by NEE Capital.  NEE Capital has initially designated the Corporate Trust Office of the subordinated indenture trustee as that office.  In addition, holders of the Junior Subordinated Debentures should address any notices to NEE Capital regarding the Junior Subordinated Debentures to that office.  NEE Capital will notify holders of the Junior Subordinated Debentures of any change in the location of that office.

Interest and Payment.  NEE Capital will pay interest quarterly on the Junior Subordinated Debentures at the rate of       % per year.  The Junior Subordinated Debentures will mature on June 15, 2072.  NEE Capital will pay interest on the Junior Subordinated Debentures on March 15, June 15, September 15 and December 15 of each year, each such date referred to as an “interest payment date,” until maturity or earlier redemption.  The first interest payment date will be September 15, 2012.  The record date for interest payable on any interest payment date on the Junior Subordinated Debentures shall be the close of business (1) on the business day immediately preceding such interest payment date so long as all of the Junior Subordinated Debentures remain in book-entry only form, or (2) on the 15th calendar day immediately preceding each interest payment date if any of the Junior Subordinated Debentures do not remain in book-entry only form.  See “—Book-Entry Only Issuance.”  Interest on the Junior Subordinated Debentures will accrue from and including the date of original issuance to but excluding the first interest payment date.  Starting on the first interest payment date, interest on each Junior Subordinated Debenture will accrue from and including the last interest payment date to which NEE Capital has paid, or duly provided for the payment of, interest on that Junior Subordinated Debenture to but excluding the next succeeding interest payment date.  No interest will accrue on a Junior Subordinated Debenture for the day that such Junior Subordinated Debenture matures.  The amount of interest payable for any quarterly interest accrual period will be computed on the basis of a 360-day year consisting of twelve 30-day months.  The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the number of days in the period using 30-day calendar months.  If any date on which interest, principal or premium is payable on the Junior Subordinated Debentures falls on a day that is not a business day, then payment of the interest, principal or premium payable on that date will be made on the next succeeding day which is a business day, and no interest or payment will be paid in respect of the delay.  A “business day” is any day that is not a Saturday, a Sunday, or a day on which banking institutions or trust companies in New York City are generally authorized or required by law or executive order to remain closed.

In this prospectus supplement the term “interest” includes quarterly interest payments and applicable interest on interest payments accrued but not paid on the applicable interest payment date.

Ranking of the Junior Subordinated Debentures and the Subordinated Guarantee.  NEE Capital’s payment obligation under the Junior Subordinated Debentures will be unsecured and will rank junior and be subordinated in right of payment and upon liquidation to all of NEE Capital’s Senior Indebtedness, and NEE’s payment obligation under the Subordinated Guarantee will be unsecured and will rank junior and be subordinated in right of payment and upon liquidation to all of NEE’s Senior Indebtedness.  However, the Junior Subordinated Debentures and the Subordinated Guarantee will rank equally in right of payment with any Pari Passu Securities.

“Senior Indebtedness,” when used with respect to NEE Capital or NEE, means all of NEE Capital’s or NEE’s obligations, as the case may be, whether presently existing or from time to time hereafter incurred, created, assumed or existing, to pay principal, premium, interest, penalties, fees and any other payment in respect of any of the following:

•                  obligations for borrowed money, including without limitation, such obligations as are evidenced by credit agreements, notes, debentures, bonds or other securities or instruments;

•                  capitalized lease obligations;

•                  all obligations of the types referred to in the two preceding bullet points of others which NEE or NEE Capital, as the case may be, has assumed, endorsed, guaranteed, contingently agreed to purchase or provide funds for the payment of, or otherwise becomes liable for, under any agreement; or

•                  all renewals, extensions or refundings of obligations of the kinds described in any of the preceding categories.

Any such obligation, indebtedness, renewal, extension or refunding, however, will not be Senior Indebtedness if the instrument creating or evidencing it or the assumption or guarantee of it provides that it is not superior in right of payment to or is equal in right of payment with the Junior Subordinated Debentures or the Subordinated Guarantee, as the case may be.  Furthermore, trade accounts payable and accrued liabilities arising in the ordinary course of business will not be Senior Indebtedness.  Senior Indebtedness will be entitled to the benefits of the subordination provisions in the Subordinated Indenture irrespective of the amendment, modification or waiver of any term of the Senior Indebtedness.

No payment of the principal (including redemption and sinking fund payments) of, or interest, or premium, if any, on the Junior Subordinated Debentures may be made by NEE Capital until all holders of Senior Indebtedness have been paid in full (or provision has been made for such payment), if any of the following occurs:

•                  certain events of bankruptcy, insolvency or reorganization of NEE Capital;

•                  any Senior Indebtedness of NEE Capital is not paid when due (after the expiration of any applicable grace period) and that default continues without waiver; or

•                  any other default has occurred and continues without waiver (after the expiration of any applicable grace period) pursuant to which the holders of Senior Indebtedness of NEE Capital are permitted to accelerate the maturity of such Senior Indebtedness.

Upon any distribution of assets of NEE Capital to creditors in connection with any insolvency, bankruptcy or similar proceeding, all principal of, and premium, if any, and interest due or to become due on all Senior Indebtedness of NEE Capital must be paid in full before the holders of the Junior Subordinated Debentures are entitled to receive or retain any payment from such distribution.  See “Description of FPL Group and FPL Group Capital Junior Subordinated Debentures and FPL Group Subordinated Guarantee—Subordination” in the accompanying prospectus.

“Pari Passu Securities” means:

•                  indebtedness and other securities that, among other things, by its terms ranks equally with the Junior Subordinated Debentures, with respect to NEE Capital, and the Subordinated Guarantee, with respect to NEE, in right of payment and upon liquidation; and

•                  guarantees of indebtedness or other securities described in the preceding bullet point.

“Pari Passu Securities” also include NEE Capital’s trade accounts payable and accrued liabilities arising in the ordinary course of business, but does not include junior subordinated debentures previously issued by NEE Capital or the subordinated guarantee previously issued by NEE of those junior subordinated debentures in connection with the outstanding preferred trust securities of FPL Group Capital Trust I, which will rank senior to the Junior Subordinated Debentures and the Subordinated Guarantee.  “Pari Passu Securities” include approximately $689 million aggregate principal amount of junior subordinated debentures issued by NEE Capital, and guaranteed by NEE, in September 2006, approximately $380 million aggregate principal amount of junior subordinated debentures issued by NEE Capital, and guaranteed by NEE, in June 2007, $600 million aggregate principal amount of junior subordinated debentures issued by NEE Capital, and guaranteed by NEE, in September 2007, $375 million aggregate principal amount of junior subordinated debentures issued by NEE Capital, and guaranteed by NEE, in March 2009 and $400 million aggregate principal amount of junior subordinated debentures issued by NEE Capital, and guaranteed by NEE, in March 2012.

NEE Capital is a holding company that derives substantially all of its income from its operating subsidiaries.  NEE Capital’s subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts on the Junior Subordinated Debentures or to make any funds available for such payment.  Therefore, the Junior Subordinated Debentures will be effectively subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock issued, guaranteed or otherwise incurred by NEE Capital’s subsidiaries.  In addition to trade liabilities, many of NEE Capital’s operating subsidiaries incur debt in order to finance their business activities.  All of this indebtedness will be effectively senior to the Junior Subordinated Debentures.  The Subordinated Indenture does not place any limit on the amount of Senior Indebtedness that NEE Capital may issue, guarantee or otherwise incur or the amount of liabilities, including debt or preferred stock, that NEE Capital’s subsidiaries may issue, guarantee or otherwise incur.  NEE Capital expects from time to time to incur additional indebtedness and other liabilities and to guarantee indebtedness that will be senior to the Junior Subordinated Debentures.  At June 8, 2012, NEE Capital’s Senior Indebtedness, on an unconsolidated basis, totaled approximately $7.0 billion.

NEE is a holding company that derives substantially all of its income from its operating subsidiaries.  NEE’s subsidiaries are separate and distinct legal entities and, other than NEE Capital, have no obligation to pay any amounts on the Junior Subordinated Debentures or to make any funds available for such payment.  Therefore, the Subordinated Guarantee will be effectively subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock issued, guaranteed or otherwise incurred by NEE’s subsidiaries.  In addition to trade liabilities, many of NEE’s operating subsidiaries incur debt in order to finance their business activities.  All of this indebtedness will be effectively senior to the Subordinated Guarantee.  The Subordinated Indenture does not place any limit on the amount of Senior Indebtedness that NEE may issue, guarantee or otherwise incur or the amount of liabilities, including debt or preferred stock, that NEE’s subsidiaries may issue, guarantee or otherwise incur.  NEE expects from time to time to incur additional indebtedness and other liabilities and to guarantee indebtedness that will be senior to the Subordinated Guarantee.  At June 8, 2012, NEE’s Senior Indebtedness, on an unconsolidated basis, totaled approximately $7.0 billion, which amount consisted solely of NEE’s guarantees of NEE Capital indebtedness referred to in the paragraph above.

Optional Redemption.  NEE Capital may redeem any of the Junior Subordinated Debentures, at its option, at any time or from time to time, on any date prior to their maturity (each a “Redemption Date”).  NEE Capital will give notice of its intent to redeem any of the Junior Subordinated Debentures at least 30 but no more than 60 days prior to a Redemption Date (a “Redemption Notice”).  If NEE Capital redeems, in whole or in part, the Junior Subordinated Debentures before June 15, 2017, it will (except as otherwise specified in this prospectus supplement under “—Right to Redeem Upon a Tax Event,” and “—Right to Redeem Upon a Rating Agency Event”) pay a redemption price (“Redemption Price”) equal to the sum of: (1) 100% of the principal amount of the Junior Subordinated Debentures being redeemed plus (2) accrued and unpaid interest thereon, if any, to but excluding the Redemption Date plus (3) any applicable “make-whole premium.”  If NEE Capital redeems all or any part of the Junior Subordinated Debentures at any time on or after June 15, 2017, it will pay a redemption price equal to 100% of the principal amount of the Junior Subordinated Debentures being redeemed, plus accrued and unpaid interest thereon, if any, to but excluding the Redemption Date.  The Redemption Price for the Junior Subordinated Debentures will never be less than 100% of the principal amount of those Junior Subordinated Debentures plus accrued and unpaid interest on those Junior Subordinated Debentures to but excluding the Redemption Date.

The amount of the make-whole premium with respect to the Junior Subordinated Debentures to be redeemed in accordance with the foregoing paragraph will be equal to the excess, if any, of:

(1)                                 the sum of the present values (calculated as of the Redemption Date) of:

(a)                                 each interest payment that, but for such redemption, would have been payable on the Junior Subordinated Debentures being redeemed on each interest payment date occurring during the period from (and including) the Redemption Date to June 15, 2017 (excluding any accrued interest for the period prior to the Redemption Date); and

(b)                                 the principal amount that, but for such redemption, would have been payable at the final maturity of the Junior Subordinated Debentures being redeemed; over

(2)                                 the principal amount of the Junior Subordinated Debentures being redeemed.

The present values of interest and principal payments referred to in clause (1) above will be determined in accordance with generally accepted principles of financial analysis.  Such present values will be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the Redemption Date at a discount rate equal to the Treasury Yield (as defined below) plus      basis points.

NEE Capital will appoint an independent investment banking institution of national standing to calculate the make-whole premium; provided that Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, UBS Securities LLC or Wells Fargo Securities, LLC will make such calculation if (1) NEE Capital fails to make such appointment at least 30 days prior to the Redemption Date, or (2) the institution so appointed is unwilling or unable to make such calculation.  If Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, UBS Securities LLC or Wells Fargo Securities, LLC is to make such calculation but if none is willing or able to do so, then the subordinated indenture trustee will appoint an independent investment banking institution of national standing, in consultation with NEE Capital, to make such calculation.  In any case, the institution making such calculation is referred to in this prospectus supplement as an “Independent Investment Banker.”

For purposes of determining the make-whole premium, “Treasury Yield” means a rate of interest per year equal to the weekly average yield to maturity of United States Treasury Notes that have a constant maturity that corresponds to the remaining term to June 15, 2017 of the Junior Subordinated Debentures to be redeemed, calculated to the nearest 1/12th of a year (the “Remaining Term”).  The Independent Investment Banker will determine the Treasury Yield as of the third business day immediately preceding the applicable Redemption Date.

The Independent Investment Banker will determine the weekly average yields of United States Treasury Notes by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated “H.15(519) Selected Interest Rates” or any successor release (the “H.15 Statistical Release”).  If the H.15 Statistical Release sets forth a weekly average yield for United States Treasury Notes having a constant maturity that is the same as the Remaining Term, then the Treasury Yield will be equal to such weekly average yield.  In all other cases, the Independent Investment Banker will calculate the Treasury Yield by interpolation, on a straight-line basis, between the weekly average yields on the United States Treasury Notes that have a constant maturity closest to and greater than the Remaining Term and the United States Treasury Notes that have a constant maturity closest to and less than the Remaining Term (in each case as set forth in the H.15 Statistical Release).  The Independent Investment Banker will round any weekly average yields so calculated to the nearest 1/100th of 1%, and will round upward for any figure of 1/200th of 1% or above.  If weekly average yields for United States Treasury Notes are not available in the H.15 Statistical Release or otherwise, then the Independent Investment Banker will select comparable rates and calculate the Treasury Yield by reference to those rates.

If NEE Capital at any time elects to redeem some but not all of the Junior Subordinated Debentures, the subordinated indenture trustee will select the particular Junior Subordinated Debentures to be redeemed using any method that it deems fair and appropriate.  However, if the Junior Subordinated Debentures are solely registered in the name of Cede & Co. and traded through DTC, then DTC will select the Junior Subordinated Debentures to be redeemed in accordance with its practices as described below in “—Book-Entry Only Issuance.”

The consummation of an optional redemption shall be subject to the subordinated indenture trustee’s receipt of the required redemption moneys on or before the applicable Redemption Date (and no such redemption shall occur unless such moneys have been received by the subordinated indenture trustee on or before such date).

Right to Redeem Upon a Tax Event.  Before June 15, 2017, NEE Capital may redeem, upon a Redemption Notice, in whole but not in part, the Junior Subordinated Debentures, at any time within 90 days after there is a Tax Event (as defined below), at the redemption price equal to the sum of: (1) 100% of the principal amount of the Junior Subordinated Debentures being redeemed plus (2) accrued and unpaid interest thereon, if any, to the date fixed for redemption (“Tax Event Redemption Date”).

The consummation of a redemption upon a Tax Event shall be subject to the subordinated indenture trustee’s receipt of the required redemption moneys on or before the Tax Event Redemption Date (and no such redemption shall occur unless such moneys have been received by the subordinated indenture trustee on or before such date).

A “Tax Event” happens when NEE or NEE Capital has received an opinion of counsel experienced in tax matters that, as a result of:

•                  any amendment to, clarification of, or change, including any announced prospective change, in the laws or treaties of the United States or any of its political subdivisions or taxing authorities, or any regulations under those laws or treaties;

•                  an administrative action, which means any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement including any notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation;

•                  any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the previously generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, regardless of the time or manner in which that amendment, clarification or change is introduced or made known; or

•                  a threatened challenge asserted in writing in connection with an audit of NEE or NEE Capital or any of their subsidiaries, or a publicly-known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Junior Subordinated Debentures, which amendment, clarification, or change is effective or the administrative action is taken or judicial decision, interpretation or pronouncement is issued or threatened challenge is asserted or becomes publicly-known after the date of this prospectus supplement, there is more than an insubstantial risk that interest payable by NEE Capital on the Junior Subordinated Debentures is not deductible, or within 90 days would not be deductible, in whole or in part, by NEE Capital for United States federal income tax purposes.

Right to Redeem Upon a Rating Agency Event.  Before June 15, 2017, NEE Capital may, upon a Redemption Notice given at any time within 90 days after the conclusion of any review or appeal process instituted by NEE Capital or NEE following the occurrence of a Rating Agency Event (as defined below), redeem the Junior Subordinated Debentures in whole but not in part at the redemption price equal to the sum of (1) 102% of the principal amount of the Junior Subordinated Debentures being redeemed plus (2) accrued and unpaid interest thereon, if any, to the date fixed for redemption (“Rating Agency Event Redemption Date”).

The consummation of a redemption upon a Rating Agency Event shall be subject to the subordinated indenture trustee’s receipt of the required redemption moneys on or before the Rating Agency Event Redemption Date (and no such redemption shall occur unless such moneys have been received by the subordinated indenture trustee on or before such date).

“Rating Agency Event” means a change to the methodology or criteria that were employed by an applicable rating agency (as defined below) for purposes of assigning equity credit to securities such as the Junior Subordinated Debentures on the date of initial issuance of the Junior Subordinated Debentures (the “current methodology”), which change either (i) shortens the period of time during which equity credit pertaining to the Junior Subordinated Debentures would have been in effect had the current methodology not been changed by the applicable rating agency, or (ii) reduces the amount of equity credit assigned to the Junior Subordinated Debentures by the applicable rating agency as compared with the amount of equity credit that such rating agency had assigned to the Junior Subordinated Debentures as of the date of initial issuance thereof.

The term “rating agency” means any nationally recognized statistical rating organization (within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934 and sometimes referred to in this prospectus supplement as a “rating agency”), and the term “applicable rating agency” means any rating agency that (i)(a) published a rating for NEE Capital or NEE on the date of initial issuance of the Junior Subordinated Debentures and (b) publishes a rating for NEE Capital or NEE at such time as a Rating Agency Event occurs, or (ii) any successor to a rating agency described in the preceding clause (i).

Option to Defer Interest Payments.  So long as there is no event of default under the Subordinated Indenture, NEE Capital may defer interest payments on the Junior Subordinated Debentures, from time to time, for one or more Optional Deferral Periods of up to 10 consecutive years per Optional Deferral Period.  However, a deferral of interest payments cannot extend beyond the maturity date of the Junior Subordinated Debentures.  During an Optional Deferral Period, interest will continue to accrue on the Junior Subordinated Debentures, compounded quarterly, and deferred interest payments will accrue additional interest at a rate equal to the interest rate on the Junior Subordinated Debentures, to the extent permitted by applicable law.  No interest will be due and payable on the Junior Subordinated Debentures until the end of the Optional Deferral Period except upon a redemption of the Junior Subordinated Debentures during the deferral period.

NEE Capital may pay at any time all or any portion of the interest accrued to that point during an Optional Deferral Period.  At the end of the Optional Deferral Period or on any redemption date, NEE Capital will be obligated to pay all accrued and unpaid interest.

Once all accrued and unpaid interest on the Junior Subordinated Debentures has been paid, NEE Capital again can defer interest payments on the Junior Subordinated Debentures as described above, provided that an Optional Deferral Period cannot extend beyond the maturity date of the Junior Subordinated Debentures.

If NEE Capital defers interest for a period of 10 consecutive years from the commencement of an Optional Deferral Period, NEE Capital will be required to pay all accrued and unpaid interest at the conclusion of the 10-year period, and to the extent it does not do so, NEE will be required to make guarantee payments in accordance with the Subordinated Guarantee with respect thereto.  If NEE Capital fails to pay in full all accrued and unpaid interest at the conclusion of the 10-year period, such failure continues for 30 days and NEE fails to make guarantee payments with respect thereto, an event of default that gives rise to acceleration of principal and interest on the Junior Subordinated Debentures will occur under the Subordinated Indenture.  See “Description of FPL Group and FPL Group Capital Junior Subordinated Debentures and FPL Group Subordinated Guarantee—Events of Default” and “Description of FPL Group and FPL Group Capital Junior Subordinated Debentures and FPL Group Subordinated Guarantee—Remedies” in the accompanying prospectus.

During any period in which NEE Capital defers interest payments on the Junior Subordinated Debentures, neither NEE nor NEE Capital will, and each will cause their majority-owned subsidiaries not to, do any of the following (with limited exceptions):

•                  declare or pay any dividend or distribution on NEE’s or NEE Capital’s capital stock;

•                  redeem, purchase, acquire or make a liquidation payment with respect to any of NEE’s or NEE Capital’s capital stock;

•                  pay any principal, interest or premium on, or repay, repurchase or redeem any of NEE’s or NEE Capital’s debt securities that are equal or junior in right of payment with the Junior Subordinated Debentures or the Subordinated Guarantee (as the case may be); or

•                  make any payments with respect to any NEE or NEE Capital guarantee of debt securities if such guarantee is equal or junior in right of payment to the Junior Subordinated Debentures or the Subordinated Guarantee (as the case may be).

See “Specific Terms of the Junior Subordinated Debentures—Modification of the Subordinated Indenture” (which describes the right of NEE and NEE Capital to modify the restrictions described above) in this prospectus supplement and “Description of FPL Group and FPL Group Capital Junior Subordinated Debentures and FPL Group Subordinated Guarantee—Option to Defer Interest Payments” (which includes a description of the limited exceptions to the restrictions described above) in the accompanying prospectus.

Limitation on Remedies.  Each of the following constitutes an event of default under the Subordinated Indenture with respect to the Junior Subordinated Debentures:

(1)                                 failure to pay interest on the Junior Subordinated Debentures within 30 days after it is due (provided, however, that a failure to pay interest during a valid Optional Deferral Period will not constitute an event of default);

(2)                                 failure to pay principal or premium, if any, on the Junior Subordinated Debentures when it is due;

(3)                                 failure to comply with any other covenant in the Subordinated Indenture, other than a covenant that does not apply to the Junior Subordinated Debentures, that continues for 90 days after NEE Capital and NEE receive written notice of such failure to comply from the subordinated indenture trustee, or NEE Capital, NEE and the subordinated indenture trustee receive written notice of such failure to comply from the registered owners of at least 33% in principal amount of the Junior Subordinated Debentures;

(4)                                 certain events of bankruptcy, insolvency or reorganization of NEE Capital or NEE; and

(5)                                 with certain exceptions, the Subordinated Guarantee ceases to be effective, is found by a judicial proceeding to be unenforceable or invalid or is denied or disaffirmed by NEE.

See “Description of FPL Group and FPL Group Capital Junior Subordinated Debentures and FPL Group Subordinated Guarantee—Events of Default” in the accompanying prospectus for discussion of the applicable grace periods.

With respect to the Junior Subordinated Debentures,

•                  if any event of default, other than an event of default listed in item (3) above exists, and such event of default is not applicable to all outstanding securities issued under the Subordinated Indenture (the “Subordinated Indenture Securities”), then either the subordinated indenture trustee or the registered owners of at least 33% in aggregate principal amount of the Subordinated Indenture Securities of each of the affected series may declare the principal of and accrued but unpaid interest on all the Subordinated Indenture Securities of that series to be due and payable immediately; or

•                  if any event of default, other than an event of default listed in item (3) above, is applicable to all outstanding Subordinated Indenture Securities, then only the subordinated indenture trustee or the registered owners of at least 33% in aggregate principal amount of all outstanding Subordinated Indenture Securities of all series, voting as one class, and not the registered owners of any one series, may make a declaration of acceleration.

Accordingly, if an event of default listed in item (3) above exists, the registered owners of the Junior Subordinated Debentures will not be entitled to vote to make a declaration of acceleration (and the Junior Subordinated Debentures will not be considered outstanding for the purpose of determining whether the required vote, described in the bullet points above, has been obtained), and the subordinated indenture trustee will not have a right to make such declaration with respect to the Junior Subordinated Debentures.

The exception to the right to accelerate payment of the principal of and accrued but unpaid interest on Subordinated Indenture Securities for an event of default listed in item (3) above does not apply to any series of Subordinated Indenture Securities issued prior to the September 2007 issuances of the Series D Junior Subordinated Debentures due 2067, and the Series E Junior Subordinated Debentures due 2067.  Payment on each series of Subordinated Indenture Securities issued prior to the issuance of the Series D Junior Subordinated Debentures due 2067 and the Series E Junior Subordinated Debentures due 2067 and currently outstanding can be accelerated in the manner discussed above, upon the occurrence of each event of default listed above, and applicable to that series, including an event of default listed in item (3) above.  See “Description of FPL Group and FPL Group Capital Junior Subordinated Debentures and FPL Group Subordinated Guarantee—Remedies” in the accompanying prospectus for a discussion of remedies available to the registered owners of the Subordinated Indenture Securities (modified, as described above, for the Series D Junior Subordinated Debentures due 2067, the Series E Junior Subordinated

Debentures due 2067, the Series F Junior Subordinated Debentures due 2069, the Series G Junior Subordinated Debentures due March 1, 2072 and the Series H Junior Subordinated Debentures due June 15, 2072).

Modification of the Subordinated Indenture.  NEE and NEE Capital have reserved the right to amend the Subordinated Indenture without the consent or action of the holders of any junior subordinated debentures issued after October 1, 2006, including the Junior Subordinated Debentures, to modify the exceptions to the restrictions described above under “—Option to Defer Interest Payments” applicable during any period in which NEE Capital defers interest payments on such junior subordinated debentures (including the Junior Subordinated Debentures) to allow payments with respect to any preferred trust securities or debt securities, or any guarantee thereof (including the Subordinated Guarantee), executed and delivered by NEE, NEE Capital or any of their subsidiaries, in each case that rank equal in right of payment to such junior subordinated debentures or the related guarantee, as the case may be, so long as the amount of payments made on account of such securities or guarantees is paid on all such securities or guarantees then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities or guarantees is then entitled if paid in full.

Book-Entry Only Issuance.  The Junior Subordinated Debentures will trade through DTC.  The Junior Subordinated Debentures will be represented by one or more global certificates and registered in the name of Cede & Co., DTC’s nominee.  Upon issuance of the Junior Subordinated Debentures, DTC or its nominee will credit, on its book-entry registration and transfer system, the principal amount of the Junior Subordinated Debentures represented by such global securities to the accounts of institutions that have an account with DTC or its participants.  The accounts to be credited shall be designated by the underwriters.  Ownership of beneficial interests in the global securities will be limited to participants or persons that may hold interests through participants.  The global certificates will be deposited with the subordinated indenture trustee as custodian for DTC.

DTC is a clearing corporation within the meaning of the New York Uniform Commercial Code and a clearing agency registered under Section 17A of the Securities Exchange Act of 1934.  DTC holds securities for its participants.  DTC also facilitates the post-trade settlement of securities transactions among its participants through electronic computerized book-entry transfers and pledges in the participants’ accounts.  This eliminates the need for physical movement of securities certificates.  The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.  DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).  DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies.  DTCC is owned by the users of its regulated subsidiaries.  Others who clear through or maintain a custodial relationship with a participant can use the DTC system.  The rules that apply to DTC and those using its systems are on file with the Securities and Exchange Commission.

Purchases of the Junior Subordinated Debentures within the DTC system must be made through participants, who will receive a credit for the Junior Subordinated Debentures on DTC’s records.  The beneficial ownership interest of each purchaser will be recorded on the appropriate participant’s records.  Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners should receive written confirmations of the transactions, as well as periodic statements of their holdings, from the participants through whom they purchased Junior Subordinated Debentures.  Transfers of ownership in the Junior Subordinated Debentures are to be accomplished by entries made on the books of the participants acting on behalf of beneficial owners.  Beneficial owners will not receive certificates for their Junior Subordinated Debentures, except if use of the book-entry system for the Junior Subordinated Debentures is discontinued.

To facilitate subsequent transfers, all Junior Subordinated Debentures deposited by participants with DTC are registered in the name of DTC’s nominee, Cede & Co.  The deposit of the Junior Subordinated Debentures with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership.  DTC has no knowledge of the actual beneficial owners of the Junior Subordinated Debentures.  DTC’s records reflect only the identity of the participants to whose accounts such Junior Subordinated Debentures are credited.  These participants may or may not be the beneficial owners.  Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to participants, and by participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.  Beneficial owners of Junior Subordinated Debentures may wish to take certain steps to augment transmission to them of notices of significant events with respect to the Junior Subordinated Debentures, such as redemptions, tenders, defaults and proposed amendments to the Subordinated Indenture.  Beneficial owners of the Junior Subordinated Debentures may wish to ascertain that the nominee holding the Junior Subordinated Debentures has agreed to obtain and transmit notices to the beneficial owners.

Redemption notices will be sent to Cede & Co., as registered holder of the Junior Subordinated Debentures.  If less than all of the Junior Subordinated Debentures are being redeemed, DTC’s practice is to determine by lot the amount of Junior Subordinated Debentures of each participant to be redeemed.

Neither DTC nor Cede & Co. will itself consent or vote with respect to Junior Subordinated Debentures, unless authorized by a participant in accordance with DTC’s procedures.  Under its usual procedures, DTC would mail an omnibus proxy to NEE Capital as soon as possible after the record date.  The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those participants to whose accounts the Junior Subordinated Debentures are credited on the record date.  NEE Capital and NEE believe that these arrangements will enable the beneficial owners to exercise rights equivalent in substance to the rights that can be directly exercised by a registered holder of the Junior Subordinated Debentures.

Payments of redemption proceeds, principal of, and interest on the Junior Subordinated Debentures will be made to Cede & Co., or such other nominee as may be requested by DTC.  DTC’s practice is to credit participants’ accounts upon DTC’s receipt of funds and corresponding detail information from NEE Capital or its agent, on the payable date in accordance with their respective holdings shown on DTC’s records.  Payments by participants to beneficial owners will be governed by standing instructions and customary practices.  Payments will be the responsibility of participants and not of DTC, the subordinated indenture trustee, NEE Capital or NEE, subject to any statutory or regulatory requirements as may be in effect from time to time.  Payment of redemption proceeds, principal and interest to Cede & Co. (or such other nominee as may be requested by DTC) is the responsibility of NEE Capital.  Disbursement of payments to participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of participants.

Except as provided in this prospectus supplement, a beneficial owner will not be entitled to receive physical delivery of the Junior Subordinated Debentures.  Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the Junior Subordinated Debentures.

DTC may discontinue providing its services as securities depositary with respect to the Junior Subordinated Debentures at any time by giving reasonable notice to NEE Capital.  In the event no successor securities depositary is obtained, certificates for the Junior Subordinated Debentures will be printed and delivered.  NEE Capital and NEE may decide to replace DTC or any successor depositary.  Additionally, subject to the procedures of DTC, NEE Capital and NEE may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to some or all of the Junior Subordinated Debentures.  In that event, certificates for such Junior Subordinated Debentures will be printed and delivered. If certificates for Junior Subordinated Debentures are printed and delivered,

•                  the Junior Subordinated Debentures will be issued in fully registered form without coupons;

•                  a holder of certificated Junior Subordinated Debentures would be able to exchange those Junior Subordinated Debentures, without charge, for an equal aggregate principal amount of Junior Subordinated Debentures of the same series, having the same issue date and with identical terms and provisions; and

•                  a holder of certificated Junior Subordinated Debentures would be able to transfer those Junior Subordinated Debentures without cost to another holder, other than for applicable stamp taxes or other governmental charges.

However, NEE Capital shall not be required to make transfers or exchanges of certificated Junior Subordinated Debentures for a period of 15 days next preceding any notice identifying Junior Subordinated Debentures to be redeemed, and NEE Capital shall not be required to make transfers or exchanges of any certificated Junior Subordinated Debentures designated in whole or in part for redemption, except the unredeemed portion of any Junior Subordinated Debenture being redeemed in part.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that NEE Capital and NEE believe to be reliable.  None of NEE Capital, NEE or the underwriters take any responsibility for the accuracy of this information.

Agreement by Holders of Certain Tax Treatment.  Each holder of the Junior Subordinated Debentures will, by accepting the Junior Subordinated Debentures or a beneficial interest therein, be deemed to have agreed that the holder intends that the Junior Subordinated Debentures constitute indebtedness and will treat the Junior Subordinated Debentures as indebtedness for all United States federal, state and local tax purposes.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion describes the material U.S. federal income tax consequences of the purchase, ownership and disposition of the Junior Subordinated Debentures and sets forth the opinions of Morgan, Lewis & Bockius LLP, special tax counsel to NEE Capital and NEE.  This discussion only applies to Junior Subordinated Debentures held as capital assets by holders who purchase the Junior Subordinated Debentures in the initial offering at their “issue price,” which will equal the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the Junior Subordinated Debentures are sold for money.  This discussion does not describe all of the material tax considerations that may be relevant to holders in light of their particular circumstances or to holders subject to special rules, such as certain financial institutions, banks, insurance companies, tax-exempt entities, certain former citizens or residents of the United States, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting, partnerships and other pass-through entities (and persons holding Junior Subordinated Debentures through a partnership or other pass-through entity), persons holding Junior Subordinated Debentures as part of a hedge, straddle, constructive sale, conversion transaction or other integrated transaction, holders whose functional currency is not the U.S. dollar, passive foreign investment companies, controlled foreign corporations and corporations that accumulate earnings to avoid U.S. federal income tax.  In addition, this discussion does not address the effect of any state, local, foreign or other tax laws or any U.S. federal estate, gift or alternative minimum tax considerations.  This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect.

As used in this prospectus supplement, the term “U.S. holder” means a beneficial owner of a Junior Subordinated Debenture that is for U.S. federal income tax purposes:

•                  an individual citizen or resident of the United States;

•                  a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any state thereof or the District of Columbia;

•                  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•                  a trust if (i) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) that trust was in existence on August 20, 1996, and has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust.

As used in this prospectus supplement, the term “non-U.S. holder” means a beneficial owner of a Junior Subordinated Debenture that is neither a U.S. holder nor a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

Persons considering the purchase of Junior Subordinated Debentures should consult their own tax advisors as to the U.S. federal income tax considerations relating to the purchase, ownership and disposition of Junior Subordinated Debentures in light of their particular circumstances, as well as the effect of any state, local, foreign or other tax laws.

Classification of the Junior Subordinated Debentures

The determination of whether a security should be classified as indebtedness or equity for U.S. federal income tax purposes requires a judgment based on all relevant facts and circumstances.  There is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities similar to the Junior Subordinated Debentures.  In the opinion of Morgan, Lewis & Bockius LLP, under current law and based on the facts contained in this prospectus supplement, the terms of the Subordinated Indenture and the Junior Subordinated Debentures, and certain assumptions and representations relied upon in rendering the opinion, the Junior Subordinated Debentures will be treated as indebtedness of NEE Capital for U.S. federal income tax purposes (although there is no controlling authority directly on point).  This opinion is not binding on the Internal Revenue Service (“IRS”) or any court and there can be no assurance that the IRS or a court will agree with this opinion.  If the IRS were to successfully challenge the classification of the Junior Subordinated Debentures as indebtedness, interest payments on the Junior Subordinated Debentures would be treated for U.S. federal income tax purposes as dividends to the extent of NEE Capital’s or, potentially, NEE’s current or accumulated earnings and profits.  In the case of non-U.S. holders, distributions treated as dividends would be subject to withholding of U.S. income tax, except to the extent otherwise provided by an applicable income tax treaty.  NEE Capital and NEE each agree, and by acquiring an interest in a Junior Subordinated Debenture each beneficial owner of a Junior Subordinated Debenture will agree, to treat the Junior Subordinated Debentures as indebtedness for U.S. federal income tax purposes.  Holders should consult their own tax advisors regarding the tax consequences that will arise if the Junior Subordinated Debentures are not treated as indebtedness for U.S. federal income tax purposes.  The remainder of this discussion assumes that the Junior Subordinated Debentures will be respected as indebtedness for U.S. federal income tax purposes.

U.S. Holders

Payments of Interest.

Except as described below, a U.S. holder will be taxed on any stated interest on the Junior Subordinated Debentures at the time that such interest is received or accrued, in accordance with such U.S. holder’s method of accounting for U.S. federal income tax purposes.

Original Issue Discount.

Special rules apply with respect to debt instruments that are issued with original issue discount (“OID”).  Under applicable Treasury regulations relating to OID, the possibility that stated interest on the Junior Subordinated Debentures might be deferred (see “Specific Terms of the Junior Subordinated Debentures—Option to Defer Interest Payments”) could result in the Junior Subordinated Debentures being treated as issued with OID, unless the likelihood of such deferral is considered remote.  NEE Capital believes and intends to take the position that the likelihood of exercising its option to defer payment of stated interest is remote within the meaning of the Treasury regulations in part because the exercise of the option to defer payments of stated interest on the Junior Subordinated Debentures would generally prevent NEE Capital (and NEE) from: (1) declaring or paying any dividend or distribution on NEE Capital’s or NEE’s capital stock; (2) redeeming, purchasing, acquiring or making a liquidation payment with respect to any of NEE Capital’s or NEE’s capital stock; (3) paying any principal, interest or premium on, or repaying, repurchasing or redeeming any of NEE Capital’s or NEE’s debt securities that are equal or junior in right of payment with the Junior Subordinated Debentures or the Subordinated Guarantee; or (4) making any payments with respect to any NEE Capital or NEE guarantee of debt securities if such guarantee is equal or junior in right of payment to the Junior Subordinated Debentures or the Subordinated Guarantee.  Similarly, in certain circumstances (e.g., “Specific Terms of the Junior Subordinated Debentures—Optional Redemption”), NEE Capital may be obligated to pay amounts in excess of stated interest on or principal of the Junior Subordinated Debentures.  Such excess payments will not affect the amount of interest income that a U.S. holder recognizes if there is only a remote likelihood that such payments will be made.  NEE Capital believes and intends to take the position that the likelihood that it will make any such payments is remote.  NEE Capital’s determination regarding the remoteness of these contingencies is binding on a holder, unless the holder discloses in the proper manner to the IRS that it is taking a different position.  Based on these positions, the Junior Subordinated Debentures should not be treated as having been issued with OID.  Accordingly, except as set forth below, each U.S. holder should include in gross income that holder’s allocable share of interest on the Junior Subordinated Debentures in accordance with that holder’s method of tax accounting.

However, if the IRS successfully challenged NEE Capital’s position regarding the remoteness of the contingencies described above, the Junior Subordinated Debentures would be treated as issued with OID at the time of issuance.  If the possibility of interest deferral were determined not to be remote, the Junior Subordinated Debentures would be treated as issued with OID and all stated interest on the Junior Subordinated Debentures would be treated as OID.  Furthermore, if payments of stated interest on the Junior Subordinated Debentures are deferred, the Junior Subordinated Debentures may at that time be treated, solely for purposes of determining the amount of OID on the Junior Subordinated Debentures, as having been retired and reissued with OID, and the sum of the remaining interest payments on the Junior Subordinated Debentures would be OID.  In the event the Junior Subordinated Debentures are treated as issued with OID, each U.S. holder would be required to accrue and include OID in taxable income on a constant yield basis before the receipt of the cash attributable to the interest (regardless of that U.S. holder’s method of tax accounting), and actual distributions of stated interest would not be reported as taxable income.

If the possibility of excess payments were determined not to be remote, the Junior Subordinated Debentures could be treated as “contingent payment debt instruments,” in which case a U.S. holder would be required to accrue interest income on the Junior Subordinated Debentures in excess of stated interest and treat as ordinary income rather than as capital gain any income realized on the taxable disposition of Junior Subordinated Debentures.  In the event excess payments are made, the U.S. holder will be required to recognize such amounts as income.  The remainder of this discussion assumes that the Junior Subordinated Debentures will not be treated as contingent payment debt instruments.

Sale, Exchange, Redemption or Retirement of the Junior Subordinated Debentures.

Upon the sale, exchange, redemption or retirement of a Junior Subordinated Debenture, a U.S. holder will generally recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or retirement and that U.S. holder’s adjusted tax basis in the Junior Subordinated Debenture.  For these purposes, the amount realized does not include any amount attributable to accrued but unpaid interest not previously included in income, which will constitute ordinary income.  If the Junior Subordinated Debentures have not been subject to the OID rules, then a U.S. holder’s adjusted tax basis in the Junior Subordinated Debentures generally will be its initial purchase price.  If the Junior Subordinated Debentures have been subject to the OID rules, then a U.S. holder’s tax basis in a Junior Subordinated Debenture would be increased by any OID previously includible in that U.S. holder’s gross income through the date of disposition and decreased by payments received by that U.S. holder on the Junior Subordinated Debentures in respect of accrued OID.  Gain or loss realized on the sale, exchange, redemption or retirement of a Junior Subordinated Debenture will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the sale, exchange, redemption or retirement the Junior Subordinated Debenture has been held by that U.S. holder for more than one year.  A U.S. holder that is an individual is generally entitled to preferential treatment for net long-term capital gains.  Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

Medicare Tax.

Beginning in 2013, certain U.S. holders that are individuals, estates or trusts will be subject to a 3.8% tax on all or a portion of their “net investment income,” which may include all or a portion of their interest income and net gains from the disposition of the Junior Subordinated Debentures.  Each U.S. holder that is an individual, estate or trust is urged to consult its tax advisors regarding the applicability of this Medicare tax to its income and gains in respect of its investment in the Junior Subordinated Debentures.

Backup Withholding and Information Reporting.

Information reporting requirements generally apply in connection with payments on the Junior Subordinated Debentures to, and proceeds from a sale or other disposition of Junior Subordinated Debentures by, non-corporate U.S. holders.  A U.S. holder will be subject to backup withholding tax on such payments and proceeds if the U.S. holder fails to provide its correct taxpayer identification number to the paying agent in the manner required under U.S. federal income tax law, fails to comply with applicable backup withholding tax rules or does not otherwise establish an exemption from backup withholding.  Any amounts withheld under the backup withholding rules will entitle that U.S. holder to a credit against that U.S. holder’s U.S. federal income tax liability and may entitle that U.S. holder to a refund, provided that the required information is timely and properly furnished to the IRS.

U.S. holders should consult their tax advisors regarding the application of backup withholding in their particular situation, the availability of an exemption from backup withholding and the procedure for obtaining such an exemption, if available.

Non-U.S. Holders

Subject to the discussion below under “Recently Enacted Legislation Relating to Foreign Accounts” and assuming that the Junior Subordinated Debentures will be treated as indebtedness for U.S. federal income tax purposes, no withholding of U.S. federal income tax will apply to interest paid on a Junior Subordinated Debenture to a non-U.S. holder under the “portfolio interest exemption,” provided that:

•                  the interest is not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States;

•                  the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of NEE Capital’s or NEE’s stock entitled to vote;

•                  the non-U.S. holder is not a controlled foreign corporation that is related directly or constructively to NEE Capital or NEE through stock ownership; and

•                  the non-U.S. holder provides to the withholding agent, in accordance with specified procedures, a statement to the effect that that such non-U.S. holder is not a United States person (generally by providing a properly executed IRS Form W-8BEN).

If a non-U.S. holder cannot satisfy the requirements of the portfolio interest exemption described above, interest paid on the Junior Subordinated Debentures (including payments in respect of OID, if any, on the Junior Subordinated Debentures) made to a non-U.S. holder will be subject to a 30% U.S. federal withholding tax, unless that non-U.S. holder provides the withholding agent with a properly executed statement (i) claiming an exemption from or reduction of withholding under an applicable U.S. income tax treaty or (ii) stating that the interest is not subject to withholding tax because it is effectively connected with that non-U.S. holder’s conduct of a trade or business in the United States.

If a non-U.S. holder is engaged in a trade or business in the United States (or, if an applicable U.S. income tax treaty applies, if the non-U.S. holder maintains a permanent establishment within the United States) and the interest is effectively connected with the conduct of that trade or business (or, if an applicable U.S. income tax treaty applies, attributable to that permanent establishment), that non-U.S. holder will be subject to U.S. federal income tax on the interest on a net income basis in the same manner as if that non-U.S. holder were a U.S. holder.  In addition, if such non-U.S. holder is a foreign corporation, it may also, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Subject to the discussion below under “Recently Enacted Legislation Relating to Foreign Accounts,” any gain realized on the disposition of a Junior Subordinated Debenture generally will not be subject to U.S. federal income tax unless:

•                  that gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (or, if an applicable U.S. income tax treaty applies, is attributable to a permanent establishment maintained by the non-U.S. holder within the United States); or

•                  the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

The amount of interest paid on the Junior Subordinated Debentures to non-U.S. holders generally must be reported annually to the IRS.  These reporting requirements apply regardless of whether withholding was reduced or eliminated by any applicable income tax treaty.  Copies of the information returns reflecting income in respect of the Junior Subordinated Debentures may also be made available to the tax authorities in the country in which the non-U.S. holder is a resident under the provisions of an applicable income tax treaty or information sharing agreement.

A non-U.S. holder will generally not be subject to additional information reporting or to backup withholding with respect to payments on the Junior Subordinated Debentures or to information reporting or backup withholding with respect to proceeds from the sale or other disposition of Junior Subordinated Debentures to or through a U.S. office of any broker, as long as the holder:

•                  has furnished to the payor or broker a valid IRS Form W-8BEN certifying, under penalties of perjury, the non-U.S. holder’s status as a non-U.S. person;

•                  has furnished to the payor or broker other documentation upon which it may rely to treat the payments as made to a non-U.S. person in accordance with applicable Treasury regulations; or

•                  otherwise establishes an exemption.

The payment of the proceeds from a sale or other disposition of Junior Subordinated Debentures to or through a foreign office of a broker will generally not be subject to information reporting or backup withholding.  However, a sale or disposition of Junior Subordinated Debentures will be subject to information reporting, but not backup withholding, if it is to or through a foreign office of a U.S. broker or a non-U.S. broker with certain enumerated connections with the United States unless the documentation requirements described above are met or the holder otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability, if any, or will otherwise be refundable, provided that the requisite procedures are followed and the proper information is filed with the IRS on a timely basis.  Non-U.S. holders should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such exemption, if applicable.

Recently Enacted Legislation Relating to Foreign Accounts.

Recently enacted legislation generally imposes a withholding tax of 30% on interest income paid on a debt obligation and on the gross proceeds of a disposition of a debt obligation paid after December 31, 2012, to (i) a foreign financial institution (as a beneficial owner or as an intermediary), unless such institution enters into an agreement with the United States government to collect and provide to the United States tax authorities substantial information regarding United States account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with United States owners), and (ii) a foreign entity that is not a financial institution (as a beneficial owner or as an intermediary), unless such entity provides the withholding agent with a certification identifying the substantial United States owners of the entity, which generally includes any United States person who directly or indirectly owns more than 10% of the entity.  Under certain circumstances, a non-U.S. holder of Junior Subordinated Debentures might be eligible for a refund or credits of such taxes, and a non-U.S. holder might be required to file a United States federal income tax return to claim such refunds or credits.  The IRS has since released transitional guidance indicating that it will not apply this new withholding tax (i) to interest income on a debt obligation that is paid on or before December 31,

2013, or (ii) to gross proceeds of a disposition of a debt obligation paid on or before December 31, 2014.  This legislation generally does not apply to a debt obligation outstanding on March 18, 2012, (a “grandfathered obligation”) unless such debt obligation undergoes a “significant modification” (within the meaning of section 1.1001-3 of the Treasury regulations promulgated under the Code) after such date.  Under newly released proposed Treasury regulations, the aforementioned March 18, 2012, date for grandfathered obligations is extended until January 1, 2013; however, these regulations are currently only in proposed form and have yet to be finalized.  Holders are encouraged to consult with their own tax advisors regarding the implications of this legislation on their investment in the Junior Subordinated Debentures.

The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation.  Holders should consult their tax advisors regarding the tax consequences to them of the purchase, ownership and disposition of Junior Subordinated Debentures, including the tax consequences under state, local, foreign and other tax laws.

UNDERWRITING

The information in this section supplements the information in the “Plan of Distribution” section beginning on page 74 of the accompanying prospectus.  Please read these two sections together.

NEE Capital is selling the Junior Subordinated Debentures to the underwriters named in the table below pursuant to an underwriting agreement among NEE Capital, NEE and the underwriters named below, for whom Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, UBS Securities LLC and Wells Fargo Securities, LLC are acting as representatives.  Subject to certain conditions, NEE Capital has agreed to sell to each of the underwriters, and each of the underwriters has severally agreed to purchase, the principal amount of Junior Subordinated Debentures set forth opposite that underwriter’s name in the table below:

Underwriter	Principal Amount of Junior Subordinated Debentures
Citigroup Global Markets Inc.	$
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. LLC
UBS Securities LLC
Wells Fargo Securities, LLC
Raymond James & Associates, Inc.
RBC Capital Markets, LLC
Total	$

Under the terms and conditions of the underwriting agreement, the underwriters must buy all of the Junior Subordinated Debentures when and if they buy any of them.  The underwriting agreement provides that the obligations of the underwriters pursuant thereto are subject to certain conditions.  In the event of a default by an underwriter, the underwriting agreement provides that, in certain circumstances, the purchase commitment of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.  The underwriters will sell the Junior Subordinated Debentures to the public if the underwriters buy the Junior Subordinated Debentures from NEE Capital.

NEE Capital has granted the underwriters an option to purchase up to an additional $            principal amount of the Junior Subordinated Debentures in order to cover over-allotments, if any.  If the option is exercised, any such Junior Subordinated Debentures are expected to be delivered on or about the same date set forth on the cover page of this prospectus supplement.  To the extent that the underwriters exercise this option, the underwriters are obligated to severally purchase the applicable Junior Subordinated Debentures covered by the over-allotment option in approximately the same proportion as the proportions indicated in the table above.

NEE Capital will compensate the underwriters by selling the Junior Subordinated Debentures to them at a price that is less than the price to the public by the amount of the “Underwriting Discount” set forth on the cover page of this prospectus supplement.  The underwriters will sell the Junior Subordinated Debentures to the public at the price to the public set forth on the cover page of this prospectus supplement and may sell the Junior Subordinated Debentures to certain dealers at a price that represents a concession not in excess of $       per Junior Subordinated Debenture under the price to the public; provided that the concession will be $       per Junior Subordinated Debenture for sales to institutions.  Any underwriter may allow, and the dealers may reallow, a concession not in excess of $       per Junior Subordinated Debenture to other underwriters or to other dealers, provided that there will be no concession with respect to sales to institutions.

The following table shows the public offering price, underwriting discount to be paid to the underwriters and proceeds, before expenses, to NEE Capital.  The information assumes either no exercise or full exercise by the underwriters of their option, discussed above, to purchase additional Junior Subordinated Debentures.

	Without Option	With Option
Price to Public	$	$
Underwriting Discount (1)	$	$
Proceeds to NEE Capital (before expenses) (1)	$	$

(1)          As a result of sales to institutions with respect to the $            principal amount of the Junior Subordinated Debentures, the underwriting discount decreased, and the total proceeds to NEE Capital increased by $        , which amounts are reflected in the table above.

An underwriter may reject any or all offers for the Junior Subordinated Debentures.  After the initial public offering of the Junior Subordinated Debentures, the underwriters may change the offering price and other selling terms of the Junior Subordinated Debentures.

The Junior Subordinated Debentures are a new issue of securities with no established trading market.  NEE Capital intends to apply to list the Junior Subordinated Debentures on the New York Stock Exchange, and, if approved for listing, trading of the Junior Subordinated Debentures on the New York Stock Exchange is expected to commence within a 30-day period after the Junior Subordinated Debentures are first issued.  The underwriters have advised NEE Capital that they intend to make a market in the Junior Subordinated Debentures prior to the commencement of trading on the New York Stock Exchange but are not obligated to do so and may discontinue such market-making activities at any time without notice.  NEE Capital cannot give any assurance as to the maintenance of the trading market for, or the liquidity of, the Junior Subordinated Debentures.

In connection with the offering, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, UBS Securities LLC and Wells Fargo Securities, LLC, on behalf of the underwriters, may purchase and sell the Junior Subordinated Debentures in the open market.  These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions.  Over-allotment includes syndicate sales of Junior Subordinated Debentures in excess of the principal amount of Junior Subordinated Debentures to be purchased by the underwriters in the offering, which creates a syndicate short position.  Syndicate covering transactions involve purchases of the Junior Subordinated Debentures in the open market after the distribution has been completed in order to cover syndicate short positions.  Stabilizing transactions consist of certain bids or purchases of Junior Subordinated Debentures made for the purpose of preventing or retarding a decline in the market price of the Junior Subordinated Debentures while the offering is in progress.

The underwriters may also impose a penalty bid.  Penalty bids permit the underwriters to reclaim an initial dealers’ concession from a syndicate member when Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, UBS Securities LLC or Wells Fargo Securities, LLC, in covering syndicate short positions or making stabilizing purchases, repurchases the Junior Subordinated Debentures originally sold by that syndicate member.

Any of these activities may cause the price of the Junior Subordinated Debentures to be higher than the price that otherwise would exist in the open market in the absence of such transactions.  These transactions may be effected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

NEE Capital estimates that its expenses in connection with the sale of the Junior Subordinated Debentures, other than underwriting discounts, will be $          .  This estimate includes expenses relating to printing, rating agency fees, trustee’s fees and legal fees, among other expenses.  The underwriters have agreed to reimburse NEE Capital for certain expenses incurred in connection with this offering.

NEE Capital and NEE have agreed to indemnify the underwriters against, or to contribute to payments the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933.

The underwriters and their affiliates engage in transactions with, and perform services for, NEE, its subsidiaries (including NEE Capital) and its affiliates in the ordinary course of business and have engaged, and may engage in the future, in commercial banking and/or investment banking transactions with NEE, its subsidiaries and its affiliates.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers.  Such investments and securities activities may involve securities and/or instruments of NEE Capital, NEE or their respective affiliates.  Certain of the underwriters or their affiliates that have a lending relationship with NEE Capital, NEE or their respective affiliates routinely hedge their credit exposure to NEE Capital, NEE or their respective affiliates consistent with their customary risk management policies.  A typical hedging strategy would include the underwriters or their affiliates hedging such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in securities of NEE Capital, NEE or their respective affiliates, including potentially the Junior Subordinated Debentures.  Any such short positions could adversely affect future trading prices of the Junior Subordinated Debentures offered hereby.  The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

EXPERTS

The information in this section replaces the information in the “Experts” section on page 76 of the accompanying prospectus.

The consolidated financial statements incorporated in this prospectus supplement by reference from NextEra Energy, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011, and the effectiveness of NextEra Energy, Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference.  Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LEGAL OPINIONS

The information in this section replaces the information in the “Legal Opinions” section on page 76 of the accompanying prospectus.

Morgan, Lewis & Bockius LLP, New York, New York and Squire Sanders (US) LLP, West Palm Beach, Florida, co-counsel to NEE and NEE Capital will pass upon the legality of the Junior Subordinated Debentures offered by this prospectus supplement for NEE and NEE Capital.  Hunton & Williams LLP, New York, New York, will pass upon the legality of the Junior Subordinated Debentures offered by this prospectus supplement for the underwriters.  Morgan, Lewis & Bockius LLP and Hunton & Williams LLP may rely as to all matters of Florida law upon the opinion of Squire Sanders (US) LLP.  Squire Sanders (US) LLP may rely as to all matters of New York law upon the opinion of Morgan, Lewis & Bockius LLP.

PROSPECTUS

        FPL GROUP, INC.

Common Stock, Preferred Stock, Stock Purchase Contracts, Stock Purchase Units, Warrants, Senior Debt Securities, Subordinated Debt Securities and
Junior Subordinated Debentures

FPL GROUP CAPITAL INC

Preferred Stock, Senior Debt Securities, Subordinated Debt Securities
and Junior Subordinated Debentures

Guaranteed as described in this prospectus by

FPL GROUP, INC.

FPL GROUP CAPITAL TRUST II

FPL GROUP CAPITAL TRUST III

FPL GROUP TRUST I

FPL GROUP TRUST II

Preferred Trust Securities

Guaranteed as described in this prospectus by

FPL GROUP, INC.

        One or more of FPL Group, Inc., FPL Group Capital Inc, FPL Group Capital Trust II, FPL Group Capital Trust III, FPL Group Trust I and FPL Group Trust II may offer any combination of the securities described in this prospectus in one or more offerings from time to time in amounts authorized from time to time. This prospectus may also be used by a selling securityholder of the securities described herein.

        One or more of FPL Group, FPL Group Capital, FPL Group Capital Trust II, FPL Group Capital Trust III, FPL Group Trust I and FPL Group Trust II will provide specific terms of the securities, including the offering prices, in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

        FPL Group's common stock is listed on the New York Stock Exchange and trades under the symbol "FPL."

        FPL Group, FPL Group Capital, FPL Group Capital Trust II, FPL Group Capital Trust III, FPL Group Trust I and FPL Group Trust II may offer these securities directly or through underwriters, agents or dealers. The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements. The "Plan of Distribution" section beginning on page 74 of this prospectus also provides more information on this topic.

        See "Risk Factors" beginning on page 2 of this prospectus to read about certain factors you should consider before purchasing any of the securities being offered.

        FPL Group's, FPL Group Capital's, FPL Group Capital Trust II's, FPL Group Capital Trust III's, FPL Group Trust I's and FPL Group Trust II's principal executive offices are located at 700 Universe Boulevard, Juno Beach, Florida 33408-0420, telephone number (561) 694-4000, and their mailing address is P.O. Box 14000, Juno Beach, Florida 33408-0420.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

August 3, 2009

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that FPL Group, FPL Group Capital, FPL Group Capital Trust II, FPL Group Capital Trust III, FPL Group Trust I and FPL Group Trust II, and certain of their affiliates, have filed with the Securities and Exchange Commission ("SEC") using a "shelf" registration process. FPL Group Capital Trust II and FPL Group Capital Trust III each are referred to in this prospectus as "FPL Group Capital Trust" and FPL Group Trust I and FPL Group Trust II each are referred to in this prospectus as "FPL Group Trust." In addition, FPL Group Capital Trust and FPL Group Trust each are referred to in this prospectus as the "Trust."

        Under this shelf registration process, FPL Group, FPL Group Capital and/or the Trust may issue and sell any combination of the securities described in this prospectus in one or more offerings from time to time in amounts authorized by the board of directors of FPL Group or FPL Group Capital, as the case may be. FPL Group may offer any of the following securities: common stock, preferred stock, stock purchase contracts, stock purchase units, warrants to purchase common stock or preferred stock, senior debt securities, subordinated debt securities and junior subordinated debentures, each of which debt securities may be convertible or exchangeable into FPL Group common stock, and guarantees related to the preferred trust securities which the Trust may offer and guarantees related to the preferred stock, senior debt securities, subordinated debt securities and junior subordinated debentures FPL Group Capital may offer. FPL Group Capital may offer any of the following securities: preferred stock, senior debt securities, subordinated debt securities and junior subordinated debentures. Unless otherwise stated in a prospectus supplement, the Trust may offer preferred trust securities.

        This prospectus provides you with a general description of the securities that FPL Group, FPL Group Capital and/or the Trust may offer. Each time FPL Group, FPL Group Capital and/or the Trust sells securities, FPL Group, FPL Group Capital and/or the Trust will provide a prospectus supplement that will contain specific information about the terms of that offering. Material United States federal income tax considerations applicable to the offered securities will be discussed in the applicable prospectus supplement if necessary. The applicable prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described under the headings "Where You Can Find More Information" and "Incorporation by Reference."

        For more detailed information about the securities, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

RISK FACTORS

        Before purchasing the securities, investors should carefully consider the following risk factors together with the risk factors and other information incorporated by reference or provided in this prospectus or in a prospectus supplement in order to evaluate an investment in the securities.

FPL Group and FPL Group Capital are subject to complex laws and regulations and to changes in laws and regulations as well as changing governmental policies and regulatory actions. Florida Power & Light Company holds franchise agreements with local municipalities and counties, and must renegotiate expiring agreements. These factors may have a negative impact on the business and results of operations of FPL Group and FPL Group Capital.

        FPL Group and FPL Group Capital are subject to complex laws and regulations, and to changes in laws or regulations, with respect to, among other things, allowed rates of return, industry and rate structure, operation of nuclear power facilities, construction and operation of generation facilities, construction and operation of transmission and distribution facilities, acquisition, disposal, depreciation and amortization of assets and facilities, recovery of fuel and purchased power costs, decommissioning costs, return on common equity and equity ratio limits, transmission reliability and present or prospective wholesale and retail competition. This substantial and complex framework exposes FPL Group and FPL Group Capital to increased compliance costs and potentially significant monetary penalties for non-compliance. The Florida Public Service Commission has the authority to disallow recovery by Florida Power & Light Company of any and all costs that it considers excessive or imprudently incurred. The regulatory process generally restricts Florida Power & Light Company's ability to grow earnings and does not provide any assurance as to achievement of earnings levels.

        FPL Group and FPL Group Capital also are subject to extensive federal, state and local environmental statutes, rules and regulations, as well as the effect of changes in or additions to applicable statutes, rules and regulations that relate to, or in the future may relate to, for example, air quality, water quality, climate change, greenhouse gas emissions, carbon dioxide emissions, waste management, marine and wildlife mortality, natural resources, health, safety and renewable portfolio standards that could, among other things, restrict or limit the output of certain facilities or the use of certain fuels required for the production of electricity and/or require additional pollution control equipment and otherwise increase costs. There are significant capital, operating and other costs associated with compliance with these environmental statutes, rules and regulations, and those costs could be even more significant in the future.

        FPL Group and FPL Group Capital operate in a changing market environment influenced by various legislative and regulatory initiatives regarding regulation, deregulation or restructuring of the energy industry, including, for example, deregulation or restructuring of the production and sale of electricity, as well as increased focus on renewable and clean energy sources and reduction of carbon emissions. FPL Group and its subsidiaries will need to adapt to these changes and may face increasing costs and competitive pressure in doing so.

        FPL Group's results of operations could be affected by Florida Power & Light Company's ability to negotiate or renegotiate franchise agreements with municipalities and counties in Florida.

The operation and maintenance of power generation, transmission and distribution facilities involve significant risks that could adversely affect the results of operations and financial condition of FPL Group and FPL Group Capital.

        The operation and maintenance of power generation, transmission and distribution facilities involve many risks, including, for example, start up risks, breakdown or failure of equipment, transmission and distribution lines or pipelines, the inability to properly manage or mitigate known equipment defects throughout FPL Group's and FPL Group Capital's generation fleets and transmission and distribution systems, use of new or unproven technology, the dependence on a specific fuel source, failures in the supply or transportation of fuel, the impact of unusual or adverse weather conditions (including natural disasters such as hurricanes, floods and droughts), and performance below expected or contracted levels of output or efficiency. This could result in lost revenues and/or increased expenses, including, for example, lost revenues due to prolonged outages and increased expenses due to monetary penalties or fines, replacement equipment costs or an obligation to purchase or generate replacement power at potentially higher prices to meet contractual obligations. Insurance, warranties or performance guarantees may not cover any or all of the lost revenues or increased expenses. Breakdown or failure of an operating facility of NextEra Energy Resources, LLC ("NextEra Energy Resources") may, for example, prevent the facility from performing under applicable power sales agreements which, in certain situations, could result in termination of the agreement or subject NextEra Energy Resources to incurring a liability for liquidated damages.

The operation and maintenance of nuclear facilities involves inherent risks, including environmental, health, regulatory, terrorism and financial risks, that could result in fines or the closure of nuclear units owned by Florida Power & Light Company or NextEra Energy Resources, and which may present potential exposures in excess of insurance coverage.

        Florida Power & Light Company and NextEra Energy Resources own, or hold undivided interests in, nuclear generation facilities in four states. These nuclear facilities are subject to environmental, health and financial risks such as on-site storage of spent nuclear fuel, the ability to dispose of spent nuclear fuel, the ability to maintain adequate reserves for decommissioning, potential liabilities arising out of the operation of these facilities, and the threat of a possible terrorist attack. Although Florida Power & Light Company and NextEra Energy Resources maintain decommissioning trusts and external insurance coverage to minimize the financial exposure to these risks, it is possible that the cost of decommissioning the facilities could exceed the amount available in the decommissioning trusts, and that liability and property damages could exceed the amount of insurance coverage.

        The Nuclear Regulatory Commission has broad authority to impose licensing and safety-related requirements for the construction and operation and maintenance of nuclear generation facilities. In the event of non-compliance, the Nuclear Regulatory Commission has the authority to impose fines or shut down a unit, or both, depending upon its assessment of the severity of the situation, until compliance is achieved. Nuclear Regulatory Commission orders or new regulations related to increased security measures and any future safety requirements promulgated by the Nuclear Regulatory Commission could require Florida Power & Light Company and NextEra Energy Resources to incur substantial operating and capital expenditures at their nuclear plants. In addition, if a serious nuclear incident were to occur at a Florida Power & Light Company or NextEra Energy Resources plant, it could result in substantial costs. A major incident at a nuclear facility anywhere in the world could cause the Nuclear Regulatory Commission to limit or prohibit the operation or licensing of any domestic nuclear unit.

        In addition, potential terrorist threats and increased public scrutiny of utilities could result in increased nuclear licensing or compliance costs which are difficult or impossible to predict.

The construction of, and capital improvements to, power generation and transmission facilities involve substantial risks. Should construction or capital improvement efforts be unsuccessful or delayed, the results of operations and financial condition of FPL Group and FPL Group Capital could be adversely affected.

        The ability of FPL Group and FPL Group Capital to complete construction of, and capital improvement projects for, their power generation and transmission facilities on schedule and within budget are contingent upon many variables that could delay completion, increase costs or otherwise adversely affect operational and financial results, including, for example, limitations related to transmission interconnection issues, escalating costs for materials and labor and environmental compliance, delays with respect to permits and other approvals, and disputes involving third parties, and are subject to substantial risks. Should any such efforts be unsuccessful or delayed, FPL Group and FPL Group Capital could be subject to additional costs, termination payments under committed contracts, loss of tax credits and/or the write-off of their investment in the project or improvement.

The use of derivative contracts by FPL Group and FPL Group Capital in the normal course of business could result in financial losses or the payment of margin cash collateral that adversely impact the results of operations or cash flows of FPL Group and FPL Group Capital.

        FPL Group and FPL Group Capital use derivative instruments, such as swaps, options, futures and forwards, some of which are traded in the over-the-counter markets or on exchanges, to manage their commodity and financial market risks, and for FPL Group and FPL Group Capital to engage in trading and marketing activities. FPL Group and FPL Group Capital could recognize financial losses as a result of volatility in the market values of these derivative instruments, or if a counterparty fails to perform or make payments under these derivative instruments, and could suffer a reduction in operating cash flows as a result of the requirement to post margin cash collateral. In the absence of actively quoted market prices and pricing information from external sources, the valuation of these derivative instruments involves management's judgment or use of estimates. As a result, changes in the underlying assumptions or use of alternative valuation methods could affect the reported fair value of these derivative instruments. In addition, Florida Power & Light Company's use of such instruments could be subject to prudence challenges and, if found imprudent, cost recovery could be disallowed by the Florida Public Service Commission.

        FPL Group and FPL Group Capital provide full energy and capacity requirement services, which include load-following services and various ancillary services, primarily to distribution utilities to satisfy all or a portion of such utilities' power supply obligations to their customers. The supply costs for these transactions may be affected by a number of factors, such as weather conditions, fluctuating prices for energy and ancillary services, and the ability of the distribution utilities' customers to elect to receive service from competing suppliers, which could negatively affect FPL Group's and FPL Group Capital's results of operations from these transactions.

FPL Group's and FPL Group Capital's competitive energy business is subject to risks, many of which are beyond the control of FPL Group and FPL Group Capital, including, but not limited to, the efficient development and operation of generating assets, the successful and timely completion of project restructuring activities, the price and supply of fuel and equipment, transmission constraints, competition from other generators, including those using new sources of generation, excess generation capacity and demand for power, that may reduce the revenues and adversely impact the results of operations and financial condition of FPL Group and FPL Group Capital.

        There are various risks associated with FPL Group's and FPL Group Capital's competitive energy business. In addition to risks discussed elsewhere, risk factors specifically affecting NextEra Energy Resources' success in competitive wholesale markets include, for example, the ability to efficiently develop and operate generating assets, the successful and timely completion of project restructuring activities, maintenance of the qualifying facility status of certain projects, the price and supply of fuel (including transportation) and equipment, transmission constraints, the ability to utilize production tax credits, competition from other and new sources of generation, excess generation capacity and shifting demand for power. There can be significant volatility in market prices for fuel, electricity and renewable and other energy commodities, and there are other financial, counterparty and market risks that are beyond the control of NextEra Energy Resources. NextEra Energy Resources' inability or failure to effectively hedge its assets or positions against changes in commodity prices, interest rates, counterparty credit risk or other risk measures could significantly impair FPL Group's and FPL Group

Capital's future financial results. In keeping with industry trends, a portion of NextEra Energy Resources' power generation facilities operate wholly or partially without long-term power purchase agreements. As a result, power from these facilities is sold on the spot market or on a short-term contractual basis, which may increase the volatility of FPL Group's and FPL Group Capital's financial results. In addition, NextEra Energy Resources' business depends upon power transmission and natural gas transportation facilities owned and operated by others; if transmission or transportation is disrupted or capacity is inadequate or unavailable, NextEra Energy Resources' ability to sell and deliver its wholesale power or natural gas may be limited.

FPL Group's and FPL Group Capital's ability to successfully identify, complete and integrate acquisitions is subject to significant risks, including, but not limited to, the effect of increased competition for acquisitions resulting from the consolidation of the power industry.

        FPL Group and FPL Group Capital are likely to encounter significant competition for acquisition opportunities that may become available as a result of the consolidation of the power industry in general. In addition, FPL Group and FPL Group Capital may be unable to identify attractive acquisition opportunities at favorable prices and to complete and integrate them successfully and in a timely manner.

FPL Group and FPL Group Capital participate in markets that are often subject to uncertain economic conditions, which make it difficult to estimate growth, future income and expenditures.

        FPL Group and FPL Group Capital participate in markets that are susceptible to uncertain economic conditions, which complicate estimates of revenue growth. Because components of budgeting and forecasting are dependent upon estimates of revenue growth in the markets FPL Group and FPL Group Capital serve, the uncertainty makes estimates of future income and expenditures more difficult. As a result, FPL Group and FPL Group Capital may make significant investments and expenditures but never realize the anticipated benefits, which could adversely affect results of operations. The future direction of the overall economy also may have a significant effect on the overall performance and financial condition of FPL Group and FPL Group Capital.

Customer growth and customer usage in Florida Power & Light Company's service area affect FPL Group's results of operations.

        FPL Group's results of operations are affected by the growth in customer accounts in Florida Power & Light Company's service area and by customer usage. Customer growth can be affected by population growth. Customer growth and customer usage can be affected by economic factors in Florida and elsewhere, including, for example, job and income growth, housing starts and new home prices. Customer growth and customer usage directly influence the demand for electricity and the need for additional power generation and power delivery facilities at Florida Power & Light Company.

Weather affects FPL Group's and FPL Group Capital's results of operations, as can the impact of severe weather. Weather conditions directly influence the demand for electricity and natural gas, affect the price of energy commodities, and can affect the production of electricity at power generating facilities.

        FPL Group's and FPL Group Capital's results of operations are affected by changes in the weather. Weather conditions directly influence the demand for electricity and natural gas, affect the price of energy commodities, and can affect the production of electricity at power generating facilities, including, but not limited to, wind, solar and hydro-powered facilities. FPL Group's and FPL Group Capital's results of operations can be affected by the impact of severe weather which can be destructive, causing outages and/or property damage, may affect fuel supply, and could require additional costs to be incurred. At Florida Power & Light Company, recovery of these costs is subject to Florida Public Service Commission approval.

Adverse capital and credit market conditions may adversely affect FPL Group's and FPL Group Capital's ability to meet liquidity needs, access capital and operate and grow their businesses, and increase the cost of capital. Disruptions, uncertainty or volatility in the financial markets can also adversely impact the results of operations and financial condition of FPL Group and FPL Group Capital, as well as exert downward pressure on the market price of FPL Group's common stock.

        Having access to the credit and capital markets, at a reasonable cost, is necessary for FPL Group, FPL Group Capital and Florida Power & Light Company to fund their operations, including their capital requirements. Those markets have provided FPL Group, FPL Group Capital and Florida Power & Light Company with the liquidity to operate and grow their businesses that is not otherwise provided from operating cash flows. Disruptions, uncertainty or volatility in those markets can increase FPL Group's, FPL Group Capital's and Florida Power & Light Company's cost of capital. If FPL Group, FPL Group Capital and Florida Power & Light Company are unable to access the credit and capital markets on terms that are reasonable, they may have to delay raising capital, issue shorter-term securities and/or bear an unfavorable cost of capital, which, in turn, could adversely impact their ability to grow their businesses, decrease earnings, significantly reduce financial flexibility and/or limit FPL Group's ability to sustain its current common stock dividend level.

        The market price and trading volume of FPL Group's common stock could be subject to significant fluctuations due to, among other things, general stock market conditions and changes in market sentiment regarding FPL Group and its subsidiaries' operations, business, growth prospects and financing strategies.

FPL Group's, FPL Group Capital's and Florida Power & Light Company's inability to maintain their current credit ratings may adversely affect FPL Group's and FPL Group Capital's liquidity, limit the ability of FPL Group, FPL Group Capital and Florida Power & Light Company to grow their businesses, and would likely increase interest costs.

        FPL Group, FPL Group Capital and Florida Power & Light Company rely on access to capital and credit markets as significant sources of liquidity for capital requirements not satisfied by operating cash flows. The inability of FPL Group, FPL Group Capital and Florida Power & Light Company to maintain their current credit ratings could affect their ability to raise capital or obtain credit on favorable terms, which, in turn, could impact FPL Group's, FPL Group Capital's and Florida Power & Light Company's ability to grow their businesses and would likely increase their interest costs.

FPL Group and FPL Group Capital are subject to credit and performance risk from third parties under supply and service contracts.

        FPL Group, FPL Group Capital and Florida Power & Light Company rely on contracts with vendors for the supply of equipment, materials, fuel and other goods and services required for the construction and operation of, and for capital improvements to, their facilities, as well as for business operations. If vendors fail to fulfill their contractual obligations, FPL Group, FPL Group Capital and Florida Power & Light Company may need to make arrangements with other suppliers, which could result in higher costs, untimely completion of power generation facilities and other projects, and/or a disruption to their operations.

FPL Group and FPL Group Capital are subject to costs and other potentially adverse effects of legal and regulatory proceedings, as well as regulatory compliance and changes in or additions to applicable tax laws, rates or policies, rates of inflation, accounting standards, securities laws, corporate governance requirements and labor and employment laws.

        FPL Group, FPL Group Capital and Florida Power & Light Company are subject to costs and other potentially adverse effects of legal and regulatory proceedings, settlements, investigations and claims, as well as regulatory compliance and the effect of new, or changes in, tax laws, rates or policies, rates of inflation, accounting standards, securities laws, corporate governance requirements and labor and employment laws.

        Florida Power & Light Company and NextEra Energy Resources, as owners and operators of bulk power transmission systems and/or critical assets within various regions throughout the United States, are subject to mandatory reliability standards promulgated by the North American Electric Reliability Corporation and enforced by the Federal Energy Regulatory Commission. These standards, which previously were being applied on a voluntary basis, became mandatory in June 2007. Noncompliance with these mandatory reliability standards could result in sanctions, including substantial monetary penalties, which likely would not be recoverable from customers.

Threats of terrorism and catastrophic events that could result from terrorism, cyber attacks, or individuals and/or groups attempting to disrupt FPL Group's and FPL Group Capital's business may impact the operations of FPL Group and FPL Group Capital in unpredictable ways.

        FPL Group and FPL Group Capital are subject to direct and indirect effects of terrorist threats and activities as well as cyber attacks and disruptive activities of individuals and/or groups. Infrastructure facilities and systems, including, for example, generation, transmission and distribution facilities, physical assets and information systems, in general, have been identified as potential targets. The effects of these threats and activities include, but are not limited to, the inability to generate, purchase or transmit power, the delay in development and construction of new generating facilities, the risk of a significant slowdown in growth or a decline in the U.S. economy, delay in economic recovery in the United States, and the increased cost and adequacy of security and insurance.

The ability of FPL Group and FPL Group Capital to obtain insurance and the terms of any available insurance coverage could be adversely affected by international, national, state or local events and company-specific events.

        FPL Group's, FPL Group Capital's and Florida Power & Light Company's ability to obtain insurance, and the cost of and coverage provided by such insurance, could be adversely affected by international, national, state or local events as well as company-specific events.

FPL Group and FPL Group Capital are subject to employee workforce factors that could adversely affect the businesses and financial condition of FPL Group and FPL Group Capital.

        FPL Group, FPL Group Capital and Florida Power & Light Company are subject to employee workforce factors, including, for example, loss or retirement of key executives, availability of qualified personnel, inflationary pressures on payroll and benefits costs and collective bargaining agreements with union employees and work stoppage that could adversely affect the businesses and financial condition of FPL Group and FPL Group Capital.

FPL GROUP

        FPL Group is a holding company incorporated in 1984 as a Florida corporation. FPL Group has two principal operating subsidiaries, Florida Power & Light Company and, indirectly through FPL Group Capital, NextEra Energy Resources. Florida Power & Light Company is a rate-regulated utility engaged primarily in the generation, transmission, distribution and sale of electric energy. NextEra Energy Resources is FPL Group's competitive energy subsidiary which produces the majority of its electricity from clean and renewable fuels.

FPL GROUP CAPITAL

        FPL Group Capital was incorporated in 1985 as a Florida corporation and is a wholly-owned subsidiary of FPL Group. Other than with respect to Florida Power & Light Company, FPL Group Capital holds the capital stock of or has equity interests in, and provides funding for, all of FPL Group's principal operating subsidiaries (including NextEra Energy Resources).

FPL GROUP CAPITAL TRUST II, FPL GROUP CAPITAL TRUST III,
FPL GROUP TRUST I AND FPL GROUP TRUST II

        FPL Group Capital Trust II, FPL Group Capital Trust III, FPL Group Trust I and FPL Group Trust II are Delaware statutory trusts created pursuant to separate trust agreements among FPL Group as depositor of the Trust, The Bank of New York Mellon as the Property Trustee, BNY Mellon Trust of Delaware as the Delaware Trustee and one or more Administrative Trustees appointed by FPL Group. At the time of the issuance of securities by the Trust, the applicable trust agreement will be amended and restated substantially in the form filed as an exhibit to the registration statement. Each trust agreement, as so amended and restated, is referred to in this prospectus as the "Trust Agreement." Unless otherwise stated in a prospectus supplement,

  •
  FPL Group Capital Trust exists only to issue its preferred trust securities and common trust securities and to hold the junior subordinated debentures of FPL Group Capital as trust assets,

  •
  FPL Group Trust exists only to issue its preferred trust securities and common trust securities and to hold the junior subordinated debentures of FPL Group as trust assets,

  •
  all of the common trust securities will be owned by FPL Group, and

  •
  the common trust securities will represent at least 3% of the total capital of the applicable Trust.

        Payments on any distribution payment date or redemption date will be made on the common trust securities pro rata with the preferred trust securities, except that the common trust securities' right to payment will be subordinated to the rights of the preferred trust securities if there is a default under the Trust Agreement. The Trust will have a term as stated in the applicable prospectus supplement, but may dissolve earlier as provided in the Trust Agreement.

        The Trust's business and affairs will be conducted by its Administrative Trustees.

USE OF PROCEEDS

        Unless otherwise stated in a prospectus supplement, FPL Group and FPL Group Capital will each add the net proceeds from the sale of its securities to its respective general funds. FPL Group uses its general funds for corporate purposes, including to provide funds for its subsidiaries, to repurchase common stock and to purchase securities issued by its subsidiaries. FPL Group Capital uses its general funds for corporate purposes, including to repay short-term borrowings and to repay, redeem or repurchase outstanding long-term debt obligations. FPL Group and FPL Group Capital will each temporarily invest any proceeds that it does not need to use immediately in short-term instruments.

        Unless otherwise stated in a prospectus supplement, FPL Group Capital Trust will use the proceeds from the sale of preferred trust securities and common trust securities to invest in junior subordinated debentures issued by FPL Group Capital. FPL Group Capital will add the net proceeds from the sale of such junior subordinated debentures to its general funds, which will be used as described above.

        Unless otherwise stated in a prospectus supplement, FPL Group Trust will use the proceeds from the sale of preferred trust securities and common trust securities to invest in junior subordinated debentures issued by FPL Group. FPL Group will add the net proceeds from the sale of such junior subordinated debentures to its general funds, which will be used as described above.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS
TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table shows FPL Group's consolidated ratio of earnings to fixed charges and consolidated ratio of earnings to combined fixed charges and preferred stock dividends for each of its last five fiscal years:

Years Ended December 31,
2008	2007	2006	2005	2004
3.28	3.10	3.13	2.82	3.00

        FPL Group's consolidated ratio of earnings to fixed charges and consolidated ratio of earnings to combined fixed charges and preferred stock dividends for the six months ended June 30, 2009 was 2.67.

WHERE YOU CAN FIND MORE INFORMATION

        FPL Group files annual, quarterly and other reports and other information with the SEC. You can read and copy any information filed by FPL Group with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain additional information about the Public Reference Room by calling the SEC at 1-800-SEC-0330.

        In addition, the SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including FPL Group. FPL Group also maintains an Internet site (www.fplgroup.com). Information on FPL Group's Internet site or any of its subsidiaries' Internet sites is not a part of this prospectus.

        FPL Group Capital does not file and does not intend to file reports or other information with the SEC under Sections 13 or 15(d) of the Securities Exchange Act of 1934. FPL Group includes summarized financial information relating to FPL Group Capital in some of its reports filed with the SEC.

        FPL Group and the Trust do not expect the Trust to file reports or other information with the SEC under Sections 13 or 15(d) of the Securities Exchange Act of 1934.

INCORPORATION BY REFERENCE

        The SEC allows FPL Group, FPL Group Capital and the Trust to "incorporate by reference" the information that FPL Group files with the SEC, which means that FPL Group, FPL Group Capital and the Trust may, in this prospectus, disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information that FPL Group files in the future with the SEC will automatically update and supersede this information. FPL Group, FPL Group Capital and the Trust are incorporating by reference the documents listed below and any future filings FPL Group makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus (other than any documents, or portions of documents, not deemed to be filed) until FPL Group, FPL Group Capital and/or the Trust sell all of the securities covered by the registration statement:

  (1)
  FPL Group's Annual Report on Form 10-K for the year ended December 31, 2008;

  (2)
  FPL Group's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009;

  (3)
  FPL Group's Current Reports on Form 8-K filed with the SEC on January 5, 2009, January 7, 2009, January 23, 2009, January 26, 2009, January 27, 2009 (with January 22, 2009 earliest report date), February 13, 2009, March 9, 2009, March 18, 2009, March 19, 2009, May 18, 2009, May 29, 2009, June 19, 2009 and July 22, 2009 (other than any documents, or portions of documents, not deemed to be filed); and

  (4)
  the description of the FPL Group common stock contained in FPL Group's Current Report on Form 8-K filed with the SEC on January 26, 2009, and any amendments or reports filed for the purpose of updating such description.

        You may request a copy of these documents, at no cost to you, by writing or calling Robert J. Reger, Jr., Esq., Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178, (212) 309-6000. FPL Group will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus.

FORWARD-LOOKING STATEMENTS

        In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, FPL Group, FPL Group Capital and the Trust are herein filing cautionary statements identifying important factors that could cause FPL Group's and FPL Group Capital's actual results to differ materially from those projected in forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) made by or on behalf of FPL Group, FPL Group Capital and the Trust in this prospectus or any supplement to this prospectus, in presentations, in response to questions or otherwise. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions, future events or performance, climate change strategy or growth strategies (often, but not always, through the use of words or phrases such as "will," "will likely result," "are expected to," "will continue," "aim," "is anticipated," "believe," "could," "should," "would," "estimated," "may," "plan," "potential," "projection," "target," "outlook," "predict," and "intend" or words of similar meaning) are not statements of historical facts and may be forward-looking. Forward-looking statements involve estimates, assumptions and uncertainties. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the specific factors discussed in "Risk Factors" herein and in FPL Group's reports that are incorporated herein by reference (in addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements) that could have a significant impact on FPL Group's and FPL Group Capital's operations and financial results, and could cause FPL Group's or FPL Group Capital's actual results to differ materially from those contained or implied in forward-looking statements made by or on behalf of FPL Group, FPL Group Capital or the Trust.

        Any forward-looking statement speaks only as of the date on which that statement is made, and neither FPL Group, FPL Group Capital nor the Trust undertakes any obligation to update any forward-looking statement to reflect events or circumstances, including unanticipated events, after the date on which that statement is made, unless otherwise required by law. New factors emerge from time to time and it is not possible for management to predict all of those factors, nor can it assess the impact of each of those factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

        The issues and associated risks and uncertainties discussed in "Risk Factors" herein and in the reports that are incorporated herein by reference are not the only ones FPL Group or FPL Group Capital may face. Additional issues may arise or become material as the energy industry evolves. The risks and uncertainties associated with those additional issues could impair FPL Group's and FPL Group Capital's businesses in the future.

DESCRIPTION OF FPL GROUP COMMON STOCK

        The following summary description of the terms of the common stock of FPL Group is not intended to be complete. The description is qualified in its entirety by reference to the provisions of FPL Group's Restated Articles of Incorporation, as amended ("FPL Group's Charter"), and Amended and Restated Bylaws, as currently in effect, the other documents described below, and applicable laws. Each of FPL Group's Charter and bylaws, as currently in effect, and the other documents described below has previously been filed with the SEC and they are exhibits to the registration statement of which this prospectus is a part and may be obtained as described under "Incorporation by Reference" on page 11 of this prospectus.

Authorized and Outstanding Capital Stock

        FPL Group's Charter authorizes it to issue 900,000,000 shares of capital stock, each with a par value of $.01, consisting of:

  •
  800,000,000 shares of common stock; and

  •
  100,000,000 shares of preferred stock.

        As of June 30, 2009, there were 411,461,266 shares of common stock and no shares of preferred stock issued and outstanding. As of the same date, FPL Group's board of directors had not authorized for issuance any series of preferred stock.

Common Stock Terms

        Voting Rights.    In general, each holder of common stock is entitled to one vote for each share held by such holder on all matters submitted to a vote of holders of the common stock, including the election of directors. Each holder of common stock is entitled to attend all special and annual meetings of FPL Group's shareholders. The holders of common stock do not have cumulative voting rights. Unless otherwise provided by FPL Group's Charter or bylaws or applicable law, the affirmative vote of the holders of a majority of the total number of shares represented at a meeting and entitled to vote on a matter (including the election of directors) is required for shareholder action on that matter.

        Dividend Rights.    The holders of common stock are entitled to participate on an equal per-share basis in any dividends declared on the common stock by FPL Group's board of directors out of funds legally available for dividend payments.

        The declaration and payment of dividends on the common stock is within the sole discretion of FPL Group's board of directors. FPL Group's Charter does not limit the dividends that may be paid on the common stock.

        The ability of FPL Group to pay dividends on the common stock is currently subject to, and in the future may be limited by:

  •
  various risks which affect the businesses of Florida Power & Light Company and FPL Group's other subsidiaries that may in certain instances limit the ability of such subsidiaries to pay dividends to FPL Group; and

  •
  various contractual restrictions applicable to FPL Group and some of its subsidiaries, including those described below.

        Florida Power & Light Company is subject to the terms of its Mortgage and Deed of Trust dated as of January 1, 1944, with Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as Trustee, as amended and supplemented from time to time (the "Mortgage"), that secures its obligations under outstanding first mortgage bonds issued by it from time to time. In specified circumstances, the terms of the Mortgage could restrict the ability of Florida Power & Light Company to pay dividends and make other distributions to FPL Group. As of the date of this prospectus, Florida Power & Light Company's ability to pay dividends to FPL Group was not restricted by the terms of the Mortgage.

        Other contractual restrictions on the dividend-paying ability of FPL Group or its subsidiaries are contained in outstanding financing arrangements, and may be included in future financing arrangements. FPL Group has issued equity units. In accordance with the terms of the equity units, FPL Group has the right, from time to time, to defer the payment of contract adjustment payments on the purchase contracts that form a part of the equity units to a date no later than the purchase contract settlement date. In the event that FPL Group exercises its right to defer the payment of contract adjustment payments, then, until the deferred contract adjustment payments have been paid, FPL Group would not be able, with limited exceptions, to pay dividends on the common stock. FPL Group Capital has issued junior subordinated debentures that are guaranteed by FPL Group. FPL Group Capital has the right, from time to time, to defer the payment of interest on its outstanding junior subordinated debentures for a deferral period of up to 20 consecutive quarters, in the case of one series of such securities, and on one or more occasions for up to ten consecutive years, in the case of other series of such securities. FPL Group, Florida Power & Light Company or FPL Group Capital may issue, from time to time, additional equity units, junior subordinated debentures or other securities that (i) provide them with rights to defer the payment of interest or other payments and (ii) contain dividend restrictions in the event of the exercise of such rights. In the event that FPL Group or FPL Group Capital were to exercise any right to defer interest or other payments on currently outstanding or future series of equity units, junior subordinated debentures or other securities, or if there were to occur certain payment defaults on those securities, FPL Group would not be able, with limited exceptions, to pay dividends on the common stock during the periods in which such payments were deferred or such payment defaults continued. In the event that Florida Power & Light Company were to exercise any such right to defer the payment of interest or other payments, it would not be able, with limited exceptions, to pay dividends to FPL Group or any other holder of its common stock or preferred stock during the periods in which such payments were deferred. In addition, FPL Group, FPL Group Capital and Florida Power & Light Company might issue other securities in the future containing similar or other restrictions on FPL Group's ability to pay dividends on the common stock and on Florida Power & Light Company's ability to pay dividends to any holder of its common stock or preferred stock, including FPL Group.

        In addition, the right of the holders of FPL Group's common stock to receive dividends might become subject to the preferential dividend, redemption, sinking fund or other rights of the holders of any series of FPL Group preferred stock that may be issued in the future, and the right of the holders of Florida Power & Light Company common stock or preferred stock, including FPL Group, to receive dividends might become subject to the preferential dividend, redemption, sinking fund or other rights of the holders of any series of Florida Power & Light Company preferred stock that may be issued in the future.

        Liquidation Rights.    If there is a liquidation, dissolution or winding up of FPL Group, the holders of common stock are entitled to share equally and ratably in any assets remaining after FPL Group has paid, or provided for the payment of, all of its debts and other liabilities, and after FPL Group has paid, or provided for the payment of, any preferential amounts payable to the holders of any outstanding preferred stock.

        Other Rights.    The holders of common stock do not have any preemptive, subscription, conversion or sinking fund rights. The common stock is not subject to redemption.

Anti-Takeover Effects of Provisions in FPL Group's Charter and Bylaws

        FPL Group's Charter and bylaws contain provisions that may make it difficult and expensive for a third party to pursue a takeover attempt that FPL Group's board of directors and management oppose even if a change in control of FPL Group might be beneficial to the interests of holders of common stock.

        FPL Group's Charter Provisions.    Among FPL Group's Charter provisions that could have an anti-takeover effect are those that:

  •
  permit the shareholders to remove a director only for cause and only by the affirmative vote of holders of at least 75% of the voting power of the outstanding shares of voting stock (which FPL Group's Charter defines to include the common stock and any other capital stock entitled to vote generally in the election of directors), voting together as a single class;

  •
  provide that a vacancy on the board of directors may be filled only by a majority vote of the remaining directors;

  •
  prohibit the shareholders from taking action by written consent in lieu of a meeting of shareholders;

  •
  limit the persons who may call a special meeting of shareholders to the chairman of the FPL Group board of directors, the president or secretary, a majority of the board of directors or the holders of a majority of the outstanding shares of stock entitled to vote on the matter or matters to be presented at the meeting;

  •
  require the affirmative vote of holders of at least 75% of the voting power of the outstanding shares of voting stock, voting together as a single class, to approve certain "business combinations" with an "interested shareholder," as those terms are defined in FPL Group's Charter, or the interested shareholder's affiliate, unless such transactions are approved by a majority of the "continuing directors," as defined in FPL Group's Charter or, in some cases, unless specified minimum price and procedural requirements are met;

  •
  require any action by shareholders to amend or repeal the FPL Group bylaws, or to adopt new bylaws, to receive the affirmative vote of holders of at least 75% of the voting power of the outstanding shares of voting stock, voting together as a single class; and

  •
  require the affirmative vote of holders of at least 75% of the voting power of the outstanding shares of voting stock, voting together as a single class, to alter, amend or repeal specified provisions of FPL Group's Charter, including the foregoing provisions.

        FPL Group's Charter defines the term "interested shareholder" to include a security holder who is the direct or indirect beneficial owner of 10% or more of the voting power of the outstanding shares of voting stock, and the term "continuing director" to include any director who is not an affiliate of an interested shareholder. The foregoing provisions may discriminate against a security holder who becomes an interested shareholder by reason of its beneficial ownership of the specified amount of common or other voting stock.

        The term "business combination" is defined in FPL Group's Charter to include the following transactions:

  •
  any merger or consolidation of FPL Group or any direct or indirect majority-owned subsidiary with (i) any interested shareholder or (ii) any other corporation (whether or not itself an interested shareholder) which is, or after such merger or consolidation would be, an affiliate of an interested shareholder;

  •
  any sale, lease, exchange, mortgage, pledge, transfer or other disposition in one transaction or a series of transactions to or with any interested shareholder or any affiliate of any interested shareholder of assets of FPL Group or any direct or indirect majority-owned subsidiary having an aggregate fair market value of $10 million or more;

  •
  the issuance or transfer by FPL Group or any direct or indirect majority-owned subsidiary in one transaction or a series of transactions of any securities of FPL Group or any such subsidiary to any interested shareholder or any affiliate of any interested shareholder in exchange for cash, securities or other property, or a combination thereof, having an aggregate fair market value of $10 million or more;

  •
  the adoption of any plan or proposal for the liquidation or dissolution of FPL Group proposed by or on behalf of an interested shareholder or an affiliate of an interested shareholder; or

  •
  any reclassification of securities (including any reverse stock split) or recapitalization of FPL Group, or any merger or consolidation of FPL Group with any of its direct or indirect majority-owned subsidiaries or any other transaction which has the direct or indirect effect of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of FPL Group or any direct or indirect majority-owned subsidiary which is directly or indirectly owned by any interested shareholder or any affiliate of any interested shareholder.

        For purposes of the foregoing "business combination" provisions, FPL Group's Charter defines the term "subsidiary" as any corporation of which FPL Group owns, directly or indirectly, a majority of any class of equity securities.

        The foregoing shareholder approval requirements are in addition to those required by law, including the provisions of the Florida Business Corporation Act described below.

        Bylaw Provisions.    The FPL Group bylaws contain some of the foregoing provisions contained in FPL Group's Charter. The bylaws also contain a provision limiting to 16 directors the maximum number of authorized directors of FPL Group. In addition, the bylaws contain provisions that establish advance notice requirements for shareholders to nominate candidates for election as directors at any annual or special meeting of shareholders or to present any other business for consideration at any annual meeting of shareholders. These provisions generally require a shareholder to submit in writing to FPL Group's secretary any nomination of a candidate for election to the board of directors or any other proposal for consideration at any annual meeting not earlier than 120 days or later than 90 days before the first anniversary of the preceding year's annual meeting. The bylaws also require a shareholder to submit in writing to FPL Group's secretary any nomination of a candidate for election to the board of directors for consideration at any special meeting not earlier than 120 days before such special meeting and not after the later of 90 days before such special meeting or the tenth day following the day of the first public announcement of the date of the special meeting and of the fact that directors are to be elected at the meeting. For the shareholder's notice to be in proper form, it must include all of the information specified in the bylaws.

Restrictions on Affiliated and Control Share Transactions Under Florida Act

        Affiliated Transactions.    As a Florida corporation, FPL Group is subject to the Florida Business Corporation Act, or "Florida Act," which provides that an "affiliated transaction" of a Florida corporation with an "interested shareholder," as those terms are defined in the statute, generally must be approved by the affirmative vote of the holders of two-thirds of the outstanding voting shares, other than the shares beneficially owned by the interested shareholder. The Florida Act defines an "interested shareholder" as any person who is the beneficial owner of more than 10% of the outstanding voting shares of the corporation. The affiliated transactions covered by the Florida Act include, with specified exceptions:

  •
  mergers and consolidations to which the corporation and the interested shareholder are parties;

  •
  sales or other dispositions of assets representing 5% or more of the aggregate fair market value of the corporation's assets, outstanding shares, earning power or net income to the interested shareholder;

  •
  issuances by the corporation of 5% or more of the aggregate fair market value of its outstanding shares to the interested shareholder;

  •
  the adoption of any plan for the liquidation or dissolution of the corporation proposed by or pursuant to an arrangement with the interested shareholder;

  •
  any reclassification of the corporation's securities, recapitalization of the corporation, merger or consolidation, or other transaction which has the effect of increasing by more than 5% the percentage of the outstanding voting shares of the corporation beneficially owned by the interested shareholder; and

  •
  the receipt by the interested shareholder of certain loans or other financial assistance from the corporation.

        The foregoing transactions generally also include transactions involving any affiliate of the interested shareholder and involving or affecting any direct or indirect majority-owned subsidiary of the corporation.

        The two-thirds approval requirement does not apply if, among other things, subject to specified qualifications:

  •
  the transaction has been approved by a majority of the corporation's disinterested directors;

  •
  the interested shareholder has been the beneficial owner of at least 80% of the corporation's outstanding voting shares for at least five years preceding the transaction;

  •
  the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares; or

  •
  specified fair price and procedural requirements are satisfied.

        The foregoing restrictions do not apply if the corporation's original articles of incorporation or an amendment to its articles of incorporation or bylaws approved by the affirmative vote of the holders of a majority of the outstanding shares of voting stock of the corporation (other than shares held by the interested shareholder) contain a provision expressly electing for the corporation not to be governed by the restrictions. FPL Group's Charter and bylaws do not contain such a provision.

        Control-Share Acquisitions.    The Florida Act also contains a control-share acquisition statute which provides that a person who acquires shares in an "issuing public corporation," as defined in the statute, in excess of certain specified thresholds generally will not have any voting rights with respect to such shares unless such voting rights are approved by the holders of a majority of the votes of each class of securities entitled to vote separately, excluding shares held or controlled by the acquiring person. The thresholds specified in the Florida Act are the acquisition of a number of shares representing:

  •
  one-fifth or more, but less than one-third, of all voting power of the corporation;

  •
  one-third or more, but less than a majority, of all voting power of the corporation; or

  •
  a majority or more of all voting power of the corporation.

        The statute does not apply if, among other things, the acquisition:

  •
  is approved by the corporation's board of directors; or

  •
  is effected pursuant to a statutory merger or share exchange to which the corporation is a party.

        The statute also does not apply to an acquisition of shares of a corporation in excess of a specified threshold if, before the acquisition, the corporation's articles of incorporation or bylaws provide that the corporation will not be governed by the statute. The statute also permits a corporation to adopt a provision in its articles of incorporation or bylaws providing for the redemption of the acquired shares by the corporation in specified circumstances. FPL Group's Charter and bylaws do not contain such provisions.

Preferred Stock

        FPL Group's Charter authorizes FPL Group's board of directors from time to time and without shareholder action to provide for the issuance of up to 100,000,000 shares of preferred stock in one or more series, and to determine the designations, preferences, limitations and relative or other rights of any such series, including voting rights, dividend rights, liquidation preferences, sinking fund provisions, conversion privileges and redemption rights. FPL Group's board of directors has broad discretion with respect to the creation and issuance of any series of preferred stock without shareholder approval, subject to any applicable rights of holders of any shares of preferred stock outstanding at any time. The rights and privileges of holders of common stock may be adversely affected by the rights, privileges and preferences of holders of shares of any series of preferred stock which FPL Group's board of directors may authorize for issuance from time to time. Among other things, by authorizing the issuance of shares of preferred stock with particular voting, conversion or other rights, the board of directors could adversely affect the voting power of the holders of the common stock and could discourage any attempt to effect a change in control of FPL Group, even if such a transaction would be beneficial to the interests of holders of the common stock. See the description of FPL Group's Preferred Stock in "Description of FPL Group Preferred Stock" in this prospectus.

Indemnification

        Florida law generally provides that a Florida corporation, such as FPL Group, may indemnify its directors, officers, employees and agents against liabilities and expenses they may incur. Florida law also limits the liability of directors to FPL Group and other persons. FPL Group's bylaws contain provisions requiring FPL Group to indemnify its directors, officers, employees and agents under specified conditions. In addition, FPL Group carries insurance permitted by the laws of Florida on behalf of its directors, officers, employees and agents.

Transfer Agent and Register

        The transfer agent and registrar for the common stock is Computershare Investor Services, LLC.

Listing

        The common stock is listed on the New York Stock Exchange and trades under the symbol "FPL."

DESCRIPTION OF FPL GROUP PREFERRED STOCK

        General.    The following statements describing FPL Group's preferred stock are not intended to be a complete description. For additional information, please see FPL Group's Charter and its bylaws. You should read this summary together with the articles of amendment to FPL Group's Charter, which will describe the terms of any preferred stock to be offered hereby, for a complete understanding of all the provisions. Please also see the Mortgage, which contains restrictions which may in certain instances limit the ability of Florida Power & Light Company to pay dividends to FPL Group. Each of these documents has previously been filed, or will be filed, with the SEC and each is an exhibit to the registration statement filed with the SEC of which this prospectus is a part. Reference is also made to the laws of the State of Florida.

        FPL Group Preferred Stock.    FPL Group may issue one or more series of its preferred stock, $.01 par value, without the approval of its shareholders. No shares of preferred stock are presently outstanding.

        Some terms of a series of preferred stock may differ from those of another series. A prospectus supplement will describe the terms of any preferred stock being offered. These terms will also be described in articles of amendment to FPL Group's Charter, which will establish the terms of the preferred stock being offered. These terms will include any of the following that apply to that series:

  (1)
  the title of that series of preferred stock,

  (2)
  the number of shares in the series,

  (3)
  the dividend rate, or how such rate will be determined, and the dividend payment dates for the series,

  (4)
  whether the series will be listed on a securities exchange,

  (5)
  the date or dates on which the series of preferred stock may be redeemed at the option of FPL Group and any restrictions on such redemptions,

  (6)
  any sinking fund or other provisions that would obligate FPL Group to repurchase, redeem or retire the series of preferred stock,

  (7)
  the amount payable on the series of preferred stock in case of the liquidation, dissolution or winding up of FPL Group and any additional amount, or method of determining such amount, payable in case any such event is voluntary,

  (8)
  any rights to convert the shares of the series of preferred stock into shares of another series or into shares of any other class of capital stock,

  (9)
  the voting rights, if any, and

  (10)
  any other terms that are not inconsistent with the provisions of FPL Group's Charter.

        In some cases, the issuance of preferred stock could make it difficult for another company to acquire FPL Group and make it harder to remove current management. See also "Description of FPL Group Common Stock."

        There are contractual restrictions on the dividend-paying ability of FPL Group or its subsidiaries contained in outstanding financing arrangements, and may be included in future financing arrangements. FPL Group has issued equity units. In accordance with the terms of the equity units, FPL Group has the right, from time to time, to defer the payment of contract adjustment payments on the purchase contracts that form a part of the equity units to a date no later than the purchase contract settlement date. In the event that FPL Group exercises its right to defer the payment of contract adjustment payments, then, until the deferred contract adjustment payments have been paid, FPL

Group would not be able, with limited exceptions, to pay dividends on the preferred stock. FPL Group Capital has issued junior subordinated debentures that are guaranteed by FPL Group. FPL Group Capital has the right, from time to time, to defer the payment of interest on its outstanding junior subordinated debentures for a deferral period of up to 20 consecutive quarters, in the case of one series of such securities, and on one or more occasions for up to ten consecutive years, in the case of other series of such securities. FPL Group, Florida Power & Light Company or FPL Group Capital may issue, from time to time, additional equity units, junior subordinated debentures or other securities that (i) provide them with rights to defer the payment of interest or other payments and (ii) contain dividend restrictions in the event of the exercise of such rights. In the event that FPL Group or FPL Group Capital were to exercise any right to defer interest or other payments on currently outstanding or future series of equity units, junior subordinated debentures or other securities, or if there were to occur certain payment defaults on those securities, FPL Group would not be able, with limited exceptions, to pay dividends on the preferred stock during the periods in which such payments were deferred or such payment defaults continued. In the event that Florida Power & Light Company were to exercise any such right to defer the payment of interest or other payments, it would not be able, with limited exceptions, to pay dividends to FPL Group or any other holder of its common stock or preferred stock during the periods in which such payments were deferred. In addition, FPL Group, FPL Group Capital and Florida Power & Light Company might issue other securities in the future containing similar or other restrictions on FPL Group's ability to pay dividends on the preferred stock, on FPL Group Capital's ability to pay dividends to any holder of its common stock or preferred stock, including FPL Group, and on Florida Power & Light Company's ability to pay dividends to any holder of its common stock or preferred stock, including FPL Group.

        Shares of preferred stock offered hereby by FPL Group will, when issued, be fully paid and non-assessable.

DESCRIPTION OF STOCK PURCHASE CONTRACTS
AND STOCK PURCHASE UNITS

        FPL Group may issue stock purchase contracts, including contracts that obligate holders to purchase from FPL Group, and FPL Group to sell to these holders, a specified number of shares of common stock or preferred stock at a future date or dates. The consideration per share of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of stock purchase units consisting of a stock purchase contract and either debt securities of FPL Group Capital, debt securities of FPL Group, preferred trust securities of one or more FPL Group subsidiary trusts or other subsidiary entities (including, but not limited to, Preferred Trust Securities (as defined herein)), or debt securities of third parties including, but not limited to, U.S. Treasury securities, that would secure the holders' obligations to purchase the common stock or preferred stock under the stock purchase contracts. The stock purchase contracts may require FPL Group to make periodic payments to the holders of some or all of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under these stock purchase contracts in a specified manner.

        A prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units being offered. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts.

DESCRIPTION OF FPL GROUP WARRANTS

        FPL Group may issue warrants to purchase common stock or preferred stock. A prospectus supplement will describe the terms of any such warrants being offered and any related warrant agreement between FPL Group and a warrant agent.

DESCRIPTION OF FPL GROUP SENIOR DEBT SECURITIES

        FPL Group may issue its senior debt securities, in one or more series, under one or more Indentures between FPL Group and The Bank of New York Mellon, as trustee. The terms of any offered senior debt securities will be described in a supplement to this prospectus.

DESCRIPTION OF FPL GROUP SUBORDINATED DEBT SECURITIES

        FPL Group may issue its subordinated debt securities (other than the FPL Group Junior Subordinated Debentures (as defined below under "Description of FPL Group and FPL Group Capital Junior Subordinated Debentures and FPL Group Subordinated Guarantee")), in one or more series, under one or more Indentures between FPL Group and The Bank of New York Mellon, as trustee. The terms of any offered subordinated debt securities will be described in a supplement to this prospectus.

DESCRIPTION OF FPL GROUP CAPITAL PREFERRED STOCK

        The following statements describing FPL Group Capital's preferred stock are not intended to be a complete description. For additional information, please see FPL Group Capital's Articles of Incorporation, as amended ("FPL Group Capital's Charter"), and its bylaws. You should read this summary together with the articles of amendment to FPL Group Capital's Charter, which will describe the terms of any preferred stock to be offered hereby, for a complete understanding of all the provisions. Each of these documents has previously been filed, or will be filed, with the SEC and each is an exhibit to the registration statement filed with the SEC of which this prospectus is a part. Reference is also made to the laws of the State of Florida.

        FPL Group Capital may issue one or more series of preferred stock, $.01 par value, without the approval of its shareholders. The FPL Group Capital Preferred Stock will be guaranteed by FPL Group as described under "Description of FPL Group Guarantee of FPL Group Capital Preferred Stock." No shares of preferred stock are presently outstanding.

        Some terms of a series of preferred stock may differ from those of another series. A prospectus supplement will describe the terms of any preferred stock being offered. These terms will also be described in articles of amendment to FPL Group Capital's Charter, which will establish the terms of the preferred stock being offered. These terms will include any of the following that apply to that series:

  (1)
  the title of that series of preferred stock,

  (2)
  the number of shares in the series,

  (3)
  the dividend rate, or how such rate will be determined, and the dividend payment dates for the series,

  (4)
  whether the series will be listed on a securities exchange,

  (5)
  the date or dates on which the series of preferred stock may be redeemed at the option of FPL Group Capital and any restrictions on such redemptions,

  (6)
  any sinking fund or other provisions that would obligate FPL Group Capital to repurchase, redeem or retire the series of preferred stock,

  (7)
  the amount payable on the series of preferred stock in case of the liquidation, dissolution or winding up of FPL Group Capital and any additional amount, or method of determining such amount, payable in case any such event is voluntary,

  (8)
  any rights to convert the shares of the series of preferred stock into shares of another series or into shares of any other class of capital stock,

  (9)
  the voting rights, if any, and

  (10)
  any other terms that are not inconsistent with the provisions of FPL Group Capital's Charter.

        There are contractual restrictions on the dividend-paying ability of FPL Group Capital contained in outstanding financing arrangements, and may be included in future financing arrangements. FPL Group Capital has issued junior subordinated debentures that are guaranteed by FPL Group. FPL Group Capital has the right, from time to time, to defer the payment of interest on its outstanding junior subordinated debentures for a deferral period of up to 20 consecutive quarters, in the case of one series of such securities, and on one or more occasions for up to ten consecutive years, in the case of other series of such securities. FPL Group Capital may issue, from time to time, additional junior subordinated debentures or other securities that (i) provide it with rights to defer the payment of interest or other payments and (ii) contain dividend restrictions in the event of the exercise of such rights. In the event that FPL Group Capital were to exercise any right to defer interest or other payments on currently outstanding or future series of junior subordinated debentures or other securities, or if there were to occur certain payment defaults on those securities, FPL Group Capital would not be able, with limited exceptions, to pay dividends on the preferred stock during the periods in which such payments were deferred or such payment defaults continued.

        Any shares of preferred stock offered hereunder by FPL Group Capital will, when issued, be fully paid and non-assessable.

DESCRIPTION OF FPL GROUP GUARANTEE OF FPL GROUP CAPITAL PREFERRED STOCK

        The following statements describing FPL Group's guarantee of FPL Group Capital's preferred stock are not intended to be a complete description. For additional information, please see FPL Group's guarantee agreement relating to FPL Group Capital's preferred stock. You should read this summary together with the guarantee agreement for a complete understanding of all the provisions. Please also see the Mortgage, which contains restrictions which may in certain instances limit the ability of Florida Power & Light Company to pay dividends to FPL Group. Each of these documents has previously been filed with the SEC and each is an exhibit to the registration statement filed with the SEC of which this prospectus is a part.

        FPL Group will fully, unconditionally and irrevocably guarantee the payment of accumulated and unpaid dividends, and payments due on liquidation or redemption, as and when due, regardless of any defense, right of set-off or counterclaim that FPL Group Capital may have or assert. FPL Group's guarantee of FPL Group Capital's preferred stock will be an unsecured obligation of FPL Group and will rank (1) subordinate and junior in right of payment to all other liabilities of FPL Group (except those made pari passu or subordinate by their terms), (2) equal in right of payment with the most senior preferred or preference stock that may be issued by FPL Group and with any other guarantee that may be entered into by FPL Group in respect of any preferred or preference stock of any affiliate of FPL Group, and (3) senior to FPL Group's common stock. A prospectus supplement will describe the terms of FPL Group's guarantee of FPL Group Capital's preferred stock. The description will not necessarily be complete, and reference will be made to the preferred stock guarantee agreement.

        While FPL Group is a holding company that derives substantially all of its income from its operating subsidiaries, FPL Group's subsidiaries are separate and distinct legal entities and have no obligation to make any payments under the FPL Group guarantee of FPL Group Capital preferred stock or to make any funds available for such payment. Therefore, the FPL Group guarantee of FPL Group Capital preferred stock will effectively be subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by FPL Group's subsidiaries. In addition to trade liabilities, many of FPL Group's operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will effectively be senior to the FPL Group guarantee of FPL Group Capital preferred stock. FPL Group's guarantee of FPL Group Capital preferred stock does not place any limit on the amount of liabilities, including debt or preferred stock, that FPL Group's subsidiaries may issue, guarantee or otherwise incur. See "Description of FPL Group Common Stock—Common Stock Terms—Dividend Rights" for a description of contractual restrictions on the dividend-paying ability of some of FPL Group's subsidiaries.

DESCRIPTION OF FPL GROUP CAPITAL SENIOR DEBT SECURITIES

        General.    FPL Group Capital may issue its debt securities (other than the FPL Group Capital Junior Subordinated Debentures (as defined below under "Description of FPL Group and FPL Group Capital Junior Subordinated Debentures and FPL Group Subordinated Guarantee")), in one or more series, under an Indenture, dated as of June 1, 1999, between FPL Group Capital and The Bank of New York Mellon, as trustee. This Indenture, as it may be amended and supplemented from time to time, is referred to in this prospectus as the "Indenture." The Bank of New York Mellon, as trustee under the Indenture, is referred to in this prospectus as the "Indenture Trustee." These debt securities are referred to in this prospectus as the "Offered Senior Debt Securities."

        The Indenture provides for the issuance from time to time of debentures, notes or other senior debt by FPL Group Capital in an unlimited amount. The Offered Senior Debt Securities and all other debentures, notes or other debt of FPL Group Capital issued under the Indenture are collectively referred to in this prospectus as the "Senior Debt Securities."

        This section briefly summarizes some of the terms of the Offered Senior Debt Securities and some of the provisions of the Indenture. This summary does not contain a complete description of the Offered Senior Debt Securities or the Indenture. You should read this summary together with the Indenture and the officer's certificates or other documents creating the Offered Senior Debt Securities for a complete understanding of all the provisions and for the definitions of some terms used in this summary. The Indenture, the form of officer's certificate that may be used to create a series of Offered Senior Debt Securities and a form of Offered Senior Debt Securities have previously been filed with the SEC, and are exhibits to the registration statement filed with the SEC of which this prospectus is a part. In addition, the Indenture is qualified under the Trust Indenture Act of 1939 and is therefore subject to the provisions of the Trust Indenture Act of 1939. You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions.

        All Offered Senior Debt Securities of one series need not be issued at the same time, and a series may be re-opened for issuances of additional Offered Senior Debt Securities of such series. This means that FPL Group Capital may from time to time, without notice to, or the consent of the existing holders of the Offered Senior Debt Securities of a particular series, create and issue additional Offered Senior Debt Securities of such series. Such additional Offered Senior Debt Securities will have the same terms as the previously-issued Offered Senior Debt Securities of such series in all respects (except for the payment of interest accruing prior to the issue date of the additional Offered Senior Debt Securities or except for the first payments of interest following the issue date of the additional Offered Senior Debt Securities) so that the additional Offered Senior Debt Securities may be consolidated and form a single series with the previously-issued Offered Senior Debt Securities of such series.

        Each series of Offered Senior Debt Securities may have different terms. FPL Group Capital will include some or all of the following information about a specific series of Offered Senior Debt Securities in the particular prospectus supplement relating to that specific series of Offered Senior Debt Securities:

  (1)
  the title of those Offered Senior Debt Securities,

  (2)
  any limit upon the aggregate principal amount of those Offered Senior Debt Securities,

  (3)
  the date(s) on which FPL Group Capital will pay the principal of those Offered Senior Debt Securities,

  (4)
  the rate(s) of interest on those Offered Senior Debt Securities, or how the rate(s) of interest will be determined, the date(s) from which interest will accrue, the dates on which FPL Group Capital will pay interest and the record date for any interest payable on any interest payment date,

  (5)
  the person to whom FPL Group Capital will pay interest on those Offered Senior Debt Securities on any interest payment date, if other than the person in whose name those Offered Senior Debt Securities are registered at the close of business on the record date for that interest payment,

  (6)
  the place(s) at which or methods by which FPL Group Capital will make payments on those Offered Senior Debt Securities and the place(s) at which or methods by which the registered owners of those Offered Senior Debt Securities may transfer or exchange those Offered Senior Debt Securities and serve notices and demands to or upon FPL Group Capital,

  (7)
  the security registrar and any paying agent or agents for those Offered Senior Debt Securities,

  (8)
  any date(s) on which, the price(s) at which and the terms and conditions upon which FPL Group Capital may, at its option, redeem those Offered Senior Debt Securities, in whole or in part, and any restrictions on those redemptions,

  (9)
  any sinking fund or other provisions, including any options held by the registered owners of those Offered Senior Debt Securities, that would obligate FPL Group Capital to repurchase or redeem those Offered Senior Debt Securities,

  (10)
  the denominations in which FPL Group Capital may issue those Offered Senior Debt Securities, if other than denominations of $1,000 and any integral multiple of $1,000,

  (11)
  the currency or currencies in which FPL Group Capital may pay the principal of or premium, if any, or interest on those Offered Senior Debt Securities (if other than in U.S. dollars),

  (12)
  if FPL Group Capital or a registered owner may elect to pay, or receive, principal of or premium, if any, or interest on those Offered Senior Debt Securities in a currency other than that in which those Offered Senior Debt Securities are stated to be payable, the terms and conditions upon which that election may be made,

  (13)
  if FPL Group Capital will, or may, pay the principal of or premium, if any, or interest on those Offered Senior Debt Securities in securities or other property, the type and amount of those securities or other property and the terms and conditions upon which FPL Group Capital or a registered owner may elect to pay or receive those payments,

  (14)
  if the amount payable in respect of principal of or premium, if any, or interest on those Offered Senior Debt Securities may be determined by reference to an index or other fact or event ascertainable outside of the Indenture, the manner in which those amounts will be determined,

  (15)
  the portion of the principal amount of those Offered Senior Debt Securities that FPL Group Capital will pay upon declaration of acceleration of the maturity of those Offered Senior Debt Securities, if other than the entire principal amount of those Offered Senior Debt Securities,

  (16)
  events of default, if any, with respect to those Offered Senior Debt Securities and covenants of FPL Group Capital, if any, for the benefit of the registered owners of those Offered Senior Debt Securities, other than those specified in the Indenture,

  (17)
  the terms, if any, pursuant to which those Offered Senior Debt Securities may be converted into or exchanged for shares of capital stock or other securities of any other entity,

  (18)
  a definition of "Eligible Obligations" under the Indenture with respect to those Offered Senior Debt Securities denominated in a currency other than U.S. dollars,

  (19)
  any provisions for the reinstatement of FPL Group Capital's indebtedness in respect of those Offered Senior Debt Securities after their satisfaction and discharge,

  (20)
  if FPL Group Capital will issue those Offered Senior Debt Securities in global form, necessary information relating to the issuance of those Offered Senior Debt Securities in global form,

  (21)
  if FPL Group Capital will issue those Offered Senior Debt Securities as bearer securities, necessary information relating to the issuance of those Offered Senior Debt Securities as bearer securities,

  (22)
  any limits on the rights of the registered owners of those Offered Senior Debt Securities to transfer or exchange those Offered Senior Debt Securities or to register their transfer, and any related service charges,

  (23)
  any exceptions to the provisions governing payments due on legal holidays or any variations in the definition of business day with respect to those Offered Senior Debt Securities,

  (24)
  other than the Guarantee described under "Description of FPL Group Guarantee of FPL Group Capital Senior Debt Securities" below, any collateral security, assurance, or guarantee for those Offered Senior Debt Securities, and

  (25)
  any other terms of those Offered Senior Debt Securities that are not inconsistent with the provisions of the Indenture. (Indenture, Section 301).

        FPL Group Capital may sell Offered Senior Debt Securities at a discount below their principal amount. Some of the important United States federal income tax considerations applicable to Offered Senior Debt Securities sold at a discount below their principal amount may be discussed in the related prospectus supplement. In addition, some of the important United States federal income tax or other considerations applicable to any Offered Senior Debt Securities that are denominated in a currency other than U.S. dollars may be discussed in the related prospectus supplement.

        Except as otherwise stated in the related prospectus supplement, the covenants in the Indenture would not give registered owners of Offered Senior Debt Securities protection in the event of a highly-leveraged transaction involving FPL Group Capital or FPL Group.

        Security and Ranking.    The Offered Senior Debt Securities will be unsecured obligations of FPL Group Capital. The Indenture does not limit FPL Group Capital's ability to provide security with respect to other Senior Debt Securities. All Senior Debt Securities issued under the Indenture will rank equally and ratably with all other Senior Debt Securities issued under the Indenture, except to the extent that FPL Group Capital elects to provide security with respect to any Senior Debt Security (other than the Offered Senior Debt Securities) without providing that security to all outstanding Senior Debt Securities in accordance with the Indenture. The Offered Senior Debt Securities will rank senior to FPL Group Capital's Junior Subordinated Debentures. The Indenture does not limit FPL Group Capital's ability to issue other unsecured debt.

        While FPL Group Capital is a holding company that derives substantially all of its income from its operating subsidiaries, FPL Group Capital's subsidiaries are separate and distinct legal entities and have no obligation to make any payments on the Senior Debt Securities or to make any funds available for such payment. Therefore, the Senior Debt Securities will effectively be subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by FPL Group Capital's subsidiaries. In addition to trade liabilities, many of FPL Group Capital's operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will effectively be senior to the Senior Debt Securities. The Indenture does not place any limit on the amounts of liabilities, including debt or preferred stock, that FPL Group Capital's subsidiaries may issue, guarantee or otherwise incur.

        Payment and Paying Agents.    Except as stated in the related prospectus supplement, on each interest payment date FPL Group Capital will pay interest on each Offered Senior Debt Security to the person in whose name that Offered Senior Debt Security is registered as of the close of business on the record date relating to that interest payment date. However, on the date that the Offered Senior Debt Securities mature, FPL Group Capital will pay the interest to the person to whom it pays the principal. Also, if FPL Group Capital has defaulted in the payment of interest on any Offered Senior Debt Security, it may pay that defaulted interest to the registered owner of that Offered Senior Debt Security:

  (1)
  as of the close of business on a date that the Indenture Trustee selects, which may not be more than 15 days or less than 10 days before the date that FPL Group Capital proposes to pay the defaulted interest, or

  (2)
  in any other lawful manner that does not violate the requirements of any securities exchange on which that Offered Senior Debt Security is listed and that the Indenture Trustee believes is acceptable. (Indenture, Section 307).

        Unless otherwise stated in the related prospectus supplement, the principal, premium, if any, and interest on the Offered Senior Debt Securities at maturity will be payable when such Offered Senior Debt Securities are presented at the main corporate trust office of The Bank of New York Mellon, as paying agent, in The City of New York. FPL Group Capital may change the place of payment on the Offered Senior Debt Securities, appoint one or more additional paying agents, including itself, and remove any paying agent. (Indenture, Section 602).

        Transfer and Exchange.    Unless otherwise stated in the related prospectus supplement, Offered Senior Debt Securities may be transferred or exchanged at the main corporate trust office of The Bank of New York Mellon, as security registrar, in The City of New York. FPL Group Capital may change the place for transfer and exchange of the Offered Senior Debt Securities and may designate one or more additional places for that transfer and exchange.

        Except as otherwise stated in the related prospectus supplement, there will be no service charge for any transfer or exchange of the Offered Senior Debt Securities. However, FPL Group Capital may require payment of any tax or other governmental charge in connection with any transfer or exchange of the Offered Senior Debt Securities.

        FPL Group Capital will not be required to transfer or exchange any Offered Senior Debt Security selected for redemption. Also, FPL Group Capital will not be required to transfer or exchange any Offered Senior Debt Security during a period of 15 days before selection of Offered Senior Debt Securities to be redeemed. (Indenture, Section 305).

        Defeasance.    FPL Group Capital may, at any time, elect to have all of its obligations discharged with respect to all or a portion of any Senior Debt Securities. To do so, FPL Group Capital must irrevocably deposit with the Indenture Trustee or any paying agent, in trust:

  (1)
  money in an amount that will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Senior Debt Securities, on or prior to their maturity, or

  (2)
  in the case of a deposit made prior to the maturity of that series of Senior Debt Securities,

  (a)
  direct obligations of, or obligations unconditionally guaranteed by, the United States and entitled to the benefit of its full faith and credit that do not contain provisions permitting their redemption or other prepayment at the option of their issuer, and

  (b)
  certificates, depositary receipts or other instruments that evidence a direct ownership interest in those obligations or in any specific interest or principal payments due in respect of those obligations that do not contain provisions permitting their redemption or other prepayment at the option of their issuer, the principal of and the interest on which, when due, without any regard to reinvestment of that principal or interest, will provide money that, together with any money deposited with or held by the Indenture Trustee, will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Senior Debt Securities, on or prior to their maturity, or

  (3)
  a combination of (1) and (2) that will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Senior Debt Securities, on or prior to their maturity. (Indenture, Section 701).

        Limitation on Liens.    So long as any Senior Debt Securities remain outstanding, FPL Group Capital will not secure any indebtedness with a lien on any shares of the capital stock of any of its majority-owned subsidiaries, which shares of capital stock FPL Group Capital now or hereafter directly owns, unless FPL Group Capital equally secures all Senior Debt Securities. However, this restriction does not apply to or prevent:

  (1)
  any lien on capital stock created at the time FPL Group Capital acquires that capital stock, or within 270 days after that time, to secure all or a portion of the purchase price for that capital stock,

  (2)
  any lien on capital stock existing at the time FPL Group Capital acquires that capital stock (whether or not FPL Group Capital assumes the obligations secured by the lien and whether or not the lien was created in contemplation of the acquisition),

  (3)
  any extensions, renewals or replacements of the liens described in (1) and (2) above, or of any indebtedness secured by those liens; provided, that,

  (a)
  the principal amount of indebtedness secured by those liens immediately after the extension, renewal or replacement may not exceed the principal amount of indebtedness secured by those liens immediately before the extension, renewal or replacement, and

  (b)
  the extension, renewal or replacement lien is limited to no more than the same proportion of all shares of capital stock as were covered by the lien that was extended, renewed or replaced, or

  (4)
  any lien arising in connection with court proceedings; provided, that, either

  (a)
  the execution or enforcement of that lien is effectively stayed within 30 days after entry of the corresponding judgment (or the corresponding judgment has been discharged within that 30 day period) and the claims secured by that lien are being contested in good faith by appropriate proceedings,

  (b)
  the payment of that lien is covered in full by insurance and the insurance company has not denied or contested coverage, or

  (c)
  so long as that lien is adequately bonded, any appropriate legal proceedings that have been duly initiated for the review of the corresponding judgment, decree or order have not been fully terminated or the periods within which those proceedings may be initiated have not expired.

        Liens on any shares of the capital stock of any of FPL Group Capital's majority-owned subsidiaries, which shares of capital stock FPL Group Capital now or hereafter directly owns, other than liens described in (1) through (4) above, are referred to in this prospectus as "Restricted Liens." The foregoing limitation does not apply to the extent that FPL Group Capital creates any Restricted Liens to secure indebtedness that, together with all other indebtedness of FPL Group Capital secured by Restricted Liens, does not at the time exceed 5% of FPL Group Capital's Consolidated Capitalization. (Indenture, Section 608).

        For this purpose, "Consolidated Capitalization" means the sum of:

  (1)
  Consolidated Shareholders' Equity;

  (2)
  Consolidated Indebtedness for borrowed money (exclusive of any amounts which are due and payable within one year); and, without duplication

  (3)
  any preference or preferred stock of FPL Group Capital or any Consolidated Subsidiary which is subject to mandatory redemption or sinking fund provisions.

        The term "Consolidated Shareholders' Equity" as used above means the total assets of FPL Group Capital and its Consolidated Subsidiaries less all liabilities of FPL Group Capital and its Consolidated Subsidiaries. As used in this definition, the term "liabilities" means all obligations which would, in accordance with generally accepted accounting principles, be classified on a balance sheet as liabilities, including without limitation:

  (1)
  indebtedness secured by property of FPL Group Capital or any of its Consolidated Subsidiaries whether or not FPL Group Capital or such Consolidated Subsidiary is liable for the payment thereof unless, in the case that FPL Group Capital or such Consolidated Subsidiary is not so liable, such property has not been included among the assets of FPL Group Capital or such Consolidated Subsidiary on such balance sheet,

  (2)
  deferred liabilities, and

  (3)
  indebtedness of FPL Group Capital or any of its Consolidated Subsidiaries that is expressly subordinated in right and priority of payment to other liabilities of FPL Group Capital or such Consolidated Subsidiary.

As used in this definition, "liabilities" includes preference or preferred stock of FPL Group Capital or any Consolidated Subsidiary only to the extent of any such preference or preferred stock that is subject to mandatory redemption or sinking fund provisions.

        The term "Consolidated Indebtedness" means total indebtedness as shown on the consolidated balance sheet of FPL Group Capital and its Consolidated Subsidiaries.

        The term "Consolidated Subsidiary," means at any date any direct or indirect majority-owned subsidiary whose financial statements would be consolidated with those of FPL Group Capital in FPL Group Capital's consolidated financial statements as of such date in accordance with generally accepted accounting principles. (Indenture, Section 608).

        The foregoing limitation does not limit in any manner the ability of:

  (1)
  FPL Group Capital to place liens on any of its assets other than the capital stock of directly held, majority-owned subsidiaries,

  (2)
  FPL Group Capital or FPL Group to cause the transfer of its assets or those of its subsidiaries, including the capital stock covered by the foregoing restrictions,

  (3)
  FPL Group to place liens on any of its assets, or

  (4)
  any of the direct or indirect subsidiaries of FPL Group Capital or FPL Group (other than FPL Group Capital) to place liens on any of their assets.

        Consolidation, Merger, and Sale of Assets.    Under the Indenture, FPL Group Capital may not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless:

  (1)
  the entity formed by that consolidation, or the entity into which FPL Group Capital is merged, or the entity that acquires or leases FPL Group Capital's property and assets, is an entity organized and existing under the laws of the United States, any state or the District of Columbia and that entity expressly assumes FPL Group Capital's obligations on all Senior Debt Securities and under the Indenture,

  (2)
  immediately after giving effect to the transaction, no event of default under the Indenture and no event that, after notice or lapse of time or both, would become an event of default under the Indenture exists, and

  (3)
  FPL Group Capital delivers an officer's certificate and an opinion of counsel to the Indenture Trustee, as provided in the Indenture. (Indenture, Section 1101).

        The Indenture does not restrict FPL Group Capital in a merger in which FPL Group Capital is the surviving entity.

        Events of Default.    Each of the following is an event of default under the Indenture with respect to the Senior Debt Securities of any series:

  (1)
  failure to pay interest on the Senior Debt Securities of that series within 30 days after it is due,

  (2)
  failure to pay principal or premium, if any, on the Senior Debt Securities of that series when it is due,

  (3)
  failure to comply with any other covenant in the Indenture, other than a covenant that does not relate to that series of Senior Debt Securities, that continues for 90 days after (i) FPL Group Capital receives written notice of such failure to comply from the Indenture Trustee, or (ii) FPL Group Capital and the Indenture Trustee receive written notice of such failure to comply from the registered owners of at least 33% in principal amount of the Senior Debt Securities of that series,

  (4)
  certain events of bankruptcy, insolvency or reorganization of FPL Group Capital, or

  (5)
  any other event of default specified with respect to the Senior Debt Securities of that series. (Indenture, Section 801).

        In the case of the third event of default listed above, the Indenture Trustee may extend the grace period. In addition, if registered owners of a particular series have given a notice of default, then registered owners of at least the same percentage of Senior Debt Securities of that series, together with the Indenture Trustee, may also extend the grace period. The grace period will be automatically extended if FPL Group Capital has initiated and is diligently pursuing corrective action. (Indenture, Section 801). An event of default with respect to the Senior Debt Securities of a particular series will not necessarily constitute an event of default with respect to Senior Debt Securities of any other series issued under the Indenture.

        Remedies.    If an event of default applicable to the Senior Debt Securities of one or more series, but not applicable to all outstanding Senior Debt Securities, exists, then either (i) the Indenture Trustee or (ii) the registered owners of at least 33% in aggregate principal amount of the Senior Debt Securities of each of the affected series may declare the principal of and accrued but unpaid interest on all the Senior Debt Securities of that series to be due and payable immediately. However, under the Indenture, some Senior Debt Securities may provide for a specified amount less than their entire principal amount to be due and payable upon that declaration. These Senior Debt Securities are defined as "Discount Securities" in the Indenture.

        If the event of default is applicable to all outstanding Senior Debt Securities, then only the Indenture Trustee or the registered owners of at least 33% in aggregate principal amount of all outstanding Senior Debt Securities of all series, voting as one class, and not the registered owners of any one series, may make a declaration of acceleration. However, the event of default giving rise to the declaration relating to any series of Senior Debt Securities will be automatically waived, and that declaration and its consequences will be automatically rescinded and annulled, if, at any time after that declaration and before a judgment or decree for payment of the money due has been obtained:

  (1)
  FPL Group Capital deposits with the Indenture Trustee a sum sufficient to pay:

  (a)
  all overdue interest on all Senior Debt Securities of that series,

  (b)
  the principal of and any premium on any Senior Debt Securities of that series that have become due for reasons other than that declaration, and interest that is then due,

  (c)
  interest on overdue interest for that series, and

  (d)
  all amounts then due to the Indenture Trustee under the Indenture, and

  (2)
  any other event of default with respect to the Senior Debt Securities of that series has been cured or waived as provided in the Indenture. (Indenture, Section 802).

        Other than its obligations and duties in case of an event of default under the Indenture, the Indenture Trustee is not obligated to exercise any of its rights or powers under the Indenture at the request or direction of any of the registered owners, unless those registered owners offer reasonable indemnity to the Indenture Trustee. (Indenture, Section 903). If they provide this reasonable indemnity, the registered owners of a majority in principal amount of any series of Senior Debt Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee, with respect to the Senior Debt Securities of that series. However, if an event of default under the Indenture relates to more than one series of Senior Debt Securities, only the registered owners of a majority in aggregate principal amount of all affected series of Senior Debt Securities, considered as one class, will have the right to make that direction. Also, the direction must not violate any law or the Indenture, and may not expose the Indenture Trustee to personal liability in circumstances where its indemnity would not, in the Indenture Trustee's sole discretion, be adequate. (Indenture, Section 812).

        A registered owner of a Senior Debt Security has the right to institute a suit for the enforcement of payment of the principal of or premium, if any, or interest on that Senior Debt Security on or after the applicable due date specified in that Senior Debt Security. (Indenture, Section 808). No registered owner of Senior Debt Securities of any series will have any other right to institute any proceeding under the Indenture, or any other remedy under the Indenture, unless:

  (1)
  that registered owner has previously given to the Indenture Trustee written notice of a continuing event of default with respect to the Senior Debt Securities of that series,

  (2)
  the registered owners of a majority in aggregate principal amount of the outstanding Senior Debt Securities of all series in respect of which an event of default under the Indenture exists, considered as one class, have made written request to the Indenture Trustee, and have offered reasonable indemnity to the Indenture Trustee to institute that proceeding in its own name as trustee, and

  (3)
  the Indenture Trustee has failed to institute any proceeding, and has not received from the registered owners of a majority in aggregate principal amount of the outstanding Senior Debt Securities of all series in respect of which an event of default under the Indenture exists, considered as one class, a direction inconsistent with that request, within 60 days after that notice, request and offer. (Indenture, Section 807).

        FPL Group Capital is required to deliver to the Indenture Trustee an annual statement as to its compliance with all conditions and covenants under the Indenture. (Indenture, Section 606).

        Modification and Waiver.    Without the consent of any registered owner of Senior Debt Securities, FPL Group Capital and the Indenture Trustee may amend or supplement the Indenture for any of the following purposes:

  (1)
  to provide for the assumption by any permitted successor to FPL Group Capital of FPL Group Capital's obligations under the Indenture and the Senior Debt Securities in the case of a merger or consolidation or a conveyance, transfer or lease of its assets substantially as an entirety,

  (2)
  to add covenants of FPL Group Capital or to surrender any right or power conferred upon FPL Group Capital by the Indenture,

  (3)
  to add any additional events of default,

  (4)
  to change, eliminate or add any provision of the Indenture, provided that if that change, elimination or addition will materially adversely affect the interests of the registered owners of Senior Debt Securities of any series or tranche, that change, elimination or addition will become effective with respect to that particular series or tranche only

  (a)
  when the required consent of the registered owners of Senior Debt Securities of that particular series or tranche has been obtained, or

  (b)
  when no Senior Debt Securities of that particular series or tranche remain outstanding under the Indenture,

  (5)
  to provide collateral security for all but not a part of the Senior Debt Securities,

  (6)
  to create the form or terms of Senior Debt Securities of any other series or tranche,

  (7)
  to provide for the authentication and delivery of bearer securities and the related coupons and for other matters relating to those bearer securities,

  (8)
  to accept the appointment of a successor Indenture Trustee with respect to the Senior Debt Securities of one or more series and to change any of the provisions of the Indenture as necessary to provide for the administration of the trusts under the Indenture by more than one trustee,

  (9)
  to add procedures to permit the use of a non-certificated system of registration for all, or any series or tranche of, the Senior Debt Securities,

  (10)
  to change any place where

  (a)
  the principal of and premium, if any, and interest on all, or any series or tranche of, Senior Debt Securities are payable,

  (b)
  all, or any series or tranche of, Senior Debt Securities may be transferred or exchanged, and

  (c)
  notices and demands to or upon FPL Group Capital in respect of Senior Debt Securities and the Indenture may be served, or

  (11)
  to cure any ambiguity or inconsistency or to add or change any other provisions with respect to matters and questions arising under the Indenture, provided those changes or additions may not materially adversely affect the interests of the registered owners of Senior Debt Securities of any series or tranche. (Indenture, Section 1201).

        The registered owners of a majority in aggregate principal amount of the Senior Debt Securities of all series then outstanding may waive compliance by FPL Group Capital with certain restrictive provisions of the Indenture. (Indenture, Section 607). The registered owners of a majority in principal amount of the outstanding Senior Debt Securities of any series may waive any past default under the Indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and a default with respect to certain restrictive covenants or provisions of the Indenture that cannot be modified or amended without the consent of the registered owner of each outstanding Senior Debt Security of that series affected. (Indenture, Section 813).

        In addition to any amendments described above, if the Trust Indenture Act of 1939 is amended after the date of the Indenture in a way that requires changes to the Indenture or in a way that permits changes to, or the elimination of, provisions that were previously required by the Trust Indenture Act of 1939, the Indenture will be deemed to be amended to conform to that amendment of the Trust Indenture Act of 1939 or to make those changes, additions or eliminations. FPL Group Capital and the Indenture Trustee may, without the consent of any registered owners, enter into supplemental indentures to make that amendment. (Indenture, Section 1201).

        Except for any amendments described above, the consent of the registered owners of a majority in aggregate principal amount of the Senior Debt Securities of all series then outstanding, considered as one class, is required for all other modifications to the Indenture. However, if less than all of the series of Senior Debt Securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the registered owners of a majority in aggregate principal amount of outstanding Senior Debt Securities of all directly affected series, considered as one class, is required. But, if FPL Group Capital issues any series of Senior Debt Securities in more than one tranche and if the proposed supplemental indenture directly affects the rights of the registered owners of Senior Debt Securities of less than all of those tranches, then the consent only of the registered owners of a majority in aggregate principal amount of the outstanding Senior Debt Securities of all directly affected tranches, considered as one class, will be required. However, none of those amendments or modifications may:

  (1)
  change the dates on which the principal of or interest on a Senior Debt Security is due without the consent of the registered owner of that Senior Debt Security,

  (2)
  reduce any Senior Debt Security's principal amount or rate of interest (or the amount of any installment of that interest) or change the method of calculating that rate without the consent of the registered owner of that Senior Debt Security,

  (3)
  reduce any premium payable upon the redemption of a Senior Debt Security without the consent of the registered owner of that Senior Debt Security,

  (4)
  change the currency (or other property) in which a Senior Debt Security is payable without the consent of the registered owner of that Senior Debt Security,

  (5)
  impair the right to sue to enforce payments on any Senior Debt Security on or after the date that it states that the payment is due (or, in the case of redemption, on or after the redemption date) without the consent of the registered owner of that Senior Debt Security,

  (6)
  reduce the percentage in principal amount of the outstanding Senior Debt Security of any series or tranche whose owners must consent to an amendment, supplement or waiver without the consent of the registered owner of each outstanding Senior Debt Security of that particular series or tranche,

  (7)
  reduce the requirements for quorum or voting of any series or tranche without the consent of the registered owner of each outstanding Senior Debt Security of that particular series or tranche, or

  (8)
  modify certain of the provisions of the Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Senior Debt Securities of any series or tranche, without the consent of the registered owner of each outstanding Senior Debt Security affected by the modification.

        A supplemental indenture that changes or eliminates any provision of the Indenture that has expressly been included only for the benefit of one or more particular series or tranches of Senior Debt Securities, or that modifies the rights of the registered owners of Senior Debt Securities of that particular series or tranche with respect to that provision, will not affect the rights under the Indenture of the registered owners of the Senior Debt Securities of any other series or tranche. (Indenture, Section 1202).

        The Indenture provides that, in order to determine whether the registered owners of the required principal amount of the outstanding Senior Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture, or whether a quorum is present at the meeting of the registered owners of Senior Debt Securities, Senior Debt Securities owned by FPL Group Capital or any other obligor upon the Senior Debt Securities or any affiliate of FPL Group Capital or of that other obligor (unless FPL Group Capital, that affiliate or that obligor owns all Senior Debt Securities outstanding under the Indenture, determined without regard to this provision) will be disregarded and deemed not to be outstanding. (Indenture, Section 101).

        If FPL Group Capital solicits any action under the Indenture from registered owners of Senior Debt Securities, FPL Group Capital may, at its option, by signing a written request to the Indenture Trustee, fix in advance a record date for determining the registered owners of Senior Debt Securities entitled to take that action. However, FPL Group Capital will not be obligated to do this. If FPL Group Capital fixes such a record date, that action may be taken before or after that record date, but only the registered owners of record at the close of business on that record date will be deemed to be registered owners of Senior Debt Securities for the purposes of determining whether registered owners of the required proportion of the outstanding Senior Debt Securities have authorized that action. For these purposes, the outstanding Senior Debt Securities will be computed as of the record date. Any action of a registered owner of any Senior Debt Security under the Indenture will bind every future registered owner of that Senior Debt Security, or any Senior Debt Security replacing that Senior Debt Security, with respect to anything that the Indenture Trustee or FPL Group Capital do, fail to do, or allow to be done in reliance on that action, whether or not that action is noted upon that Senior Debt Security. (Indenture, Section 104).

        Resignation and Removal of Indenture Trustee.    The Indenture Trustee may resign at any time with respect to any series of Senior Debt Securities by giving written notice of its resignation to FPL Group Capital. Also, the registered owners of a majority in principal amount of the outstanding Senior Debt Securities of one or more series of Senior Debt Securities may remove the Indenture Trustee at any time with respect to the Senior Debt Securities of that series, by delivering an instrument evidencing this action to the Indenture Trustee and FPL Group Capital. The resignation or removal of the Indenture Trustee and the appointment of a successor trustee will not become effective until a successor trustee accepts its appointment.

        Except with respect to an Indenture Trustee appointed by the registered owners of Senior Debt Securities, the Indenture Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Indenture if:

  (1)
  no event of default under the Indenture or event that, after notice or lapse of time, or both, would become an event of default under the Indenture exists, and

  (2)
  FPL Group Capital has delivered to the Indenture Trustee a resolution of its Board of Directors appointing a successor trustee and that successor trustee has accepted that appointment in accordance with the terms of the Indenture. (Indenture, Section 910).

        Notices.    Notices to registered owners of Senior Debt Securities will be sent by mail to the addresses of those registered owners as they appear in the security register for those Senior Debt Securities. (Indenture, Section 106).

        Title.    FPL Group Capital, the Indenture Trustee, and any agent of FPL Group Capital or the Indenture Trustee, may treat the person in whose name a Senior Debt Security is registered as the absolute owner of that Senior Debt Security, whether or not that Senior Debt Security is overdue, for the purpose of making payments and for all other purposes, regardless of any notice to the contrary. (Indenture, Section 308).

        Governing Law.    The Indenture and the Senior Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles thereunder, except to the extent that the law of any other jurisdiction is mandatorily applicable. (Indenture, Section 112).

DESCRIPTION OF FPL GROUP GUARANTEE OF
FPL GROUP CAPITAL SENIOR DEBT SECURITIES

        General.    This section briefly summarizes some of the provisions of the Guarantee Agreement, dated as of June 1, 1999, between FPL Group and The Bank of New York Mellon, as Guarantee Trustee. The Guarantee Agreement was executed for the benefit of the Indenture Trustee, which holds the Guarantee Agreement for the benefit of registered owners of the Senior Debt Securities covered by the Guarantee Agreement. This summary does not contain a complete description of the Guarantee Agreement. You should read this summary together with the Guarantee Agreement for a complete understanding of all the provisions. The Guarantee Agreement has previously been filed with the SEC and is an exhibit to the registration statement filed with the SEC of which this prospectus is a part. In addition, the Guarantee Agreement is qualified as an indenture under the Trust Indenture Act of 1939 and is therefore subject to the provisions of the Trust Indenture Act of 1939. You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions.

        Under the Guarantee Agreement, FPL Group absolutely, irrevocably and unconditionally guarantees the prompt and full payment, when due and payable (including upon acceleration or redemption), of the principal, interest and premium, if any, on the Senior Debt Securities that are covered by the Guarantee Agreement to the registered owners of those Senior Debt Securities, according to the terms of those Senior Debt Securities and the Indenture. Pursuant to the Guarantee Agreement, all of the Senior Debt Securities are covered by the Guarantee Agreement except Senior Debt Securities that by their terms are expressly not entitled to the benefit of the Guarantee Agreement. All of the Offered Senior Debt Securities will be covered by the Guarantee Agreement. This guarantee is referred to in this prospectus as the "Guarantee." FPL Group is only required to make these payments if FPL Group Capital fails to pay or provide for punctual payment of any of those amounts on or before the expiration of any applicable grace periods. (Guarantee Agreement, Section 5.01). In the Guarantee Agreement, FPL Group has waived its right to require the Guarantee Trustee, the Indenture Trustee or the registered owners of Senior Debt Securities covered by the Guarantee Agreement to exhaust their remedies against FPL Group Capital prior to bringing suit against FPL Group. (Guarantee Agreement, Section 5.06).

        The Guarantee is a guarantee of payment when due (i.e., the guaranteed party may institute a legal proceeding directly against FPL Group to enforce its rights under the Guarantee Agreement without first instituting a legal proceeding against any other person or entity). The Guarantee is not a guarantee of collection. (Guarantee Agreement, Section 5.01).

        Except as otherwise stated in the related prospectus supplement, the covenants in the Guarantee Agreement would not give registered owners of the Senior Debt Securities covered by the Guarantee Agreement protection in the event of a highly-leveraged transaction involving FPL Group.

        Security and Ranking.    The Guarantee is an unsecured obligation of FPL Group and will rank equally and ratably with all other unsecured and unsubordinated indebtedness of FPL Group. The Guarantee will rank senior to the Preferred Trust Securities Guarantee, the Subordinated Guarantee and the FPL Group Junior Subordinated Debentures (each as defined below) and FPL Group's guarantee of FPL Group Capital's preferred stock. There is no limit on the amount of other indebtedness, including guarantees, that FPL Group may incur or issue.

        While FPL Group is a holding company that derives substantially all of its income from its operating subsidiaries, FPL Group's subsidiaries are separate and distinct legal entities and have no obligation to make any payments under the Guarantee Agreement or to make any funds available for such payment. Therefore, the Guarantee effectively is subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by FPL Group's subsidiaries. In addition to trade liabilities, many of FPL Group's operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will effectively be senior to the

Guarantee. Neither the Indenture nor the Guarantee Agreement places any limit on the amount of liabilities, including debt or preferred stock, that FPL Group's subsidiaries may issue, guarantee or otherwise incur.

        Events of Default.    An event of default under the Guarantee Agreement will occur upon the failure of FPL Group to perform any of its payment obligations under the Guarantee Agreement. (Guarantee Agreement, Section 1.01). The registered owners of a majority of the aggregate principal amount of the outstanding Senior Debt Securities covered by the Guarantee Agreement have the right to:

  (1)
  direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee under the Guarantee Agreement, or

  (2)
  direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee Agreement. (Guarantee Agreement, Section 3.01).

        The Guarantee Trustee must give notice of any event of default under the Guarantee Agreement known to the Guarantee Trustee to the registered owners of Senior Debt Securities covered by the Guarantee Agreement within 90 days after the occurrence of that event of default, in the manner and to the extent provided in subsection (c) of Section 313 of the Trust Indenture Act of 1939, unless such event of default has been cured or waived prior to the giving of such notice. (Guarantee Agreement, Section 2.07). The registered owners of all outstanding Senior Debt Securities may waive any past event of default and its consequences. (Guarantee Agreement, Section 2.06).

        The Guarantee Trustee, the Indenture Trustee and the registered owners of Senior Debt Securities covered by the Guarantee Agreement have all of the rights and remedies available under applicable law and may sue to enforce the terms of the Guarantee Agreement and to recover damages for the breach of the Guarantee Agreement. The remedies of each of the Guarantee Trustee, the Indenture Trustee and the registered owners of Senior Debt Securities covered by the Guarantee Agreement, to the extent permitted by law, are cumulative and in addition to any other remedy now or hereafter existing at law or in equity. At the option of any of the Guarantee Trustee, the Indenture Trustee or the registered owners of Senior Debt Securities covered by the Guarantee Agreement, that person or entity may join FPL Group in any lawsuit commenced by that person or entity against FPL Group Capital with respect to any obligations under the Guarantee Agreement. Also, that person or entity may recover against FPL Group in that lawsuit, or in any independent lawsuit against FPL Group, without first asserting, prosecuting or exhausting any remedy or claim against FPL Group Capital. (Guarantee Agreement, Section 5.06).

        FPL Group is required to deliver to the Guarantee Trustee an annual statement as to its compliance with all conditions under the Guarantee Agreement. (Guarantee Agreement, Section 2.04).

        Modification.    FPL Group and the Guarantee Trustee may, without the consent of any registered owner of Senior Debt Securities covered by the Guarantee Agreement, agree to any changes to the Guarantee Agreement that do not materially adversely affect the rights of registered owners. The Guarantee Agreement also may be amended with the prior approval of the registered owners of a majority in aggregate principal amount of all outstanding Senior Debt Securities covered by the Guarantee Agreement. However, the right of any registered owner of Senior Debt Securities covered by the Guarantee Agreement to receive payment under the Guarantee Agreement on the due date of the Senior Debt Securities held by that registered owner, or to institute suit for the enforcement of that payment on or after that due date, may not be impaired or affected without the consent of that registered owner. (Guarantee Agreement, Section 6.01).

        Termination of the Guarantee Agreement.    The Guarantee Agreement will terminate and be of no further force and effect upon full payment of all Senior Debt Securities covered by the Guarantee Agreement. (Guarantee Agreement, Section 5.05).

        Governing Law.    The Guarantee Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereunder, except to the extent that the law of any other jurisdiction is mandatorily applicable. (Guarantee Agreement, Section 5.07).

DESCRIPTION OF FPL GROUP CAPITAL SUBORDINATED DEBT SECURITIES
AND FPL GROUP SUBORDINATED GUARANTEE

        FPL Group Capital may issue its subordinated debt securities (other than the FPL Group Capital Junior Subordinated Debentures (as defined below under "Description of FPL Group and FPL Group Capital Junior Subordinated Debentures and FPL Group Subordinated Guarantee")), in one or more series, under one or more Indentures, between FPL Group Capital and The Bank of New York Mellon, as trustee. The terms of any offered subordinated debt securities, including FPL Group's guarantee of FPL Group Capital's payment obligations under such subordinated debt securities, will be described in a supplement to this prospectus.

DESCRIPTION OF PREFERRED TRUST SECURITIES

        General.    The Trust may issue preferred trust securities and common trust securities under the Trust Agreement. The Trust Agreement pursuant to which the preferred trust securities of FPL Group Capital Trust will be issued is herein referred to as the "FPL Group Capital Trust Agreement," and the Trust Agreement pursuant to which preferred trust securities of FPL Group Trust will be issued is herein referred to as the "FPL Group Trust Agreement;" each of these agreements is referred to in this prospectus as the "Trust Agreement." The terms of the FPL Group Capital Trust Agreement and the FPL Group Trust Agreement are substantially the same. The preferred trust securities and common trust securities issued by the Trust are referred to in this prospectus as "Preferred Trust Securities" and "Common Trust Securities," respectively, and collectively as "Trust Securities." These Trust Securities will represent undivided beneficial interests in the assets of the Trust. Unless otherwise specified in a prospectus supplement in connection with the issuance of Trust Securities by FPL Group Capital Trust, the related FPL Group Capital Junior Subordinated Debentures (as defined below under "Description of FPL Group and FPL Group Capital Junior Subordinated Debentures and FPL Group Subordinated Guarantee") will be held by FPL Group Capital Trust, and in connection with the issuance of Trust Securities by FPL Group Trust, the related FPL Group Junior Subordinated Debentures (as defined below under "Description of FPL Group and FPL Group Capital Junior Subordinated Debentures and FPL Group Subordinated Guarantee") will be held by FPL Group Trust. This section briefly summarizes some of the provisions of the Trust Agreement. This summary does not contain a complete description of the Trust Agreement. You should read this summary together with the Trust Agreement for a complete understanding of all the provisions. The form of the Trust Agreement has previously been filed with the SEC and is an exhibit to the registration statement filed with the SEC of which this prospectus is a part. In addition, each Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939 and is therefore subject to the provisions of the Trust Indenture Act of 1939. You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions.

        In this section, any discussion of FPL Group Capital Trust, FPL Group Trust, Preferred Trust Securities and Common Trust Securities relate only to the applicable Trust. Holders of Preferred Trust Securities of FPL Group Capital Trust II, FPL Group Capital Trust III, FPL Group Trust I and FPL Group Trust II will be entitled to any of the benefits and protections contained in the Trust Agreement applicable to the particular Trust which issued the relevant Trust Securities and not with respect to any other Trust.

        The Preferred Trust Securities and Common Trust Securities issued by the Trust will be substantially the same except that, if there is an event of default under the Trust Agreement, as described below, that results from an event of default under the Subordinated Indenture (as such term is defined below under "Description of FPL Group and FPL Group Capital Junior Subordinated Debentures and FPL Group Subordinated Guarantee—General"), the right of FPL Group, as holder of the Common Trust Securities, to payment of distributions and upon liquidation or redemption will be subordinated to the rights of the holders of the Preferred Trust Securities. (Trust Agreement, Section 4.03). All of the Common Trust Securities will be owned by FPL Group. (Trust Agreement, Section 5.10).

        The following obligations and rights, in combination, have the effect of providing a full and unconditional guarantee of payments due on the Preferred Trust Securities issued by the Trust:

  (1)
  with respect to the Preferred Trust Securities issued by FPL Group Capital Trust only, FPL Group's guarantee of FPL Group Capital's payment obligations under the FPL Group Capital Junior Subordinated Debentures (referred to in this prospectus as the "Subordinated Guarantee");

  (2)
  with respect to the Preferred Trust Securities issued by FPL Group Trust only, FPL Group's obligations under the FPL Group Junior Subordinated Debentures;

  (3)
  the rights of holders of Preferred Trust Securities to enforce those obligations in (1) and (2) above, as applicable;

  (4)
  FPL Group's agreement to pay the expenses of the Trust; and

  (5)
  FPL Group's guarantee (the "Preferred Trust Securities Guarantee") of payments due on the Preferred Trust Securities to the extent of the Trust's legally available assets.

        No single one of the rights and obligations listed above standing alone or operating in conjunction with fewer than all of the other applicable rights and obligations constitutes a full and unconditional guarantee by FPL Group of the Preferred Trust Securities. It is only the combined operation of these rights and obligations that has the effect of providing a full and unconditional, but subordinated, guarantee as to payment by FPL Group of the Preferred Trust Securities.

        FPL Group Capital Trust will use the proceeds from its sale of the Trust Securities to purchase FPL Group Capital Junior Subordinated Debentures, and FPL Group Trust will use the proceeds from its sale of the Trust Securities to purchase FPL Group Junior Subordinated Debentures. (Trust Agreement, Section 2.05). The FPL Group Capital Junior Subordinated Debentures will be guaranteed by FPL Group pursuant to the Subordinated Guarantee described below and issued under an Indenture, dated as of March 1, 2004, among FPL Group Capital, FPL Group and The Bank of New York Mellon, as trustee, or another subordinated indenture among FPL Group Capital, FPL Group and The Bank of New York Mellon as specified in the related prospectus supplement. The FPL Group Junior Subordinated Debentures will be issued under a subordinated indenture between FPL Group and The Bank of New York Mellon, as trustee. In connection with the issuance of Trust Securities, the Junior Subordinated Debentures (as defined below under "Description of FPL Group and FPL Group Capital Junior Subordinated Debentures and FPL Group Subordinated Guarantee") will be held in trust for the benefit of holders of the applicable Preferred Trust Securities and Common Trust Securities. (Trust Agreement, Section 2.09).

        A prospectus supplement relating to the Preferred Trust Securities will include specific terms of those securities and of the Junior Subordinated Debentures issued in connection therewith. For a description of some specific terms that will affect both the Preferred Trust Securities and the Junior Subordinated Debentures, and holders' rights under each, see "Description of FPL Group and FPL Group Capital Junior Subordinated Debentures and FPL Group Subordinated Guarantee" below.

        Distributions.    The only income of the Trust available for distribution to the holders of Preferred Trust Securities will be payments on the applicable Junior Subordinated Debentures. (Trust Agreement, Section 8.01). If neither FPL Group Capital nor FPL Group makes interest payments on the FPL Group Capital Junior Subordinated Debentures, or if FPL Group does not make interest payments on the FPL Group Junior Subordinated Debentures, as the case may be, the Trust will not have funds available to pay distributions on Preferred Trust Securities. The payment of distributions, if and to the extent the Trust has sufficient funds available for the payment of such distributions, is guaranteed on a limited basis by FPL Group as described under "Description of Preferred Trust Securities Guarantee."

        If so specified in the related prospectus supplement, the issuer of the Junior Subordinated Debentures will have the option to defer the payment of interest from time to time on the Junior Subordinated Debentures for one or more periods, in which case, if the Junior Subordinated Debentures were issued in connection with Preferred Trust Securities, distributions on the Preferred Trust Securities would be deferred during any such period. Unless otherwise provided in the related prospectus supplement, distributions would, however, continue to accumulate. (Trust Agreement, Section 4.01). Unless otherwise provided in the related prospectus supplement, during any optional deferral period, or for so long as an "Event of Default" under the Subordinated Indenture resulting from a payment default or a payment default under the Preferred Trust Securities Guarantee has occurred and is continuing, neither FPL Group nor FPL Group Capital, with respect to deferral of the payment of interest on the FPL Group Capital Junior Subordinated Debentures, nor FPL Group, with respect to the deferral of the payment of interest on the FPL Group Junior Subordinated Debentures, may:

  (1)
  declare or pay any dividend or distribution on its capital stock;

  (2)
  redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock;

  (3)
  pay any principal, interest or premium on, or repay, repurchase or redeem any debt securities that are equal or junior in right of payment with the Junior Subordinated Debentures or the Subordinated Guarantee (as the case may be); or

  (4)
  make any payments with respect to any guarantee of debt securities if such guarantee is equal or junior in right of payment to the Junior Subordinated Debentures or the Subordinated Guarantee (as the case may be), other than

    (a)
    purchases, redemptions or other acquisitions of its capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or agents or a stock purchase or dividend reinvestment plan, or the satisfaction of its obligations pursuant to any contract or security outstanding on the date that the payment of interest is deferred requiring it to purchase, redeem or acquire its capital stock;

    (b)
    any payment, repayment, redemption, purchase, acquisition or declaration of dividend listed as restricted payments in clauses (1) and (2) above as a result of a reclassification of its capital stock or the exchange or conversion of all or a portion of one class or series of its capital stock for another class or series of its capital stock;

    (c)
    the purchase of fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of its capital stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts;

    (d)
    dividends or distributions paid or made in its capital stock (or rights to acquire its capital stock), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or of securities convertible into or exchangeable for shares of its capital stock) and distributions in connection with the settlement of stock purchase contracts;

    (e)
    redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future;

    (f)
    payments under any preferred trust securities guarantee or guarantee of subordinated debentures executed and delivered by FPL Group concurrently with the issuance by a Trust of any preferred trust securities, so long as the amount of payments made with respect to any preferred trust securities or subordinated debentures (as the case may be) is paid on all preferred trust securities or subordinated debentures (as the case may be) then outstanding on a pro rata basis in proportion to the full distributions to which each series of preferred trust securities or subordinated debentures (as the case may be) is then entitled if paid in full;

    (g)
    payments under any guarantee of junior subordinated debentures executed and delivered by FPL Group (including a FPL Group Subordinated Guarantee), so long as the amount of payments made on any junior subordinated debentures is paid on all junior subordinated debentures then outstanding on a pro rata basis in proportion to the full payment to which each series of junior subordinated debentures is then entitled if paid in full;

    (h)
    dividends or distributions by FPL Group Capital on its capital stock to the extent owned by FPL Group; or

    (i)
    redemptions, purchases, acquisitions or liquidation payments by FPL Group Capital with respect to its capital stock to the extent owned by FPL Group.

        The exceptions in clauses (h) and (i) above are not applicable to an optional deferral period on the FPL Group Junior Subordinated Debentures.

        Unless otherwise provided in the related prospectus supplement, (i) before an optional deferral period ends, FPL Group Capital or FPL Group, as the case may be, may further defer the payment of interest and (ii) after any optional deferral period and the payment of all amounts then due, FPL Group Capital or FPL Group, as the case may be, may select a new optional deferral period. No interest period may be deferred beyond the maturity of the Junior Subordinated Debentures.

        Redemption.    Whenever Junior Subordinated Debentures are repaid, whether at maturity or earlier redemption, the Property Trustee will apply the proceeds to redeem a like amount of Preferred Trust Securities and Common Trust Securities. (Trust Agreement, Section 4.02(a)).

        Preferred Trust Securities will be redeemed at the redemption price plus accrued and unpaid distributions with the proceeds from the contemporaneous redemption or repayment of Junior Subordinated Debentures. Redemptions of the Preferred Trust Securities will be made on a redemption date only if the Trust has funds available for the payment of the redemption price plus accrued and unpaid distributions. (Trust Agreement, Section 4.02(c)).

        Holders of Preferred Trust Securities will be given not less than 30 nor more than 60 days' notice of any redemption. (Trust Agreement, Section 4.02(b)). On or before the redemption date, the Trust will irrevocably deposit with the paying agent for Preferred Trust Securities sufficient funds and will give the paying agent irrevocable instructions and authority to pay the redemption price plus accrued and unpaid distributions to the holders upon surrender of their Preferred Trust Securities. Distributions payable on or before a redemption date will be payable to the holders on the record date for the distribution payment. If notice is given and funds are deposited as required, then on the redemption date all rights of holders of the Preferred Trust Securities called for redemption will cease, except the right of the holders to receive the redemption price plus accrued and unpaid distributions, and the Preferred Trust Securities will cease to be outstanding. No interest will accrue on amounts payable on the redemption date. In the event that any date fixed for redemption of Preferred Trust Securities is not a business day, then payment will be made on the next business day, except that, if such business day falls in the next calendar year, then payment will be made on the immediately preceding business day. No interest will be payable because of any such delay. If payment of Preferred Trust Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by FPL Group pursuant to the Preferred Trust Securities Guarantee, distributions on such Preferred Trust Securities will continue to accrue to the date of payment. In that event, the actual payment date will be considered the date fixed for redemption for purposes of calculating the redemption price plus accrued and unpaid distributions. (Trust Agreement, Section 4.02(d)).

        Subject to applicable law, including United States federal securities laws, FPL Group or its affiliates may at any time and from time to time purchase outstanding Preferred Trust Securities by tender, in the open market or by private agreement.

        If Preferred Trust Securities are partially redeemed on a redemption date, a corresponding percentage of the Common Trust Securities will be redeemed. The particular Preferred Trust Securities to be redeemed will be selected not more than 60 days prior to the redemption date by the Property Trustee by such method as the Property Trustee shall deem fair, taking into account the denominations in which they were issued. The Property Trustee will promptly notify the Preferred Trust Security registrar in writing of the Preferred Trust Securities selected for redemption and, where applicable, the partial amount to be redeemed. (Trust Agreement, Section 4.02(f)).

        Subordination of Common Trust Securities.    Payment of distributions on, and the redemption price, plus accrued and unpaid distributions, of, the Preferred Trust Securities and Common Trust Securities shall be made pro rata based on the liquidation preference amount of such securities. However, if on any distribution payment date or redemption date an event of default under the Trust Agreement resulting from an event of default under the related Subordinated Indenture has occurred and is continuing, no payment on any Common Trust Security shall be made until all payments due on the Preferred Trust Securities have been made. In that case, funds available to the Property Trustee shall first be applied to the payment in full of all distributions on, or the redemption price plus accrued and unpaid distributions of, Preferred Trust Securities then due and payable. (Trust Agreement, Section 4.03(a)).

        If an event of default under the Trust Agreement results from an event of default under the related Subordinated Indenture, the holder of Common Trust Securities cannot take action with respect to the Trust Agreement default until the effect of all defaults with respect to the Preferred Trust Securities has been cured, waived or otherwise eliminated. Until the event of default under the Trust Agreement with respect to Preferred Trust Securities has been cured, waived or otherwise eliminated, the Property Trustee shall, to the fullest extent permitted by law, act solely on behalf of the holders of Preferred Trust Securities and not the holder of the Common Trust Securities, and only the holders of Preferred Trust Securities will have the right to direct the Property Trustee to act on their behalf. (Trust Agreement, Section 4.03(b)).

        Liquidation Distribution upon Dissolution.    The Trust will be dissolved and liquidated by the Property Trustee on the first to occur of:

  (1)
  the expiration of the term of the Trust;

  (2)
  the bankruptcy, dissolution or liquidation of FPL Group;

  (3)
  the redemption of all of the Preferred Trust Securities of the Trust;

  (4)
  the entry of an order for dissolution of the Trust by a court of competent jurisdiction; or

  (5)
  at any time, at the election of FPL Group. (Trust Agreement, Sections 9.01 and 9.02).

        If a dissolution of the Trust occurs, the Trust will be liquidated by the Property Trustee as expeditiously as the Property Trustee determines to be appropriate. If a dissolution of the Trust occurs other than by redemption of all the Preferred Trust Securities, the Property Trustee will provide for the satisfaction of liabilities of creditors, if any, and distribute to each holder of the Preferred Trust Securities and Common Trust Securities a proportionate amount of Junior Subordinated Debentures. If a distribution of Junior Subordinated Debentures is determined by the Property Trustee not to be practical, holders of Preferred Trust Securities will be entitled to receive, out of the assets of the Trust after adequate provision for the satisfaction of liabilities of creditors, if any, an amount equal to the aggregate liquidation preference of the Preferred Trust Securities plus accrued and unpaid distributions thereon to the date of payment. If this liquidation distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable by the Trust on the Preferred Trust Securities shall be paid on a pro rata basis. FPL Group, as holder of the Common Trust Securities, will be entitled to receive distributions upon any dissolution pro rata with the holders of the Preferred Trust Securities, except that if an event of default (or event that, with the lapse of time or giving of notice, would become such an event of default) has occurred and is continuing under the related Subordinated Indenture, the Preferred Trust Securities will have a preference over the Common Trust Securities. (Trust Agreement, Section 9.04).

        Events of Default; Notice.    Any one of the following events will be an event of default under the Trust Agreement whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

  (1)
  the occurrence of an event of default as described in the related Subordinated Indenture;

  (2)
  default by the Trust in the payment of any distribution when it becomes due and payable, and continuation of that default for a period of 30 days;

  (3)
  default by the Trust in the payment of any redemption price, plus accrued and unpaid distributions, of any Preferred Trust Security or Common Trust Security when it becomes due and payable;

  (4)
  default in the performance, or breach, in any material respect, of any covenant or warranty of the trustees in the Trust Agreement which is not dealt with above, and continuation of that default or breach for a period of 90 days after written notice to the Trust, the defaulting trustee under the Trust Agreement and FPL Group by the holders of Preferred Trust Securities having at least 33% of the total liquidation preference amount of the outstanding Preferred Trust Securities. However, the holders of Preferred Trust Securities will be deemed to have agreed to an extension of the 90 day period if corrective action is initiated by any of the trustees within such period and is diligently pursued in good faith; or

  (5)
  the occurrence of certain events of bankruptcy or insolvency with respect to the Trust. (Trust Agreement, Section 1.01).

        Within 90 days after the occurrence of any default known to the Property Trustee, the Property Trustee shall transmit to the holders of Preferred Trust Securities, FPL Group and the Administrative Trustees notice of any such default, unless that default shall have been cured or waived. (Trust Agreement, Section 8.02).

        A holder of Preferred Trust Securities may directly institute a proceeding to enforce payment when due to the holder of the Preferred Trust Securities of the principal of or interest on Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation preference amount of the holder's Preferred Trust Securities. The holders of Preferred Trust Securities have no other rights to exercise directly any other remedies available to the holder of the Junior Subordinated Debentures unless the trustees under the Trust Agreement fail to do so. (Trust Agreement, Section 6.01(a)).

        Removal of Trustees.    Unless an event of default under the related Subordinated Indenture has occurred and is continuing, the holder of the Common Trust Securities may remove any trustee under the Trust Agreement at any time. If an event of default under the Subordinated Indenture has occurred and is continuing, the holders of a majority of the total liquidation preference amount of the outstanding Preferred Trust Securities may remove the Property Trustee or the Delaware Trustee, or both of them. The holder of the Common Trust Securities may remove any Administrative Trustee at any time. Any resignation or removal of a trustee under the Trust Agreement will take effect only on the acceptance of appointment by the successor trustee. (Trust Agreement, Section 8.10).

        Holders of Preferred Trust Securities will have no right to appoint or remove the Administrative Trustees of the Trust, who may be appointed, removed or replaced solely by FPL Group as the holder of the Common Trust Securities. (Trust Agreement, Section 8.10).

        Voting Rights.    Except as provided below and under "Description of Preferred Trust Securities Guarantee—Modification and Assignment, " and as otherwise required by law or the Trust Agreement, the holders of Preferred Trust Securities will have no voting rights.

        While Junior Subordinated Debentures are held by the Property Trustee, the Property Trustee shall not:

  (1)
  direct the time, method and place to conduct any proceeding for any remedy available to the Subordinated Indenture Trustee (as such term is defined below under "Description of FPL Group and FPL Group Capital Junior Subordinated Debentures and FPL Group Subordinated Guarantee—General"), or execute any trust or power conferred on the Subordinated Indenture Trustee with respect to the Junior Subordinated Debentures;

  (2)
  waive any past default under the related Subordinated Indenture;

  (3)
  exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures will be due and payable; or

  (4)
  consent to any amendment, modification or termination of the related Subordinated Indenture or the Junior Subordinated Debentures, where that consent will be required,

without, in each case, obtaining the prior approval of the holders of Preferred Trust Securities having at least a majority of the aggregate liquidation preference amount of all outstanding Preferred Trust Securities of the Trust. Where a consent of each holder of Junior Subordinated Debentures affected is required, no consent shall be given by the Property Trustee without the prior consent of each holder of the Preferred Trust Securities affected. The Property Trustee shall not revoke any action previously authorized or approved by a vote of the holders of Preferred Trust Securities, except pursuant to the subsequent vote of the holders of Preferred Trust Securities. (Trust Agreement, Section 6.01(b)). If the Property Trustee fails to enforce its rights, as holder, under the Junior Subordinated Debentures or the Trust Agreement, a holder of the Preferred Trust Securities may institute a legal proceeding directly against FPL Group or FPL Group Capital, as the case may be, to enforce the Property Trustee's rights under the Junior Subordinated Debentures or the Trust Agreement without first instituting any legal proceeding against the Property Trustee or anyone else. (Trust Agreement, Section 6.01(a)). The Property Trustee shall notify all holders of Preferred Trust Securities of any notice of default received from the Subordinated Indenture Trustee. The Property Trustee shall not take any action approved by the consent of the holders of Preferred Trust Securities without an opinion of counsel experienced in those matters to the effect that the Trust will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes on account of that action. (Trust Agreement, Section 6.01(b)).

        Holders of Preferred Trust Securities may give any required approval at a meeting convened for such purpose or by written consent without prior notice. (Trust Agreement, Section 6.06). The Administrative Trustees will give notice of any meeting at which holders of Preferred Trust Securities are entitled to vote. (Trust Agreement, Section 6.02).

        No vote or consent of the holders of Preferred Trust Securities will be required for the Trust to redeem and cancel Preferred Trust Securities in accordance with the Trust Agreement.

        Notwithstanding that holders of Preferred Trust Securities are entitled to vote or consent under any of the circumstances described above, any Preferred Trust Securities that are owned by FPL Group Capital, FPL Group, any Administrative Trustee or any affiliate of any of them, shall be treated as if they were not outstanding for purposes of such vote or consent. (Trust Agreement, Section 1.01).

        Amendments.    The Trust Agreement may be amended from time to time by a majority of its Administrative Trustees and FPL Group, without the consent of any holders of Preferred Trust Securities or the other trustees under the Trust Agreement in order to:

  (1)
  cure any ambiguity; correct or supplement any provision that may be inconsistent with any other provision of the Trust Agreement or amendment to the Trust Agreement; or make any other provisions with respect to matters or questions arising under the Trust Agreement;

  (2)
  change the name of the Trust; or

  (3)
  modify, eliminate or add to any provisions of the Trust Agreement to the extent necessary to ensure that the Trust will not be classified for United States federal income tax purposes other than as a grantor trust (and not an association taxable as a corporation) at any time that any Preferred Trust Securities and Common Trust Securities are outstanding or to ensure the Trust's exemption from the status of an "investment company" under the Investment Company Act of 1940.

        No amendment described above may materially adversely affect the interests of any holder of Preferred Trust Securities or Common Trust Securities without the applicable consents required pursuant to the following two paragraphs. Any of the amendments of the Trust Agreement described in paragraph (1) above shall become effective when notice of the amendment is given to the holders of Preferred Trust Securities and Common Trust Securities in accordance with the provisions of the Trust Agreement. (Trust Agreement, Section 10.03(a)).

        Except as provided below, any provision of the Trust Agreement may be amended by the Administrative Trustees and FPL Group with:

  (1)
  the consent of holders of Preferred Trust Securities and Common Trust Securities representing not less than a majority in aggregate liquidation preference amount of the Preferred Trust Securities and Common Trust Securities then outstanding; and

  (2)
  receipt by the trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the trustees in accordance with the amendment will not affect the Trust's status as a grantor trust for federal income tax purposes (and not an association taxable as a corporation) or affect the Trust's exemption from the status of an "investment company" under the Investment Company Act of 1940. (Trust Agreement, Section 10.03(b)).

        Each affected holder of Preferred Trust Securities must consent to any amendment to the Trust Agreement that:

  (1)
  adversely changes the amount or timing of any distribution with respect to Preferred Trust Securities or otherwise adversely affects the amount of any distribution required to be made in respect of Preferred Trust Securities as of a specified date;

  (2)
  restricts the right of a holder of Preferred Trust Securities to institute suit for the enforcement of any such payment on or after that date; or

  (3)
  modify the provisions described in clauses (1) and (2) above. (Trust Agreement, Section 10.03(c)).

        Form, Exchange and Transfer.    Preferred Trust Securities may be exchanged for other Preferred Trust Securities in any authorized denomination and of like tenor and aggregate liquidation preference. (Trust Agreement, Section 5.04).

        Subject to the terms of the Trust Agreement, Preferred Trust Securities may be presented for exchange as provided above or for registration of transfer, duly endorsed or accompanied by a duly executed instrument of transfer, at the office of the Preferred Trust Security registrar. The Administrative Trustees may designate FPL Group or FPL Group Capital or any affiliate of either of them, as the Preferred Trust Security registrar. The Property Trustee will initially act as the Preferred Trust Security registrar and transfer agent. (Trust Agreement, Section 5.08). No service charge will be made for any registration of transfer or exchange of Preferred Trust Securities, but the Preferred Trust Security registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. A transfer or exchange will be made when the Preferred Trust Security registrar and Administrative Trustees are satisfied with the documents of title and identity of the person making the request. (Trust Agreement, Section 5.04). The Administrative Trustees may at any time designate another transfer agent and registrar or rescind the designation of any transfer agent and registrar or approve a change in the office through which any transfer agent and registrar acts, except that FPL Group will, or will cause the Preferred Trust Security registrar to, maintain an office or agency in The City of New York where Preferred Trust Securities may be transferred or exchanged. (Trust Agreement, Sections 2.07(a) and 5.08).

        The Trust will not be required to:

  (1)
  issue, register the transfer of, or exchange any Preferred Trust Securities during the period beginning at the opening of business 15 calendar days before the mailing of a notice of redemption of any Preferred Trust Securities called for redemption and ending at the close of business on the day the notice is mailed; or

  (2)
  register the transfer of or exchange any Preferred Trust Securities so selected for redemption, in whole or in part, except the unredeemed portion of any Preferred Trust Securities being redeemed in part. (Trust Agreement, Section 5.04).

        Payment on Preferred Trust Securities and Paying Agent.    Unless otherwise stated in a prospectus supplement, payments in respect of the Preferred Trust Securities will be made on the applicable distribution dates by check mailed to the address of the holder entitled thereto as such address appears on the Preferred Trust Security register. (Trust Agreement, Section 4.04). The paying agent shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee that is acceptable to the Administrative Trustees, FPL Group and, in the case of Preferred Trust Securities issued by FPL Group Capital Trust, FPL Group Capital. The paying agent may resign upon 30 days' written notice to the Administrative Trustees, the Property Trustee, FPL Group and, in the case of Preferred Trust Securities issued by FPL Group Capital Trust, FPL Group Capital. In the event that the Property Trustee shall no longer be the paying agent, the Administrative Trustees shall appoint a successor, which shall be a bank, trust company or affiliate of FPL Group reasonably acceptable to the Property Trustee, FPL Group, and, in the case of Preferred Trust Securities issued by FPL Group Capital Trust, FPL Group Capital, to act as paying agent. (Trust Agreement, Section 5.09).

        Duties of the Trustees.    The Delaware Trustee will act as the resident trustee in the State of Delaware and will have no other significant duties. The Property Trustee will hold the Junior Subordinated Debentures on behalf of the Trust and will maintain a payment account with respect to the Preferred Trust Securities and Common Trust Securities, and will also act as trustee under the Trust Agreement for the purposes of the Trust Indenture Act of 1939. (Trust Agreement, Sections 2.06 and 2.07(b)).

        The Administrative Trustees of the Trust are authorized and directed to conduct the affairs of the Trust and to operate the Trust so that

  (1)
  the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act of 1940,

  (2)
  the Trust will not be taxed as a corporation, and

  (3)
  in the case of FPL Group Capital Trust, the FPL Group Capital Junior Subordinated Debentures will be treated as indebtedness of FPL Group Capital for United States federal income tax purposes and, in the case of FPL Group Trust, the FPL Group Junior Subordinated Debentures will be treated as indebtedness of FPL Group for United States federal income tax purposes.

        In this regard, FPL Group and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the Trust Agreement, that FPL Group and the Administrative Trustees determine in their discretion to be necessary or desirable for those purposes, as long as the action does not materially adversely affect the interests of the holders of the Preferred Trust Securities. (Trust Agreement, Section 2.07(d)).

        Miscellaneous.    Holders of the Preferred Trust Securities have no preemptive or similar rights. (Trust Agreement, Section 5.13).

        Notices.    Notices to holders of Preferred Trust Securities will be sent by mail to the addresses of those holders as they appear in the security register for those Preferred Trust Securities. (Trust Agreement, Section 6.02).

        Title.    The Property Trustee, the Delaware Trustee, the Administrative Trustees, and the Preferred Trust Security registrar and transfer agent, and any agent of the Property Trustee, the Delaware Trustee, the Administrative Trustees, or the Preferred Trust Security registrar and transfer agent, may treat the person in whose name a Preferred Trust Security is registered as the absolute owner of that Preferred Trust Security for the purpose of receiving distributions and all other purposes, regardless of any notice to the contrary. (Trust Agreement, Section 5.06).

        Governing Law.    The Trust Agreement, the Preferred Trust Securities and the Common Trust Securities will be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of laws principles thereunder, except to the extent that the law of any other jurisdiction is mandatorily applicable. (Trust Agreement, Section 10.05).

DESCRIPTION OF PREFERRED TRUST SECURITIES GUARANTEE

        General.    This section briefly summarizes some of the provisions of the Preferred Trust Securities Guarantee Agreement that FPL Group will execute and deliver for the benefit of the holders of the Preferred Trust Securities issued by FPL Group Capital Trust and FPL Group Trust. The terms of these agreements are substantially the same, and they are referred to in this prospectus as the "Preferred Trust Securities Guarantee Agreement." This summary does not contain a complete description of the Preferred Trust Securities Guarantee Agreement. You should read this summary together with the Preferred Trust Securities Guarantee Agreement for a complete understanding of all the provisions. The form of the Preferred Trust Securities Guarantee Agreement has previously been filed with the SEC and is an exhibit to the registration statement filed with the SEC of which this prospectus is a part. In addition, the Preferred Trust Securities Guarantee Agreement will be qualified as an indenture under the Trust Indenture Act of 1939 and is therefore subject to the provisions of the Trust Indenture Act of 1939. You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions.

        The Bank of New York Mellon will act as Preferred Trust Securities Guarantee Trustee under the Preferred Trust Securities Guarantee Agreement and will hold the Preferred Trust Securities Guarantee for the benefit of the holders of the Preferred Trust Securities.

        General Terms of the Preferred Trust Securities Guarantee.    FPL Group will absolutely, irrevocably and unconditionally agree to make the guarantee payments listed below in full to the holders of the Preferred Trust Securities if they are not made by the Trust, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert. (Preferred Trust Securities Guarantee Agreement, Section 5.01). The following payments will be subject to the Preferred Trust Securities Guarantee (without duplication):

  (1)
  any accrued and unpaid distributions required to be paid on Preferred Trust Securities, to the extent the Trust has funds in the payment account maintained by the Property Trustee legally available for these payments at such time;

  (2)
  the redemption price, plus all accrued and unpaid distributions to the redemption date, for any Preferred Trust Securities called for redemption by the Trust, to the extent the Trust has funds in the payment account maintained by the Property Trustee legally available for these payments at such time; and

  (3)
  upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (except in connection with the distribution of Junior Subordinated Debentures to the holders in exchange for Preferred Trust Securities as provided in the Trust Agreement or upon a redemption of all of the Preferred Trust Securities upon maturity or redemption of the Junior Subordinated Debentures as provided in the Trust Agreement), the lesser of:

  (a)
  the aggregate of the liquidation preference amount and all accrued and unpaid distributions on Preferred Trust Securities to the date of payment, to the extent the Trust has funds in the payment account maintained by the Property Trustee legally available for these payments at such time; and

  (b)
  the amount of assets of the Trust remaining available for distribution to holders of Preferred Trust Securities in liquidation of the Trust after satisfaction of liabilities to creditors of the Trust as required by applicable law.

(Preferred Trust Securities Guarantee Agreement, Section 1.01). FPL Group's obligation to make a guarantee payment may be satisfied by either making a direct payment of the required amounts by FPL Group to the holders of Preferred Trust Securities or causing the Trust to pay such amounts to those holders. (Preferred Trust Securities Guarantee Agreement, Section 5.01).

        The Preferred Trust Securities Guarantee will be a guarantee, subject to certain subordination provisions, as to payment with respect to the Preferred Trust Securities, but will not apply to any payment of distributions if and to the extent that the Trust does not have funds legally available to make those payments. (Preferred Trust Securities Guarantee Agreement, Sections 1.01 and 5.05). If neither FPL Group Capital nor FPL Group makes interest payments on the FPL Group Capital Junior Subordinated Debentures held by a Trust and if FPL Group does not make interest payments on the FPL Group Junior Subordinated Debentures held by a Trust, in each case the applicable Trust will not have funds available to pay distributions on the Preferred Trust Securities.

        The following obligations and rights, in combination, have the effect of providing a full and unconditional guarantee of payments due on the Preferred Trust Securities issued by the Trust:

  (1)
  with respect to the Preferred Trust Securities issued by FPL Group Capital Trust only, the Subordinated Guarantee;

  (2)
  with respect to the Preferred Trust Securities issued by FPL Group Trust only, FPL Group's obligations under the FPL Group Junior Subordinated Debentures;

  (3)
  the rights of holders of Preferred Trust Securities to enforce those obligations in (1) and (2) above, as applicable;

  (4)
  FPL Group's agreement to pay the expenses of the Trust; and

  (5)
  the Preferred Trust Securities Guarantee.

        No single one of the rights and obligations listed above standing alone or operating in conjunction with fewer than all of the other applicable rights and obligations constitutes a full and unconditional guarantee by FPL Group of the Preferred Trust Securities. It is only the combined operation of these rights and obligations that has the effect of providing a full and unconditional, but subordinated, guarantee as to payment by FPL Group of the Preferred Trust Securities.

        Except as otherwise stated in the related prospectus supplement, the covenants in the Preferred Trust Securities Guarantee Agreement would not give holders of the Preferred Trust Securities protection in the event of a highly-leveraged transaction involving FPL Group.

        Security and Ranking.    The Preferred Trust Securities Guarantee will be an unsecured obligation of FPL Group and will rank:

  (1)
  subordinate and junior in right of payment to all other liabilities of FPL Group, including the Subordinated Guarantee and the Senior Debt Securities Guarantee (except those made pari passu or subordinate by their terms);

  (2)
  equal in right of payment with the most senior preferred or preference stock that may be issued by FPL Group and with any guarantee that may be entered into by FPL Group in respect of any preferred or preference stock of any affiliate of FPL Group; and

  (3)
  senior to FPL Group common stock. (Preferred Trust Securities Guarantee Agreement, Section 6.01).

        The Preferred Trust Securities Guarantee Agreement does not limit the amount of other indebtedness, including guarantees, that FPL Group may issue or incur or the amount of preferred or preference stock it may issue.

        The Trust Agreement provides that by accepting Preferred Trust Securities, a holder agrees to the subordination provisions and other terms of the Preferred Trust Securities Guarantee. (Trust Agreement, Section 5.02).

        The Preferred Trust Securities Guarantee will be a guarantee of payment and not of collection, that is, the guaranteed party may institute a legal proceeding directly against FPL Group to enforce its rights under the Preferred Trust Securities Guarantee without first instituting a legal proceeding against anyone else. (Preferred Trust Securities Guarantee Agreement, Sections 5.04 and 5.05).

        While FPL Group is a holding company that derives substantially all of its income from its operating subsidiaries, FPL Group's subsidiaries are separate and distinct legal entities and have no obligation to make any payments under the Preferred Trust Securities Guarantee or to make any funds available for such payment. Therefore, the Preferred Trust Securities Guarantee will effectively be subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by FPL Group's subsidiaries. In addition to trade liabilities, many of FPL Group's operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will effectively be senior to the Preferred Trust Securities Guarantee. Neither the Subordinated Indenture nor the Preferred Trust Securities Guarantee Agreement places any limit on the amount of liabilities, including debt or preferred stock, that FPL Group's subsidiaries may issue, guarantee or otherwise incur. See "Description of FPL Group Common Stock—Common Stock Terms—Dividend Rights" for a description of contractual restrictions on the dividend-paying ability of some of FPL Group's subsidiaries.

        Events of Default.    An event of default under the Preferred Trust Securities Guarantee Agreement will occur upon failure of FPL Group to perform any of its payment obligations under the Preferred Trust Securities Guarantee Agreement, which failure has not been cured within 90 days of receipt of notice thereof. (Preferred Trust Securities Guarantee Agreement, Section 1.01). Upon an event of default, the holders of the Preferred Trust Securities having a majority of the aggregate liquidation preference of the Preferred Trust Securities have the right to:

  (1)
  direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Trust Securities Guarantee Trustee under the Preferred Trust Securities Guarantee Agreement, or

  (2)
  direct the exercise of any trust or power conferred upon the Preferred Trust Securities Guarantee Trustee under the Preferred Trust Securities Guarantee Agreement. (Preferred Trust Securities Guarantee Agreement, Section 5.04).

        Any holder of the Preferred Trust Securities may enforce the Preferred Trust Securities Guarantee, or institute a legal proceeding directly against FPL Group to enforce the Preferred Trust Securities Guarantee Trustee's rights under the Preferred Trust Securities Guarantee Agreement without first instituting a legal proceeding against the Trust, the Preferred Trust Securities Guarantee Trustee or anyone else. (Preferred Trust Securities Guarantee Agreement, Section 5.04). The holders of the Preferred Trust Securities having a majority of the aggregate liquidation preference of the Preferred Trust Securities may waive any past event of default and its consequences. (Preferred Trust Securities Guarantee Agreement, Section 2.06).

        FPL Group will be required to deliver to the Preferred Trust Securities Guarantee Trustee an annual statement as to its compliance with all conditions under the Preferred Trust Securities Guarantee Agreement. (Preferred Trust Securities Guarantee Agreement, Section 2.04).

        Modification and Assignment.    No consent of holders of Preferred Trust Securities is required for changes to the Preferred Trust Securities Guarantee Agreement that do not materially adversely affect their rights. Except as provided below, changes to the Preferred Trust Securities Guarantee Agreement that materially adversely affect the rights of Preferred Trust Securities require the prior approval of the holders of Preferred Trust Securities having at least a majority of the aggregate liquidation preference amount of the outstanding Preferred Trust Securities. Each affected holder of Preferred Trust Securities must consent to any amendment to the Preferred Trust Securities Guarantee Agreement that impairs the right of such holder to receive guarantee payments under the Preferred Trust Securities Guarantee Agreement or to institute suit for enforcement of any such payment. (Preferred Trust Securities Guarantee Agreement, Section 8.01).

        All guarantees and agreements contained in the Preferred Trust Securities Guarantee Agreement will bind the successors, assigns, receivers, trustees and representatives of FPL Group and will inure to the benefit of the holders of the Preferred Trust Securities then outstanding. (Preferred Trust Securities Guarantee Agreement, Section 8.02).

        Termination of the Preferred Trust Securities Guarantee.    The Preferred Trust Securities Guarantee Agreement will terminate and be of no further force and effect upon:

  (1)
  full payment of the redemption price, plus accrued and unpaid distributions to the redemption date, for all the Preferred Trust Securities;

  (2)
  the distribution of Junior Subordinated Debentures to holders of the Preferred Trust Securities in exchange for all of the Preferred Trust Securities; or

  (3)
  full payment of the amounts payable upon liquidation of the Trust.

        However, the Preferred Trust Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time, as result of the subordination provisions or any mistake or any judicial proceeding or otherwise, any holder of Preferred Trust Securities must return any sums paid under the Preferred Trust Securities or the Preferred Trust Securities Guarantee. (Preferred Trust Securities Guarantee Agreement, Section 7.01).

        Governing Law.    The Preferred Trust Securities Guarantee Agreement provides that it is to be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereunder, except to the extent that the law of any other jurisdiction is mandatorily applicable. (Preferred Trust Securities Guarantee Agreement, Section 8.06).

DESCRIPTION OF FPL GROUP AND FPL GROUP CAPITAL
JUNIOR SUBORDINATED DEBENTURES AND
FPL GROUP SUBORDINATED GUARANTEE

        General.    The junior subordinated debentures issued by FPL Group Capital are referred to in this prospectus as the "FPL Group Capital Junior Subordinated Debentures." The junior subordinated debentures issued by FPL Group are referred to in this prospectus as the "FPL Group Junior Subordinated Debentures," and, together with the FPL Group Capital Junior Subordinated Debentures, are referred to as the "Junior Subordinated Debentures." The FPL Group Capital Junior Subordinated Debentures will be issued by FPL Group Capital in one or more series under an Indenture, dated as of March 1, 2004, among FPL Group Capital, FPL Group and The Bank of New York Mellon, as trustee, an Indenture, dated as of September 1, 2006, among FPL Group Capital, FPL Group and The Bank of New York Mellon, as trustee, or another subordinated indenture among FPL Group Capital, FPL Group and The Bank of New York Mellon as specified in the related prospectus supplement. The indenture or indentures pursuant to which FPL Group Capital Junior Subordinated Debentures may be issued, as they may be amended from time to time, are referred to in this prospectus as the "FPL Group Capital Subordinated Indenture." The indenture or indentures pursuant to which FPL Group Junior Subordinated Debentures may be issued, as they may be amended from time to time, are referred to in this prospectus as the "FPL Group Subordinated Indenture." The FPL Group Junior Subordinated Debentures will be issued by FPL Group in one or more series under an indenture or indentures between FPL Group and The Bank of New York Mellon, as trustee. Each of the FPL Group Capital Subordinated Indenture and the FPL Group Subordinated Indenture, as each may be amended and supplemented from time to time, is referred to in this prospectus as the "Subordinated Indenture." The Bank of New York Mellon, as trustee under each Subordinated Indenture, is referred to in this prospectus as the "Subordinated Indenture Trustee." The Subordinated Indenture provides for the issuance from time to time of subordinated debt in an unlimited amount. The Junior Subordinated Debentures and all other subordinated debt issued previously or hereafter under the Subordinated Indenture are collectively referred to in this prospectus as the "Subordinated Indenture Securities."

        This section briefly summarizes some of the terms of the Junior Subordinated Debentures, the Subordinated Guarantee applicable to the FPL Group Capital Junior Subordinated Debentures, and some of the provisions of the Subordinated Indenture. This summary does not contain a complete description of the Junior Subordinated Debentures, the Subordinated Guarantee or the Subordinated Indenture. You should read this summary together with the Subordinated Indenture and the officer's certificates or other documents creating the Junior Subordinated Debentures and the Subordinated Guarantee for a complete understanding of all the provisions and for the definitions of some terms used in this summary. The Subordinated Indenture (which, in the case of the FPL Group Capital Subordinated Indenture, contains the Subordinated Guarantee), the forms of officer's certificate that may be used to create a series of Junior Subordinated Debentures and the forms of the Junior Subordinated Debentures have previously been filed with the SEC, and are exhibits to the registration statement. In addition, each Subordinated Indenture will be qualified under the Trust Indenture Act of 1939 and is therefore subject to the provisions of the Trust Indenture Act of 1939. You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions.

        Each issue of the FPL Group Capital Junior Subordinated Debentures and the FPL Group Junior Subordinated Debentures will constitute a separate series under the respective Subordinated Indenture.

        In connection with the issuance of Trust Securities, the aggregate principal amount of each series will be limited to the sum of the aggregate liquidation preference amount of the related Preferred Trust Securities and the consideration paid by FPL Group for the related Common Trust Securities. The Property Trustee will hold the FPL Group Capital Junior Subordinated Debentures on behalf of FPL

Group Capital Trust, or will hold the FPL Group Junior Subordinated Debentures on behalf of FPL Group Trust, as the case may be, as trust assets.

        All FPL Group Capital Junior Subordinated Debentures of one series need not be issued at the same time, and a series may be re-opened for issuances of additional FPL Group Capital Junior Subordinated Debentures of such series. This means that FPL Group Capital may from time to time, without notice to, or the consent of the existing holders of the FPL Group Capital Junior Subordinated Debentures of a particular series, create and issue additional FPL Group Capital Junior Subordinated Debentures of such series. Such additional FPL Group Capital Junior Subordinated Debentures will have the same terms as the previously-issued FPL Group Capital Junior Subordinated Debentures of such series in all respects (except for the payment of interest accruing prior to the issue date of the additional FPL Group Capital Junior Subordinated Debentures or except for the first payments of interest following the issue date of the additional FPL Group Capital Junior Subordinated Debentures) so that the additional FPL Group Capital Junior Subordinated Debentures may be consolidated and form a single series with the previously-issued FPL Group Capital Junior Subordinated Debentures of such series.

        Similarly, all FPL Group Junior Subordinated Debentures of one series need not be issued at the same time, and a series may be re-opened for issuances of additional FPL Group Junior Subordinated Debentures of such series, in the manner described in the paragraph above with respect to FPL Group Capital Junior Subordinated Debentures.

        The FPL Group Capital Junior Subordinated Debentures will be unsecured, subordinated obligations of FPL Group Capital which rank junior to all of FPL Group Capital's Senior Indebtedness. The FPL Group Junior Subordinated Debentures will be unsecured, subordinated obligations of FPL Group which rank junior to all of FPL Group's Senior Indebtedness. The term "Senior Indebtedness" with respect to FPL Group Capital or FPL Group, as the case may be, will be defined in the related prospectus supplement. All Junior Subordinated Debentures issued under a particular Subordinated Indenture will rank equally and ratably with all other Junior Subordinated Debentures issued under that Subordinated Indenture, except to the extent that FPL Group Capital or FPL Group, as the case may be, elects to provide security with respect to any series of Junior Subordinated Debentures without providing that security to all outstanding Junior Subordinated Debentures in accordance with the respective Subordinated Indenture. Junior Subordinated Debentures issued under a particular Subordinated Indenture may rank senior to, pari passu with, or junior to, Junior Subordinated Debentures issued by the same issuer under another Subordinated Indenture. The FPL Group Capital Junior Subordinated Debentures will be unconditionally guaranteed by FPL Group as to payment of principal, and any interest and premium, pursuant to a Subordinated Guarantee of FPL Group, included in the Subordinated Indenture for such FPL Group Capital Junior Subordinated Debentures, which Subordinated Guarantee ranks junior to all of FPL Group's Senior Indebtedness, and may rank senior to, pari passu with, or junior to, FPL Group's obligations under a separate Subordinated Guarantee. See "—Subordinated Guarantee of FPL Group Capital Junior Subordinated Debentures" below.

        Although the FPL Group Capital Junior Subordinated Debentures and the FPL Group Junior Subordinated Debentures are discussed together in this section of the prospectus, FPL Group will have no obligation with respect to the FPL Group Capital Junior Subordinated Debentures except in connection with the Subordinated Guarantee, and FPL Group Capital will have no obligation with respect to the FPL Group Junior Subordinated Debentures.

        Each series of Junior Subordinated Debentures that may be issued under each Subordinated Indenture may have different terms. FPL Group Capital or FPL Group, as the case may be, will include some or all of the following information about a specific series of Junior Subordinated

Debentures in the particular prospectus supplement relating to that specific series of Junior Subordinated Debentures:

  (1)
  the title of those Junior Subordinated Debentures,

  (2)
  any limit upon the aggregate principal amount of those Junior Subordinated Debentures,

  (3)
  the date(s) on which the principal will be paid,

  (4)
  the rate(s) of interest on those Junior Subordinated Debentures, or how the rate(s) of interest will be determined, the date(s) from which interest will accrue, the dates on which interest will be paid and the record date for any interest payable on any interest payment date,

  (5)
  the person to whom interest will be paid on any interest payment date, if other than the person in whose name those Junior Subordinated Debentures are registered at the close of business on the record date for that interest payment,

  (6)
  the place(s) at which or methods by which payments will be made on those Junior Subordinated Debentures and the place(s) at which or methods by which the registered owners of those Junior Subordinated Debentures may transfer or exchange those Junior Subordinated Debentures and serve notices and demands to or upon FPL Group Capital or FPL Group, as the case may be,

  (7)
  the security registrar and any paying agent or agents for those Junior Subordinated Debentures,

  (8)
  any date(s) on which, the price(s) at which and the terms and conditions upon which those Junior Subordinated Debentures may be redeemed at the option of the issuer, in whole or in part, and any restrictions on those redemptions,

  (9)
  any sinking fund or other provisions, including any options held by the registered owners of those Junior Subordinated Debentures, that would obligate the issuer to repurchase or redeem those Junior Subordinated Debentures,

  (10)
  the denominations in which those Junior Subordinated Debentures may be issued, if other than denominations of $25 and any integral multiple of $25,

  (11)
  the currency or currencies in which the principal of or premium, if any, or interest on those Junior Subordinated Debentures may be paid (if other than in U.S. dollars),

  (12)
  if FPL Group Capital, or FPL Group, as the case may be, or a registered owner may elect to pay, or receive, principal of or premium, if any, or interest on those Junior Subordinated Debentures in a currency other than that in which those Junior Subordinated Debentures are stated to be payable, the terms and conditions upon which that election may be made,

  (13)
  if the principal of or premium, if any, or interest on those Junior Subordinated Debentures may be paid in securities or other property, the type and amount of those securities or other property and the terms and conditions upon which FPL Group Capital, or FPL Group, as the case may be, or a registered owner may elect to pay or receive those payments,

  (14)
  if the amount payable in respect of principal of or premium, if any, or interest on those Junior Subordinated Debentures may be determined by reference to an index or other fact or event ascertainable outside of the Subordinated Indenture, the manner in which those amounts will be determined,

  (15)
  the portion of the principal amount of the Junior Subordinated Debentures that will be paid by the issuer upon declaration of acceleration of the maturity of those Junior Subordinated

    Debentures, if other than the entire principal amount of those Junior Subordinated Debentures,

  (16)
  events of default, if any, with respect to those Junior Subordinated Debentures and covenants, if any, of FPL Group Capital, or FPL Group, as the case may be, for the benefit of the registered owners of those Junior Subordinated Debentures, other than those specified in the Subordinated Indenture,

  (17)
  the terms, if any, pursuant to which those Junior Subordinated Debentures may be exchanged for shares of capital stock or other securities of any other entity,

  (18)
  a definition of "Eligible Obligations" under the Subordinated Indenture with respect to the Junior Subordinated Debentures denominated in a currency other than U.S. dollars,

  (19)
  any provisions for the reinstatement of the issuer's indebtedness in respect of those Junior Subordinated Debentures after their satisfaction and discharge,

  (20)
  if those Junior Subordinated Debentures will be issued in global form, necessary information relating to the issuance of those Junior Subordinated Debentures in global form,

  (21)
  if those Junior Subordinated Debentures will be issued as bearer securities, necessary information relating to the issuance of those Junior Subordinated Debentures as bearer securities,

  (22)
  any limits on the rights of the registered owners of those Junior Subordinated Debentures to transfer or exchange those Junior Subordinated Debentures or to register their transfer, and any related service charges,

  (23)
  any exceptions to the provisions governing payments due on legal holidays or any variations in the definition of business day with respect to those Junior Subordinated Debentures,

  (24)
  any collateral security, assurance, or guarantee for those Junior Subordinated Debentures (including, with respect to the FPL Group Capital Junior Subordinated Debentures, any security, assurance of guarantee in addition to, or any exceptions to, the Subordinated Guarantee described under "—Subordinated Guarantee of FPL Group Capital Junior Subordinated Debentures" below),

  (25)
  if the Junior Subordinated Debentures are issued in connection with the issuance of Trust Securities, the designation of the trust to which the Junior Subordinated Debentures are to be issued,

  (26)
  any variation in the definition of pari passu securities, if applicable,

  (27)
  the terms relating to any additional interest that may be payable as a result of any tax, assessment or governmental charges, and

  (28)
  any other terms of those Junior Subordinated Debentures that are not inconsistent with the provisions of the Subordinated Indenture. (Subordinated Indenture, Section 301).

        Except as otherwise stated in the related prospectus supplement, the covenants in the Subordinated Indenture would not give registered owners of Junior Subordinated Debentures protection in the event of a highly-leveraged transaction involving FPL Group Capital, in the case of the FPL Group Capital Junior Subordinated Debentures, or FPL Group.

Subordination.

  •
  The FPL Group Capital Junior Subordinated Debentures will be subordinate and junior in right of payment to all Senior Indebtedness of FPL Group Capital. (FPL Group Capital Subordinated

    Indenture, Article Fifteen). No payment of the principal (including redemption and sinking fund payments) of, or interest, or premium, if any, on the FPL Group Capital Junior Subordinated Debentures may be made by FPL Group Capital, until all holders of Senior Indebtedness of FPL Group Capital have been paid in full (or provision has been made for such payment), and

  •
  the FPL Group Junior Subordinated Debentures will be subordinate and junior in right of payment to all Senior Indebtedness of FPL Group (FPL Group Subordinated Indenture, Article Fourteen). No payment of the principal (including redemption and sinking fund payments) of, or interest, or premium, if any, on the FPL Group Junior Subordinated Debentures may be made by FPL Group until all holders of Senior Indebtedness of FPL Group have been paid in full (or provision has been made for such payment), if, in either case, any of the following occurs:

  (1)
  certain events of bankruptcy, insolvency or reorganization of FPL Group Capital or FPL Group, as the case may be;

  (2)
  any Senior Indebtedness of FPL Group Capital, or of FPL Group, as the case may be, is not paid when due (after the expiration of any applicable grace period) and that default continues without waiver; or

  (3)
  any other default has occurred and continues without waiver (after the expiration of any applicable grace period) pursuant to which the holders of Senior Indebtedness of FPL Group Capital, or FPL Group, as the case may be, are permitted to accelerate the maturity of such Senior Indebtedness. (FPL Group Capital Subordinated Indenture, Section 1502; FPL Group Subordinated Indenture, Section 1402).

        Upon any distribution of assets of FPL Group Capital, or of FPL Group, as the case may be, to creditors in connection with any insolvency, bankruptcy or similar proceeding, all principal of, and premium, if any, and interest due or to become due on all Senior Indebtedness of FPL Group Capital, or of FPL Group, as the case may be, must be paid in full before the holders of the Junior Subordinated Debentures are entitled to receive or retain any payment from such distribution. (FPL Group Capital Subordinated Indenture, Section 1502; FPL Group Subordinated Indenture, Section 1402).

        While FPL Group Capital is a holding company that derives substantially all of its income from its operating subsidiaries, FPL Group Capital's subsidiaries are separate and distinct legal entities and have no obligation to make any payments on the FPL Group Capital Subordinated Indenture Securities or to make any funds available for such payment. Therefore, FPL Group Capital Subordinated Indenture Securities will effectively be subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by FPL Group Capital's subsidiaries. In addition to trade liabilities, many of FPL Group Capital's operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will effectively be senior to the FPL Group Capital Subordinated Indenture Securities. The FPL Group Capital Subordinated Indenture does not place any limit on the amount of liabilities, including debt or preferred stock, that FPL Group Capital's subsidiaries may issue, guarantee or otherwise incur. See "Description of FPL Group Common Stock—Common Stock Terms—Dividend Rights" for a description of contractual restrictions on the dividend-paying ability of FPL Group Capital.

        While FPL Group is a holding company that derives substantially all of its income from its operating subsidiaries, FPL Group's subsidiaries are separate and distinct legal entities and, other than FPL Group Capital, have no obligation to make any payments on the FPL Group Subordinated Indenture Securities or to make any funds available for such payment. Therefore, FPL Group Subordinated Indenture Securities will effectively be subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by FPL Group's subsidiaries. In addition to trade liabilities, many of FPL Group's operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will effectively be senior to the FPL Group Subordinated Indenture Securities. The FPL Group Subordinated Indenture does not place any limit on the amount of liabilities, including debt or preferred stock, that FPL Group's subsidiaries may issue, guarantee or otherwise incur. See "Description of FPL Group Common Stock—Common Stock Terms—Dividend Rights" for a description of contractual restrictions on the dividend-paying ability of some of FPL Group's subsidiaries.

        Subordinated Guarantee of FPL Group Capital Junior Subordinated Debentures.    Pursuant to the Subordinated Guarantee, FPL Group will unconditionally and irrevocably guarantee the payment of principal of and any interest and premium, if any, on the FPL Group Capital Junior Subordinated Debentures, when due and payable, whether at the stated maturity date, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of such FPL Group Capital Junior Subordinated Debentures and the FPL Group Capital Subordinated Indenture. The Subordinated Guarantee will remain in effect until the entire principal of and any premium, if any, and interest on the FPL Group Capital Junior Subordinated Debentures has been paid in full or otherwise discharged in accordance with the provisions of the FPL Group Capital Subordinated Indenture. (FPL Group Capital Subordinated Indenture, Article Fourteen).

        The Subordinated Guarantee will be subordinate and junior in right of payment to all Senior Indebtedness of FPL Group. (FPL Group Capital Subordinated Indenture, Section 1402). No payment of the principal (including redemption and sinking fund payments) of, or interest, or premium, if any, on, the FPL Group Capital Junior Subordinated Debentures may be made by FPL Group under the Subordinated Guarantee until all holders of Senior Indebtedness of FPL Group have been paid in full (or provision has been made for such payment), if any of the following occurs:

  (1)
  certain events of bankruptcy, insolvency or reorganization of FPL Group;

  (2)
  any Senior Indebtedness of FPL Group is not paid when due (after the expiration of any applicable grace period) and that default continues without waiver; or

  (3)
  any other default has occurred and continues without waiver (after the expiration of any applicable grace period) pursuant to which the holders of Senior Indebtedness of FPL Group are permitted to accelerate the maturity of such Senior Indebtedness. (FPL Group Capital Subordinated Indenture, Section 1403).

        Upon any distribution of assets of FPL Group to creditors in connection with any insolvency, bankruptcy or similar proceeding, all principal of, and premium, if any, and interest due or to become due on all Senior Indebtedness of FPL Group must be paid in full before the holders of the FPL Group Capital Junior Subordinated Debentures are entitled to receive or retain any payment from such distribution. (FPL Group Capital Subordinated Indenture, Section 1403).

        While FPL Group is a holding company that derives substantially all of its income from its operating subsidiaries, FPL Group's subsidiaries are separate and distinct legal entities and have no obligation to make any payments under the Subordinated Guarantee or to make any funds available for such payment. Therefore, the Subordinated Guarantee will effectively be subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by FPL Group's subsidiaries. In addition to trade liabilities, many of FPL Group's operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will effectively be senior to the Subordinated Guarantee. The FPL Group Capital Subordinated Indenture does not place any limit on the amount of liabilities, including debt or preferred stock, that FPL Group's subsidiaries may issue, guarantee or otherwise incur. See "Description of FPL Group Common Stock—Common Stock Terms—Dividend Rights" for a description of contractual restrictions on the dividend-paying ability of some of FPL Group's subsidiaries.

        Payment and Paying Agents.    Except as stated in the related prospectus supplement, on each interest payment date FPL Group Capital, or FPL Group, as the case may be, will pay interest on each Junior Subordinated Debenture to the person in whose name that Junior Subordinated Debenture is registered as of the close of business on the record date relating to that interest payment date. However, on the date that the Junior Subordinated Debentures mature, FPL Group Capital, or FPL Group, as the case may be, will pay the interest to the person to whom it pays the principal. Also, if FPL Group Capital, or FPL Group, as the case may be, has defaulted in the payment of interest on any Junior Subordinated Debenture, it may pay that defaulted interest to the registered owner of that Junior Subordinated Debenture:

  (1)
  as of the close of business on a date that the Subordinated Indenture Trustee selects, which may not be more than 15 days or less than 10 days before the date that FPL Group Capital, or FPL Group, as the case may be, proposes to pay the defaulted interest, or

  (2)
  in any other lawful manner that does not violate the requirements of any securities exchange on which that Junior Subordinated Debenture is listed and that the Subordinated Indenture Trustee believes is acceptable. (Subordinated Indenture, Section 307).

        Unless otherwise stated in the related prospectus supplement, the principal, premium, if any, and interest on the Junior Subordinated Debentures at maturity will be payable when such Junior Subordinated Debentures are presented at the main corporate trust office of The Bank of New York Mellon, as paying agent, in The City of New York. FPL Group Capital and FPL Group with respect to the FPL Group Capital Junior Subordinated Debentures and FPL Group with respect to the FPL Group Junior Subordinated Debentures may change the place of payment on the Junior Subordinated Debentures, appoint one or more additional paying agents, including itself, and remove any paying agent. (Subordinated Indenture, Section 602).

        Transfer and Exchange.    Unless otherwise stated in the related prospectus supplement, Junior Subordinated Debentures may be transferred or exchanged at the main corporate trust office of The Bank of New York Mellon, as security registrar, in The City of New York. FPL Group Capital, or FPL Group, as the case may be, may change the place for transfer and exchange of the Junior Subordinated Debentures and may designate one or more additional places for that transfer and exchange.

        Except as otherwise stated in the related prospectus supplement, there will be no service charge for any transfer or exchange of the Junior Subordinated Debentures. However, FPL Group Capital, or FPL Group, as the case may be, may require payment of any tax or other governmental charge in connection with any transfer or exchange of the Junior Subordinated Debentures.

        FPL Group Capital, or FPL Group, as the case may be, will not be required to transfer or exchange any Junior Subordinated Debenture selected for redemption. Also, FPL Group Capital, or FPL Group, as the case may be, will not be required to transfer or exchange any Junior Subordinated Debenture during a period of 15 days before selection of Junior Subordinated Debentures to be redeemed. (Subordinated Indenture, Section 305).

        Unless otherwise stated in the related prospectus supplement, if Junior Subordinated Debentures are issued in connection with the issuance of Trust Securities and are subsequently distributed to holders of Preferred Trust Securities in a dissolution of the Trust, the Junior Subordinated Debentures will be issued in fully registered certificated form in the denominations and integral multiples thereof in which the Preferred Trust Securities have been issued, and they may be transferred or exchanged as described above. (Trust Agreement, Section 9.04).

        Defeasance.    FPL Group Capital and FPL Group may, at any time, elect to have all of their obligations discharged with respect to all or a portion of any Subordinated Indenture Securities of FPL Group Capital. FPL Group may, at any time, elect to have all of its obligations discharged with respect to all or a portion of any Subordinated Indenture Securities of FPL Group. To do so, FPL Group

Capital or FPL Group, with respect to FPL Group Capital Junior Subordinated Debentures, or FPL Group with respect to the FPL Group Junior Subordinated Debentures, must irrevocably deposit with the Subordinated Indenture Trustee or any paying agent, in trust:

  (1)
  money in an amount that will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Subordinated Indenture Securities, on or prior to their maturity, or

  (2)
  in the case of a deposit made prior to the maturity of that series of Subordinated Indenture Securities,

  (a)
  direct obligations of, or obligations unconditionally guaranteed by, the United States and entitled to the benefit of its full faith and credit that do not contain provisions permitting their redemption or other prepayment at the option of their issuer, and

  (b)
  certificates, depositary receipts or other instruments that evidence a direct ownership interest in those obligations or in any specific interest or principal payments due in respect of those obligations that do not contain provisions permitting their redemption or other prepayment at the option of their issuer, the principal of and the interest on which, when due, without any regard to reinvestment of that principal or interest, will provide money that, together with any money deposited with or held by the Subordinated Indenture Trustee, will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Subordinated Indenture Securities, on or prior to their maturity, or

  (3)
  a combination of (1) and (2) that will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Subordinated Indenture Securities, on or prior to their maturity. (Subordinated Indenture, Section 701).

        Option to Defer Interest Payments.    If so specified in the related prospectus supplement, FPL Group Capital, or FPL Group, as the case may be, will have the option to defer the payment of interest from time to time on the Junior Subordinated Debentures for one or more periods. In the event the Junior Subordinated Debentures are issued in connection with Preferred Trust Securities and FPL Group Capital, or FPL Group, as the case may be, decides to exercise the option to defer the payment of interest as provided in the related prospectus supplement, distributions on the Preferred Trust Securities would be deferred during any optional deferral period. Interest would, however, continue to accrue on the Junior Subordinated Debentures. Unless otherwise provided in the related prospectus supplement, during any optional deferral period, or for so long as an "Event of Default" under the Subordinated Indenture resulting from a payment default (or a payment default under the Preferred Trust Securities Guarantee if the Junior Subordinated Debentures are issued in connection with Preferred Trust Securities) has occurred and is continuing, neither FPL Group nor FPL Group Capital, with respect to FPL Group Capital Junior Subordinated Debentures, or FPL Group, with respect to FPL Group Junior Subordinated Debentures may:

  (1)
  declare or pay any dividend or distribution on its capital stock;

  (2)
  redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock;

  (3)
  pay any principal, interest or premium on, or repay, repurchase or redeem any debt securities that are equal or junior in right of payment with the Junior Subordinated Debentures, or with the Subordinated Guarantee if FPL Group Capital Junior Subordinated Debentures are issued; or

  (4)
  make any payments with respect to any guarantee of debt securities if such guarantee is equal or junior in right of payment to the Junior Subordinated Debentures or the Subordinated Guarantee if FPL Group Capital Junior Subordinated Debentures are issued, other than

    (a)
    purchases, redemptions or other acquisitions of its capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or agents or a stock purchase or dividend reinvestment plan, or the satisfaction of its obligations pursuant to any contract or security outstanding on the date that the payment of interest is deferred requiring it to purchase, redeem or acquire its capital stock;

    (b)
    any payment, repayment, redemption, purchase, acquisition or declaration of dividend listed as restricted payments in clauses (1) and (2) above as a result of a reclassification of its capital stock or the exchange or conversion of all or a portion of one class or series of its capital stock for another class or series of its capital stock;

    (c)
    the purchase of fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of its capital stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts;

    (d)
    dividends or distributions paid or made in its capital stock (or rights to acquire its capital stock), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or of securities convertible into or exchangeable for shares of its capital stock) and distributions in connection with the settlement of stock purchase contracts;

    (e)
    redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future;

    (f)
    payments under any preferred trust securities guarantee or guarantee of subordinated debentures executed and delivered by FPL Group concurrently with the issuance by a Trust of any preferred trust securities, so long as the amount of payments made with respect to any preferred trust securities or subordinated debentures (as the case may be) is paid on all preferred trust securities or subordinated debentures (as the case may be) then outstanding on a pro rata basis in proportion to the full distributions to which each series of preferred trust securities or subordinated debentures (as the case may be) is then entitled if paid in full;

    (g)
    payments under any guarantee of junior subordinated debentures executed and delivered by FPL Group (including a FPL Group Subordinated Guarantee), so long as the amount of payments made on any junior subordinated debentures is paid on all junior subordinated debentures then outstanding on a pro rata basis in proportion to the full payment to which each series of junior subordinated debentures is then entitled if paid in full;

    (h)
    dividends or distributions by FPL Group Capital on its capital stock to the extent owned by FPL Group; or

    (i)
    redemptions, purchases, acquisitions or liquidation payments by FPL Group Capital with respect to its capital stock to the extent owned by FPL Group. (Subordinated Indenture, Section 608).

        The exceptions in clauses (h) and (i) above are not applicable to an optional deferral period on the FPL Group Junior Subordinated Debentures.

        FPL Group and FPL Group Capital have reserved the right to amend the FPL Group Capital Subordinated Indenture, dated as of September 1, 2006, without the consent or action of the holders of any Subordinated Indenture Securities issued after October 1, 2006, including the Junior Subordinated Debentures, to modify the exceptions to the restrictions described in clause (f) above to allow payments with respect to any preferred trust securities or debt securities, or any guarantee thereof (including the Subordinated Guarantee), executed and delivered by FPL Group, FPL Group Capital or any of their subsidiaries, in each case that rank equal in right of payment to such junior subordinated debentures or the related guarantee, as the case may be, so long as the amount of payments made on account of such securities or guarantees is paid on all such securities or guarantees then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities or guarantees is then entitled if paid in full.

        Unless otherwise provided in the related prospectus supplement, (i) before an optional deferral period ends, FPL Group Capital, or FPL Group, as the case may be, may further defer the payment of interest and (ii) after any optional deferral period and the payment of all amounts then due, FPL Group Capital, or FPL Group, as the case may be, may select a new optional deferral period. Unless otherwise provided in the related prospectus supplement, no optional deferral period may exceed the period of time specified in that prospectus supplement. No interest period may be deferred beyond the maturity of the Junior Subordinated Debentures. If the Junior Subordinated Debentures are issued in connection with Preferred Trust Securities, FPL Group Capital, or FPL Group, as the case may be, will give the Trust and the Subordinated Indenture Trustee notice of its election of an optional deferral period prior to the earlier of (i) one business day before the record date for the distribution on the Preferred Trust Securities which would occur if FPL Group Capital, or FPL Group, as the case may be, did not make the election to defer or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or any other applicable self-regulatory organization of the record date for such a distribution. The Property Trustee shall send notice of that election to the holders of Preferred Trust Securities.

        Additional Interest.    If the Junior Subordinated Debentures are issued in connection with the issuance of Trust Securities and if the Trust is required to pay any taxes, duties, assessments or governmental charges imposed by the United States or any other taxing authority on income derived from the interest payments on the Junior Subordinated Debentures, then, so long as any Preferred Trust Securities remain outstanding, FPL Group Capital, or FPL Group, as the case may be, will pay as interest on the Junior Subordinated Debentures any additional interest that may be necessary in order that the net amounts received and retained by the Trust after the payment of those taxes, duties, assessments or governmental charges will be the same as the Trust would have had if such taxes, duties, assessments or other governmental charges had not been imposed. (Subordinated Indenture, Section 313).

        Redemption.    The redemption terms of the Junior Subordinated Debentures, if any, will be set forth in a prospectus supplement. Unless set forth differently in a prospectus supplement, and except with respect to Junior Subordinated Debentures redeemable at the option of the holder, Junior Subordinated Debentures will be redeemable upon notice between 30 and 60 days prior to the redemption date. If less than all of the Junior Subordinated Debentures of any series or any tranche thereof are to be redeemed, the Subordinated Indenture Trustee will select the Junior Subordinated Debentures to be redeemed. In the absence of any provision for selection, the Subordinated Indenture Trustee will choose a method of random selection as it deems fair and appropriate. (Subordinated Indenture, Sections 403 and 404).

        Junior Subordinated Debentures selected for redemption will cease to bear interest on the redemption date. The paying agent will pay the redemption price and any accrued interest once the Junior Subordinated Debentures are surrendered for redemption. (Subordinated Indenture, Section 405). If only part of a Junior Subordinated Debenture is redeemed, the Subordinated Indenture Trustee will deliver a new Junior Subordinated Debenture of the same series for the remaining portion without charge. (Subordinated Indenture, Section 406).

        Any redemption at the option of FPL Group Capital, or FPL Group, as the case may be, may be conditional upon the receipt by the paying agent, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price. If the paying agent has not received such money by the date fixed for redemption, neither FPL Group Capital nor FPL Group, in the case of FPL Group Capital Junior Subordinated Debentures, nor FPL Group, in the case of FPL Group Junior Subordinated Debentures, will be required to redeem such Junior Subordinated Debentures. (Subordinated Indenture, Section 404).

        If the Junior Subordinated Debentures are issued in connection with the issuance of Trust Securities, for so long as the Trust is the holder of all of the related Junior Subordinated Debentures the proceeds of any redemption of Junior Subordinated Debentures will be used by the Trust to redeem Preferred Trust Securities and Common Trust Securities in accordance with their terms. (Trust Agreement, Section 4.02(a)).

        Subject to applicable law, including United States federal securities laws, FPL Group or its affiliates, including FPL Group Capital, may at any time and from time to time purchase outstanding Junior Subordinated Debentures by tender, in the open market or by private agreement.

        Consolidation, Merger, and Sale of Assets.    Under the FPL Group Capital Subordinated Indenture, neither FPL Group Capital nor FPL Group may, and under the FPL Group Subordinated Indenture, FPL Group may not, consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless:

  (1)
  the entity formed by that consolidation, or the entity into which FPL Group Capital or FPL Group, as the case may be, in the case of the FPL Group Capital Subordinated Indenture, or FPL Group, in the case of the FPL Group Subordinated Indenture, is merged, or the entity that acquires or leases FPL Group Capital's or FPL Group's, as the case may be, in the case of the FPL Group Capital Subordinated Indenture, or FPL Group's, in the case of the FPL Group Subordinated Indenture, property and assets, is an entity organized and existing under the laws of the United States, any state or the District of Columbia and that entity expressly assumes FPL Group Capital's or FPL Group's, as the case may be, in the case of the FPL Group Capital Subordinated Indenture, or FPL Group's, in the case of the FPL Group Subordinated Indenture, obligations on all Subordinated Indenture Securities and under the Subordinated Indenture,

  (2)
  immediately after giving effect to the transaction, no event of default under the Subordinated Indenture and no event that, after notice or lapse of time or both, would become an event of default under the Subordinated Indenture exists, and

  (3)
  FPL Group Capital or FPL Group, as the case may be, in the case of the FPL Group Capital Subordinated Indenture, or FPL Group, in the case of the FPL Group Subordinated Indenture, delivers an officer's certificate and an opinion of counsel to the Subordinated Indenture Trustee, as provided in the Subordinated Indenture. (Subordinated Indenture, Section 1101).

    The Subordinated Indenture does not prevent or restrict:

    (a)
    any consolidation or merger after the consummation of which FPL Group Capital or FPL Group, in the case of the FPL Group Capital Subordinated Indenture, or FPL Group, in the case of the FPL Group Subordinated Indenture, would be the surviving or resulting entity;

    (b)
    in the case of the FPL Group Capital Subordinated Indenture, any consolidation of FPL Group Capital with FPL Group or any other entity all of the outstanding voting securities of which are owned, directly or indirectly, by FPL Group, or any merger of any such entity into any other of such entities, or any conveyance or other transfer, or lease, of properties or assets by any thereof to any other thereof;

    (c)
    any conveyance or other transfer, or lease, of any part of the properties or assets of FPL Group Capital or FPL Group, in the case of the FPL Group Capital Subordinated Indenture, or FPL Group, in the case of the FPL Group Subordinated Indenture, which does not constitute the entirety, or substantially the entirety, thereof; or

    (d)
    the approval by FPL Group Capital or FPL Group, in the case of the FPL Group Capital Subordinated Indenture, or FPL Group, in the case of the FPL Group Subordinated Indenture, of or the consent by FPL Group Capital or FPL Group, in the case of the FPL Group Capital Subordinated Indenture, or FPL Group, in the case of the FPL Group Subordinated Indenture, to any consolidation or merger to which any direct or indirect subsidiary or affiliate of FPL Group may be a party, or any conveyance, transfer or lease by any such subsidiary or affiliate of any or all of its properties or assets. (Subordinated Indenture, Section 1103).

        Events of Default.    Each of the following is an event of default under the Subordinated Indenture with respect to the Subordinated Indenture Securities of any series:

  (1)
  failure to pay interest on the Subordinated Indenture Securities of that series within 30 days after it is due (provided, however, that a failure to pay interest during a valid optional deferral period will not constitute an event of default),

  (2)
  failure to pay principal or premium, if any, on the Subordinated Indenture Securities of that series when it is due,

  (3)
  failure to comply with any other covenant in the Subordinated Indenture, other than a covenant that does not relate to that series of Subordinated Indenture Securities, that continues for 90 days after (i) FPL Group Capital and FPL Group, in the case of the FPL Group Capital Subordinated Indenture, or FPL Group, in the case of the FPL Group Subordinated Indenture, receive written notice of such failure to comply from the Subordinated Indenture Trustee, or (ii) FPL Group Capital, in the case of the FPL Group Capital Subordinated Indenture, FPL Group and the Subordinated Indenture Trustee receive written notice of such failure to comply from the registered owners of at least 33% in principal amount of the Subordinated Indenture Securities of that series,

  (4)
  certain events of bankruptcy, insolvency or reorganization of FPL Group Capital or FPL Group in the case of the FPL Group Capital Subordinated Indenture, or FPL Group in the case of the FPL Group Subordinated Indenture,

  (5)
  with certain exceptions, the Subordinated Guarantee ceases to be effective, is found by a judicial proceeding to be unenforceable or invalid or is denied or disaffirmed by FPL Group, or

  (6)
  any other event of default specified with respect to the Subordinated Indenture Securities of that series. (Subordinated Indenture, Section 801).

        In the case of the third event of default listed above, the Subordinated Indenture Trustee may extend the grace period. In addition, if holders of a particular series have given a notice of default, then holders of at least the same percentage of Junior Subordinated Debentures of that series, together with the Subordinated Indenture Trustee, may also extend the grace period. The grace period will be automatically extended if FPL Group Capital or FPL Group, in the case of the FPL Group Capital Subordinated Indenture, or FPL Group, in the case of the FPL Group Subordinated Indenture, has initiated and is diligently pursuing corrective action in good faith. (Subordinated Indenture, Section 801). An event of default with respect to the Subordinated Indenture Securities of a particular series will not necessarily constitute an event of default with respect to Subordinated Indenture Securities of any other series issued under the Subordinated Indenture.

        Remedies.    If an event of default applicable to the Subordinated Indenture Securities of one or more series, but not applicable to all outstanding Subordinated Indenture Securities, exists, then either (i) the Subordinated Indenture Trustee or (ii) the registered owners of at least 33% in aggregate principal amount of the Subordinated Indenture Securities of each of the affected series may declare the principal of and accrued but unpaid interest on all the Subordinated Indenture Securities of that series to be due and payable immediately. (Subordinated Indenture, Section 802).

        If the event of default is applicable to all outstanding Subordinated Indenture Securities, then either (i) the Subordinated Indenture Trustee or (ii) the registered owners of at least 33% in aggregate principal amount of all outstanding Subordinated Indenture Securities of all series, voting as one class, and not the registered owners of any one series, may make a declaration of acceleration. (Subordinated Indenture, Section 802). However, the event of default giving rise to the declaration relating to any series of Subordinated Indenture Securities will be automatically waived, and that declaration and its consequences will be automatically rescinded and annulled, if, at any time after that declaration and before a judgment or decree for payment of the money due has been obtained:

  (1)
  FPL Group Capital or FPL Group in the case of the FPL Group Capital Subordinated Indenture, or FPL Group in the case of the FPL Group Subordinated Indenture, deposits with the Subordinated Indenture Trustee a sum sufficient to pay:

  (a)
  all overdue interest on all Subordinated Indenture Securities of the relevant series,

  (b)
  the principal of and any premium on any Subordinated Indenture Securities of the relevant series that have become due for reasons other than that declaration, and interest that is then due,

  (c)
  interest on overdue interest for the relevant series, and

  (d)
  all amounts then due to the Subordinated Indenture Trustee under the Subordinated Indenture, and

  (2)
  any other event of default with respect to the Subordinated Indenture Securities of the relevant series has been cured or waived as provided in the Subordinated Indenture. (Subordinated Indenture, Section 802).

        Other than its obligations and duties in case of an event of default under the Subordinated Indenture, the Subordinated Indenture Trustee is not obligated to exercise any of its rights or powers under the Subordinated Indenture at the request or direction of any of the registered owners of the Subordinated Indenture Securities, unless those registered owners offer reasonable indemnity to the Subordinated Indenture Trustee. (Subordinated Indenture, Section 903). If they provide this reasonable indemnity, the registered owners of a majority in principal amount of any series of Subordinated Indenture Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Subordinated Indenture Trustee, or exercising any trust or power conferred on the Subordinated Indenture Trustee, with respect to the Subordinated Indenture Securities of that series. However, if an event of default under the Subordinated Indenture relates to more than one series of Subordinated Indenture Securities, only the registered owners of a majority in aggregate principal amount of all affected series of Subordinated Indenture Securities, considered as one class, will have the right to make that direction. Also, the direction must not violate any law or the Subordinated Indenture, and may not expose the Subordinated Indenture Trustee to personal liability in circumstances where its indemnity would not, in the Subordinated Indenture Trustee's sole discretion, be adequate. (Subordinated Indenture, Section 812).

        A registered owner of a Subordinated Indenture Security has the right to institute a suit for the enforcement of payment of the principal of or premium, if any, or interest on that Subordinated Indenture Security on or after the applicable due date specified in that Subordinated Indenture Security. (Subordinated Indenture, Section 808). No registered owner of Subordinated Indenture Securities of any series will have any other right to institute any proceeding under the Subordinated Indenture, or exercise any other remedy under the Subordinated Indenture, unless:

  (1)
  that registered owner has previously given to the Subordinated Indenture Trustee written notice of a continuing event of default with respect to the Subordinated Indenture Securities of that series,

  (2)
  the registered owners of a majority in aggregate principal amount of the outstanding Subordinated Indenture Securities of all series in respect of which an event of default under the Subordinated Indenture exists, considered as one class, have made written request to the Subordinated Indenture Trustee, and have offered reasonable indemnity to the Subordinated Indenture Trustee to institute that proceeding in its own name as trustee, and

  (3)
  the Subordinated Indenture Trustee has failed to institute any proceeding, and has not received from the registered owners of a majority in aggregate principal amount of the outstanding Subordinated Indenture Securities of all series in respect of which an event of default under the Subordinated Indenture exists, considered as one class, a direction inconsistent with that request, within 60 days after that notice, request and offer. (Subordinated Indenture, Section 807).

        Each of FPL Group Capital and FPL Group in the case of the FPL Group Capital Subordinated Indenture, and FPL Group in the case of the FPL Group Subordinated Indenture, is required to deliver to the Subordinated Indenture Trustee an annual statement as to its compliance with all conditions and covenants applicable to it under the Subordinated Indenture. (Subordinated Indenture, Section 606).

        Enforcement of Certain Rights by Holders of Preferred Trust Securities.    If the Junior Subordinated Debentures were issued in connection with the issuance of Trust Securities and if there is an event of default with respect to Junior Subordinated Debentures held by the Trust, a holder of Preferred Trust Securities may enforce the Subordinated Indenture directly against FPL Group Capital in the case of the FPL Group Capital Subordinated Indenture, or FPL Group, in the case of the FPL Group Subordinated Indenture, to the same extent, and upon the same conditions, as if the holder of Preferred Trust Securities held a principal amount of Junior Subordinated Debentures equal to the aggregate liquidation amount of its Preferred Trust Securities. (Subordinated Indenture, Section 610).

        Subject to their right to bring suit to enforce their right to payment, the holders of Preferred Trust Securities would not be able to institute any proceeding with respect to the Subordinated Indenture unless the Subordinated Indenture Trustee has failed to do so for 60 days after a request of the holders of at least a majority of the aggregate liquidation amount of outstanding Preferred Trust Securities. Upon such failure, the holders of a majority of the aggregate liquidation amount of the outstanding Preferred Trust Securities would have the right to directly institute proceedings for enforcement of all other rights of the Subordinated Indenture Trustee against FPL Group Capital in the case of the FPL Group Capital Subordinated Indenture, or FPL Group in the case of the FPL Group Subordinated Indenture, to the fullest extent permitted by law. (Subordinated Indenture, Sections 807, 808 and 812).

        Modification and Waiver.    Without the consent of any registered owner of Subordinated Indenture Securities, FPL Group, the Subordinated Indenture Trustee and, in the case of the FPL Group Capital Subordinated Indenture, FPL Group Capital, may amend or supplement the Subordinated Indenture for any of the following purposes:

  (1)
  to provide for the assumption by any permitted successor to FPL Group Capital or FPL Group of FPL Group Capital's or FPL Group's, in the case of the FPL Group Capital Subordinated Indenture, or by any permitted successor to FPL Group of FPL Group's, in the case of the FPL Group Subordinated Indenture, obligations with respect to the Subordinated Indenture and the Subordinated Indenture Securities in the case of a merger or consolidation or a conveyance, transfer or lease of its properties and assets substantially as an entirety,

  (2)
  to add covenants of FPL Group Capital or FPL Group in the case of the FPL Group Capital Subordinated Indenture, or FPL Group in the case of the FPL Group Subordinated Indenture, or to surrender any right or power conferred upon FPL Group Capital, in the case of the FPL Group Capital Subordinated Indenture, or FPL Group by the Subordinated Indenture,

  (3)
  to add any additional events of default,

  (4)
  to change, eliminate or add any provision of the Subordinated Indenture, provided that if that change, elimination or addition will materially adversely affect the interests of the registered owners of Subordinated Indenture Securities of any series or tranche, that change, elimination or addition will become effective with respect to that particular series or tranche only

  (a)
  when the required consent of the registered owners of Subordinated Indenture Securities of that particular series or tranche has been obtained, or

  (b)
  when no Subordinated Indenture Securities of that particular series or tranche remain outstanding under the Subordinated Indenture,

  (5)
  to provide collateral security for all but not a part of the Subordinated Indenture Securities,

  (6)
  to create the form or terms of Subordinated Indenture Securities of any other series or tranche,

  (7)
  to provide for the authentication and delivery of bearer securities and the related coupons and for other matters relating to those bearer securities,

  (8)
  to accept the appointment of a successor Subordinated Indenture Trustee or co-trustee with respect to the Subordinated Indenture Securities of one or more series and to change any of the provisions of the Subordinated Indenture as necessary to provide for the administration of the trusts under the Subordinated Indenture by more than one trustee,

  (9)
  to add procedures to permit the use of a non-certificated system of registration for all, or any series or tranche of, the Subordinated Indenture Securities,

  (10)
  to change any place where

  (a)
  the principal of and premium, if any, and interest on all, or any series or tranche of, Subordinated Indenture Securities are payable,

  (b)
  all, or any series or tranche of, Subordinated Indenture Securities may be transferred or exchanged, and

  (c)
  notices and demands to or upon FPL Group Capital or FPL Group in the case of the FPL Group Capital Subordinated Indenture, or FPL Group in the case of the FPL Group Subordinated Indenture, in respect of Subordinated Indenture Securities and the Subordinated Indenture may be served, or

  (11)
  to cure any ambiguity or inconsistency or to add or change any other provisions with respect to matters and questions arising under the Subordinated Indenture, provided those changes or additions may not materially adversely affect the interests of the registered owners of Subordinated Indenture Securities of any series or tranche. (Subordinated Indenture, Section 1201).

        The registered owners of a majority in aggregate principal amount of the Subordinated Indenture Securities of all series then outstanding may waive compliance by FPL Group Capital or FPL Group in the case of the FPL Group Capital Subordinated Indenture, or by FPL Group in the case of the FPL Group Subordinated Indenture, with certain restrictive provisions of the Subordinated Indenture. (Subordinated Indenture, Section 607). The registered owners of a majority in principal amount of the outstanding Subordinated Indenture Securities of any series may waive any past default under the Subordinated Indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and a default with respect to certain restrictive covenants or provisions of the Subordinated Indenture that cannot be modified or amended without the consent of the registered owner of each outstanding Subordinated Indenture Security of that series affected. (Subordinated Indenture, Section 813). If the Trust holds Subordinated Indenture Securities of any series, the Trust may not waive compliance, or any default in compliance, by FPL Group Capital or FPL Group with any covenant or term contained in, or any past default under, the Subordinated Indenture or the Subordinated Indenture Securities of such series, without the approval of at least a majority (or such greater percentage required by the Trust Agreement) in aggregate liquidation preference amount of the outstanding Preferred Trust Securities. (Subordinated Indenture, Sections 607 and 813).

        In addition to any amendments described above, if the Trust Indenture Act of 1939 is amended after the date of the Subordinated Indenture in a way that requires changes to the Subordinated Indenture or in a way that permits changes to, or the elimination of, provisions that were previously required by the Trust Indenture Act of 1939, the Subordinated Indenture will be deemed to be amended to conform to that amendment of the Trust Indenture Act of 1939 or to make those changes, additions or eliminations. FPL Group Capital and FPL Group in the case of the FPL Group Capital Subordinated Indenture, or FPL Group in the case of the FPL Group Subordinated Indenture, and the Subordinated Indenture Trustee may, without the consent of any registered owners, enter into supplemental indentures to make that amendment. (Subordinated Indenture, Section 1201).

        Except for any amendments described above, the consent of the registered owners of a majority in aggregate principal amount of the Subordinated Indenture Securities of all series then outstanding, considered as one class, is required for all other modifications to the Subordinated Indenture. However, if less than all of the series of Subordinated Indenture Securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the registered owners of a majority in aggregate principal amount of outstanding Subordinated Indenture Securities of all directly affected series, considered as one class, is required. But, if FPL Group Capital or FPL Group, as the case may be, issues any series of Subordinated Indenture Securities in more than one tranche and if the proposed supplemental indenture directly affects the rights of the registered owners of Subordinated Indenture Securities of less than all of those tranches, then the consent only of the registered owners of a majority in aggregate principal amount of the outstanding Subordinated Indenture Securities of all directly affected tranches, considered as one class, will be required. However, none of those amendments or modifications may:

  (1)
  change the dates on which the principal of or interest (except as described above under "—Option to Defer Interest Payments") on a Subordinated Indenture Security is due without the consent of the registered owner of that Subordinated Indenture Security,

  (2)
  reduce any Subordinated Indenture Security's principal amount or rate of interest (or the amount of any installment of that interest) or change the method of calculating that rate without the consent of the registered owner of that Subordinated Indenture Security,

  (3)
  reduce any premium payable upon the redemption of a Subordinated Indenture Security without the consent of the registered owner of that Subordinated Indenture Security,

  (4)
  change the currency (or other property) in which a Subordinated Indenture Security is payable without the consent of the registered owner of that Subordinated Indenture Security,

  (5)
  impair the right to sue to enforce payments on any Subordinated Indenture Security on or after the date that it states that the payment is due (or, in the case of redemption, on or after the redemption date) without the consent of the registered owner of that Subordinated Indenture Security,

  (6)
  in the case of FPL Group Capital Subordinated Indenture, impair the right to receive payments under the Subordinated Guarantee or to institute suit for enforcement of any such payment under the Subordinated Guarantee,

  (7)
  reduce the percentage in principal amount of the outstanding Subordinated Indenture Securities of any series or tranche whose owners must consent to an amendment, supplement or waiver without the consent of the registered owner of each outstanding Subordinated Indenture Security of that particular series or tranche,

  (8)
  reduce the requirements for quorum or voting of any series or tranche without the consent of the registered owner of each outstanding Subordinated Indenture Security of that particular series or tranche, or

  (9)
  modify certain of the provisions of the Subordinated Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Subordinated Indenture Securities of any series or tranche, without the consent of the registered owner of each outstanding Subordinated Indenture Security affected by the modification.

        A supplemental indenture that changes or eliminates any provision of the Subordinated Indenture that has expressly been included only for the benefit of one or more particular series or tranches of Subordinated Indenture Securities, or that modifies the rights of the registered owners of Subordinated Indenture Securities of that particular series or tranche with respect to that provision, will not affect the rights under the Subordinated Indenture of the registered owners of the Subordinated Indenture Securities of any other series or tranche. If Junior Subordinated Debentures were issued in connection with the issuance of Trust Securities, so long as any Preferred Trust Securities are outstanding, the Subordinated Indenture Trustee may not consent to any supplemental indenture without the prior consent of (i) the holders of a majority in aggregate liquidation preference of all outstanding Preferred Trust Securities affected or (ii), in the case of changes described in clauses (1) through (9) immediately above, 100% in aggregate liquidation preference of all such outstanding Preferred Trust Securities affected. (Subordinated Indenture, Section 1202).

        The Subordinated Indenture provides that, in order to determine whether the registered owners of the required principal amount of the outstanding Subordinated Indenture Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Subordinated Indenture, or whether a quorum is present at the meeting of the registered owners of Subordinated Indenture Securities, (a) in the case of the FPL Group Capital Subordinated Indenture, Subordinated Indenture Securities owned by FPL Group Capital, FPL Group or any other obligor upon the Subordinated Indenture Securities or any affiliate of FPL Group Capital, FPL Group or of that other obligor (unless FPL Group Capital, FPL Group, that affiliate or that obligor owns all Subordinated Indenture Securities outstanding under the Subordinated Indenture, determined without regard to this provision) and (b) in the case of the FPL Group Subordinated Indenture, Subordinated Indenture Securities owned by FPL Group or any other obligor upon the Subordinated Indenture Securities or any affiliate of FPL Group or of that other obligor (unless FPL Group, that affiliate or that obligor owns all Subordinated Indenture Securities outstanding under the Subordinated Indenture, determined without regard to this provision), will be disregarded and deemed not to be outstanding. (Subordinated Indenture, Section 101).

        If FPL Group Capital or FPL Group, in the case of the FPL Group Capital Subordinated Indenture, or FPL Group, in the case of the FPL Group Subordinated Indenture, solicits any action under the Subordinated Indenture from registered owners of Subordinated Indenture Securities, each of FPL Group Capital or FPL Group in the case of the FPL Group Capital Subordinated Indenture, or FPL Group in the case of the FPL Group Subordinated Indenture, may, at its option, by signing a written request to the Subordinated Indenture Trustee, fix in advance a record date for determining the registered owners of Subordinated Indenture Securities entitled to take that action. However, neither FPL Group Capital nor FPL Group will be obligated to do this. If FPL Group Capital or FPL Group in the case of the FPL Group Capital Subordinated Indenture, or FPL Group in the case of the FPL Group Subordinated Indenture, as the case may be, fixes such a record date, that action may be taken before or after that record date, but only the registered owners of record at the close of business on that record date will be deemed to be registered owners of Subordinated Indenture Securities for the purposes of determining whether registered owners of the required proportion of the outstanding Subordinated Indenture Securities have authorized that action. For these purposes, the outstanding Subordinated Indenture Securities will be computed as of the record date. Any action of a registered owner of any Subordinated Indenture Security under the Subordinated Indenture will bind every future registered owner of that Subordinated Indenture Security, or any Subordinated Indenture Security replacing that Subordinated Indenture Security, with respect to anything that the Subordinated Indenture Trustee, FPL Group Capital or FPL Group in the case of the FPL Group Capital Subordinated Indenture, or the Subordinated Indenture Trustee or FPL Group in the case of the FPL Group Subordinated Indenture, do, fail to do, or allow to be done in reliance on that action, whether or not that action is noted upon that Subordinated Indenture Security. (Subordinated Indenture, Section 104).

        Resignation and Removal of Subordinated Indenture Trustee.    The Subordinated Indenture Trustee may resign at any time with respect to any series of Subordinated Indenture Securities by giving written notice of its resignation to FPL Group Capital and FPL Group in the case of the FPL Group Capital Subordinated Indenture, or FPL Group in the case of the FPL Group Subordinated Indenture. Also, the registered owners of a majority in principal amount of the outstanding Subordinated Indenture Securities of one or more series of Subordinated Indenture Securities may remove the Subordinated Indenture Trustee at any time with respect to the Subordinated Indenture Securities of that series, by delivering an instrument evidencing this action to the Subordinated Indenture Trustee, FPL Group Capital and FPL Group in the case of the FPL Group Capital Subordinated Indenture, and to the Subordinated Indenture Trustee and FPL Group in the case of the FPL Group Subordinated Indenture. However, if Junior Subordinated Debentures were issued in connection with the issuance of Trust Securities, so long as any Preferred Trust Securities remain outstanding, the Trust cannot deliver an instrument evidencing this action without the consent of the holders of a majority in aggregate liquidation preference of Preferred Trust Securities outstanding. (Subordinated Indenture, Section 910). The resignation or removal of the Subordinated Indenture Trustee and the appointment of a successor trustee will not become effective until a successor trustee accepts its appointment.

        Except with respect to a Subordinated Indenture Trustee appointed by the registered owners of Subordinated Indenture Securities, the Subordinated Indenture Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Subordinated Indenture if:

  (1)
  no event of default under the Subordinated Indenture or event that, after notice or lapse of time, or both, would become an event of default under the Subordinated Indenture exists, and

  (2)
  FPL Group Capital and FPL Group in the case of the FPL Group Capital Subordinated Indenture, or FPL Group in the case of the FPL Group Subordinated Indenture, have delivered to the Subordinated Indenture Trustee resolutions of their Boards of Directors appointing a successor trustee and that successor trustee has accepted that appointment in accordance with the terms of the Subordinated Indenture. (Subordinated Indenture, Section 910).

        Notices.    Notices to registered owners of Subordinated Indenture Securities will be sent by mail to the addresses of those registered owners as they appear in the security register for those Subordinated Indenture Securities. (Subordinated Indenture, Section 106).

        Title.    The person in whose name a Subordinated Indenture Security is registered may be treated as the absolute owner of that Subordinated Indenture Security, whether or not that Subordinated Indenture Security is overdue, for the purpose of making payments and for all other purposes, regardless of any notice to the contrary. (Subordinated Indenture, Section 308).

        Governing Law.    The Subordinated Indenture and the Subordinated Indenture Securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles thereunder, except to the extent that the law of any other jurisdiction is mandatorily applicable. (Subordinated Indenture, Section 112).

INFORMATION CONCERNING THE TRUSTEES

        FPL Group and its subsidiaries, including FPL Group Capital, also maintain various banking and trust relationships with The Bank of New York Mellon. The Bank of New York Mellon acts, or would act, as (i) Indenture Trustee, security registrar and paying agent under the Indenture described under "Description of FPL Group Capital Senior Debt Securities" above, (ii) Guarantee Trustee under the Guarantee Agreement described under "Description of FPL Group Guarantee of FPL Group Capital Senior Debt Securities" above, (iii) purchase contract agent under a purchase contract agreement described under "Description of Stock Purchase Contracts and Stock Purchase Units" above, (iv) Preferred Trust Securities Guarantee Trustee under the Preferred Trust Securities Guarantee Agreement described under "Description of Preferred Trust Securities Guarantee" above, (v) Property Trustee under the Trust Agreement, (vi) Subordinated Indenture Trustee, security registrar and paying agent under the FPL Group Capital Subordinated Indenture described under "Description of FPL Group and FPL Group Capital Junior Subordinated Debentures and FPL Group Subordinated Guarantee" above, and (vii) Subordinated Indenture Trustee, security registrar and paying agent under the FPL Group Subordinated Indenture described under "Description of FPL Group and FPL Group Capital Junior Subordinated Debentures and FPL Group Subordinated Guarantee" above. In addition, The Bank of New York Mellon acts as preferred trust securities trustee and property trustee with respect to FPL Group Capital Trust I's preferred trust securities. BNY Mellon Trust of Delaware acts as the Delaware Trustee under the Trust Agreement and as Delaware trustee under the Trust Agreement entered into in connection with FPL Group Capital Trust I's preferred trust securities.

PLAN OF DISTRIBUTION

        FPL Group, FPL Group Capital and the Trust may sell the securities offered pursuant to this prospectus ("Offered Securities"):

  (1)
  through underwriters or dealers,

  (2)
  through agents, or

  (3)
  directly to one or more purchasers.

        This prospectus may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement.

        Through Underwriters or Dealers.    If FPL Group, FPL Group Capital and/or the Trust uses underwriters in the sale of the Offered Securities, the underwriters will acquire the Offered Securities for their own account. The underwriters may resell the Offered Securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the Offered Securities directly or through underwriting syndicates represented by managing underwriters. Unless otherwise stated in the prospectus supplement relating to the Offered Securities, the obligations of the underwriters to purchase those Offered Securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of those Offered Securities if they purchase any of them. If FPL Group, FPL Group Capital and/or the Trust uses a dealer in the sale, FPL Group, FPL Group Capital and/or the Trust will sell the Offered Securities to the dealer as principal. The dealer may then resell those Offered Securities at varying prices determined at the time of resale.

        Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        Through Agents.    FPL Group, FPL Group Capital and/or the Trust may designate one or more agents to sell the Offered Securities. Unless otherwise stated in a prospectus supplement, the agents will agree to use their best efforts to solicit purchases for the period of their appointment.

        Directly.    FPL Group, FPL Group Capital and/or the Trust may sell the Offered Securities directly to one or more purchasers. In this case, no underwriters, dealers or agents would be involved.

        General Information.    A prospectus supplement will state the name of any underwriter, dealer or agent and the amount of any compensation, underwriting discounts or concessions paid, allowed or reallowed to them. A prospectus supplement will also state the proceeds to FPL Group, FPL Group Capital and/or the Trust from the sale of the Offered Securities, any initial public offering price and other terms of the offering of those Offered Securities.

        FPL Group, FPL Group Capital and/or the Trust may authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the Offered Securities from FPL Group, FPL Group Capital and/or the Trust at the public offering price and on the terms described in the related prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.

        The Offered Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which are referred to herein as the "remarketing firms," acting as principals for their own accounts or as agent for FPL Group, FPL Group Capital and/or the applicable Trust, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with FPL Group, FPL Group Capital and/or the Trust, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, in connection with the securities remarketed thereby.

        In compliance with guidelines of the Financial Industry Regulatory Authority, Inc. ("FINRA"), the maximum consideration or discount to be received by any FINRA member or independent broker may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

        FPL Group, FPL Group Capital and/or the Trust may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by FPL Group, FPL Group Capital and/or the Trust or borrowed from any of them or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from FPL Group, FPL Group Capital and/or the Trust in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.

        FPL Group, FPL Group Capital and/or the Trust may have agreements to indemnify underwriters, dealers and agents against, or to contribute to payments which the underwriters, dealers and agents may be required to make in respect of, certain civil liabilities, including liabilities under the Securities Act of 1933.

EXPERTS

        The consolidated financial statements incorporated in this prospectus by reference from FPL Group's Annual Report on Form 10-K for the year ended December 31, 2008, and the effectiveness of FPL Group's internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LEGAL OPINIONS

        Morgan, Lewis & Bockius LLP, New York, New York and Squire, Sanders & Dempsey L.L.P., West Palm Beach, Florida, co-counsel to FPL Group, FPL Group Capital, FPL Group Capital Trust II, FPL Group Capital Trust III, FPL Group Trust I and FPL Group Trust II, will pass upon the legality of the Offered Securities for FPL Group, FPL Group Capital, FPL Group Capital Trust II, FPL Group Capital Trust III, FPL Group Trust I and FPL Group Trust II. Hunton & Williams LLP, New York, New York, will pass upon the legality of the Offered Securities for any underwriter, dealer or agent. Certain matters of Delaware law relating to the validity of the Preferred Trust Securities, the enforceability of the Trust Agreement and the creation of the Trust will be passed upon by Morris James LLP, special Delaware counsel to FPL Group, FPL Group Capital, FPL Group Capital Trust II, FPL Group Capital Trust III, FPL Group Trust I and FPL Group Trust II. Morgan, Lewis & Bockius LLP and Hunton & Williams LLP may rely as to all matters of Florida law upon the opinion of Squire, Sanders & Dempsey L.L.P., and on the opinion of Morris James LLP, as to matters involving the law of the State of Delaware in connection with the Preferred Trust Securities. Squire, Sanders & Dempsey L.L.P. may rely as to all matters of New York law upon the opinion of Morgan, Lewis & Bockius LLP, and on the opinion of Morris James LLP, as to matters involving the law of the State of Delaware in connection with the Preferred Trust Securities.

        You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement or in any written communication from FPL Group, FPL Group Capital or the Trust specifying the final terms of a particular offering of securities. Neither FPL Group, FPL Group Capital nor the Trust has authorized anyone else to provide you with additional or different information. Neither FPL Group, FPL Group Capital nor the Trust is making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

NextEra Energy Capital Holdings, Inc.

$

Series H Junior Subordinated Debentures due June 15, 2072

The Series H Junior Subordinated Debentures will
be Unconditionally and Irrevocably Guaranteed by
NextEra Energy, Inc.

PROSPECTUS SUPPLEMENT

June     , 2012

BofA Merrill Lynch
Citigroup
Morgan Stanley
UBS Investment Bank
Wells Fargo Securities

Raymond James	RBC Capital Markets